UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐
Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

AMC ENTERTAINMENT HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

☐
Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 24, 2026

DEAR STOCKHOLDERS:
We cordially invite you to attend the Annual Meeting of Stockholders of AMC Entertainment Holdings, Inc. (the “Company”) which will be held on September 24, 2026, at 1:00 p.m. (Central Time) at the AMC Theatre Support Center, located at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 (the “Annual Meeting”), for the following purposes:
1.
To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to declassify our Board of Directors, shorten all existing terms of directors to expire at the Annual Meeting, and remove restrictions on the number of directors (“Proposal 1”).

2(a).
If Proposal 1 is approved, to elect to our Board of Directors the following nominees for terms expiring at the 2027 Annual Meeting: Mr. Adam M. Aron, Ms. Denise M. Clark, Mr. Marcus Glover, Ms. Sonia Jain, Mr. Howard W. “Hawk” Koch, Jr., Mr. Philip Lader, Mr. Gary F. Locke, Ms. Keri S. Putnam, Dr. Anthony J. Saich, and Mr. Adam J. Sussman (“Proposal 2a”).

2(b).
If Proposal 1 is not approved, to elect to our Board of Directors the following nominees for terms expiring at the 2029 Annual Meeting: Ms. Denise M. Clark, Ms. Sonia Jain and Ms. Keri S. Putnam (“Proposal 2b”).

3.
To approve an amendment to our Certificate of Incorporation to eliminate the prohibition against stockholders acting by written consent (“Proposal 3”).

4.
To approve an amendment to our Certificate of Incorporation to remove the limitation on stockholders’ ability to call special meetings (“Proposal 4”).

5.
To approve an amendment to our 2024 Equity Incentive Plan (the “2024 EIP”) to increase the total number of shares of Class A Common Stock subject to the 2024 EIP from 25,000,000 shares to 50,000,000 shares (“Proposal 5”).

6.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026 (“Proposal 6”).

7.
To conduct a non-binding advisory vote to approve the compensation of named executive officers (“Proposal 7”).

8.
To conduct a non-binding advisory vote on the frequency of the non-binding advisory vote to approve the compensation of named executive officers (“Proposal 8”).

9.
To approve one or more adjournments of the Annual Meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes to adopt the foregoing proposals (“Proposal 9”).

These items of business (collectively, the “Proposals”) are more fully described in the Proxy Statement accompanying this notice.
Our Board has fixed the close of business on July 31, 2026, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof.
Only registered stockholders and persons holding proxies from registered stockholders may attend the meeting. If your shares are registered in your name, you should bring your proxy card and a proper form of identification such as your driver’s license to the meeting. If your shares are held in the name of a broker, trust, bank, or other nominee, you will need to bring a proxy or letter from that broker, trust, bank, or other nominee that confirms you are the beneficial owner of those shares and a proper form of identification.

Although we currently intend to hold the Annual Meeting in person, we may impose additional procedures or limitations on meeting attendees or may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates regarding the Annual Meeting by issuing a press release and filing the press release as definitive additional soliciting material with the Securities and Exchange Commission (the “SEC”). We encourage you to regularly check these resources prior to the Annual Meeting if you plan to attend. While we value your participation, stockholders are strongly encouraged to vote by proxy as the preferred means of fully and safely exercising their rights.
We plan to provide a listen-only webcast of the Annual Meeting for those who are unable to attend in person. The webcast will be accessible through the Investor Relations section of our website at www.investor.amctheatres.com. Stockholders and interested parties should go to the website at least 15 minutes before the Annual Meeting time to register and/or download any necessary audio software. While the webcast will provide an opportunity to listen to the proceedings, it will not be considered attendance at the meeting, and you will not be able to vote via the webcast.
Important Notice Regarding the Availability of Proxy Materials for Stockholder Meeting to be held on September 24, 2026.   Pursuant to rules promulgated by the SEC, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Instead of mailing paper copies of our proxy materials, we sent stockholders the Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting, with instructions for accessing the proxy materials and voting via the Internet (the “Notice”). In accordance with the SEC notice and access rule, the Notice allows us to provide our stockholders with the information they need to vote through various means, while reducing the costs and environmental impact of printing and delivering proxy materials. The Notice is not a proxy and cannot be used to authorize a proxy to vote your shares. The Notice, which was mailed on or around August 10, 2026, also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. If you receive a Notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice. The Proxy Statement and our 2025 Annual Report may be accessed at www.envisionreports.com/amc and www.investor.amctheatres.com. As discussed in the Proxy Statement, certain stockholders were sent a full set of printed proxy materials or an email with instructions on how to access the proxy materials electronically, based on their previously indicated delivery preferences.
Whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares you may own, we urge you to vote your shares over the Internet, as provided in the Notice and the Proxy Statement. If you already received or if you request proxy materials by mail, you may vote over the Internet or sign, date and mail the proxy card you receive in the envelope provided or vote via the toll-free telephone number set forth on the proxy card. Please also indicate when voting your shares over the Internet or via the toll-free number or on your proxy card whether you plan to attend the Annual Meeting. You may revoke your proxy and vote your shares in person in accordance with the procedures described in the Proxy Statement.
If you have any questions regarding the accompanying Proxy Statement or how to vote your shares, you may contact D.F. King & Co., Inc., our proxy solicitor, toll-free at (800) 735-3591 or collect at (212) 596-7578 or email at AMC@dfking.com.
ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO
ATTEND THE ANNUAL MEETING OF STOCKHOLDERS
One AMC Way 11500 Ash Street, Leawood, KS 66211	By Order of the Board of Directors, Senior Vice President, General Counsel and Secretary
August 10, 2026

AMC ENTERTAINMENT HOLDINGS, INC.

PROXY SUMMARY

This summary highlights selected information and does not contain all the information that you should consider in deciding how to vote. You should read the entire Proxy Statement carefully before voting.
2026 ANNUAL MEETING OF STOCKHOLDERS
Time and Date:	1:00 p.m. (Central Time), September 24, 2026
Place:	AMC Theatre Support Center, located at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211
Record Date:	July 31, 2026
Voting:	As of the record date, holders of our Class A common stock are entitled to one vote per share.
Voting Recommendations
Agenda Item			Board Vote Recommendation

Proposal 1:
Amendment of our Fourth Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to declassify our Board of Directors, shorten all existing terms of directors to expire at the Annual Meeting, and remove restrictions on the number of directors
FOR
Proposal 2(a): If Proposal 1 is approved, to elect to our Board of Directors the following nominees for terms expiring at the 2027 Annual Meeting:			FOR Each Director Nominee
Mr. Adam M. Aron Ms. Sonia Jain Mr. Gary F. Locke Mr. Adam J. Sussman	Ms. Denise M. Clark Mr. Howard W. “Hawk” Koch, Jr. Ms. Keri S. Putnam	Mr. Marcus Glover Mr. Philip Lader Dr. Anthony J. Saich
Proposal 2(b): If Proposal 1 is not approved, to elect to our Board of Directors the following nominees for terms expiring at the 2029 Annual Meeting:			FOR Each Director Nominee
Ms. Denise M. Clark	Ms. Sonia Jain	Ms. Keri S. Putnam
Proposal 3: Amendment of our Certificate of Incorporation to eliminate the prohibition against stockholders acting by written consent			FOR
Proposal 4: Amendment of our Certificate of Incorporation to remove the limitation on stockholders’ ability to call special meetings			FOR

Proposal 5:
Amendment of our 2024 Equity Incentive Plan (the “2024 EIP”) to increase the total number of shares of Class A Common Stock subject to the 2024 EIP from 25,000,000 shares to 50,000,000 shares
FOR
Proposal 6: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026			FOR
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Agenda Item	Board Vote Recommendation
Proposal 7: Non-binding advisory vote to approve the compensation of named executive officers (“Say-On-Pay”)	FOR
Proposal 8: Non-binding advisory vote on the frequency of the non-binding advisory vote to approve the compensation of named executive officers	ONE YEAR
Proposal 9: Adjournment of the Annual Meeting, if necessary, to permit further solicitation of proxies	FOR
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GENERAL INFORMATION

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors (the “Board”) of AMC Entertainment Holdings, Inc., a Delaware corporation (“we,” “us,” the “Company” or “AMC”), for use at the 2026 Annual Meeting of Stockholders of the Company, to be held on September 24, 2026, at 1:00 p.m. (Central Time), or any adjournment or postponement thereof, at the AMC Theatre Support Center located at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 (the “Annual Meeting”).
Although we currently intend to hold the Annual Meeting in person, we may impose additional procedures or limitations on meeting attendees or may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates regarding the Annual Meeting by issuing a press release and filing the press release as definitive additional soliciting material with the Securities and Exchange Commission (the “SEC”). We encourage you to regularly check these resources prior to the Annual Meeting if you plan to attend.
We plan to provide a listen-only webcast of the Annual Meeting. The webcast will be accessible through the Investor Relations section of our website at www.investor.amctheatres.com. Stockholders and interested parties should go to the website at least 15 minutes before the Annual Meeting time to register and/or download any necessary audio software. While the webcast will provide an opportunity to listen to the proceedings, it will not be considered attendance at the meeting, and you will not be able to vote via the webcast.
Important Notice Regarding the Availability of Proxy Materials
for Stockholder Meeting to be held on September 24, 2026.
Pursuant to rules promulgated by the SEC, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Instead of mailing paper copies of our proxy materials, we sent stockholders the Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on September 24, 2026, with instructions for accessing the proxy materials and voting via the Internet (the “Notice”). In accordance with the SEC notice and access rule, the Notice allows us to provide our stockholders with the information they need to vote through various means, while reducing the costs and environmental impact of printing and delivering proxy materials. The Notice is not a proxy and cannot be used to authorize a proxy to vote your shares. The Notice, which was mailed on or around August 10, 2026, also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. If you receive a Notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice. This Proxy Statement and our 2025 Annual Report may be accessed at www.envisionreports.com/amc and www.investor.amctheatres.com. As discussed in this Proxy Statement, certain stockholders were sent a full set of printed proxy materials or an email with instructions on how to access the proxy materials electronically, based on their previously indicated delivery preferences.
This Proxy Statement and the accompanying proxy are first being made available to stockholders beginning on or about August 10, 2026. The costs of this proxy solicitation will be borne by the Company, which maintains its principal executive offices at One AMC Way, 11500 Ash Street, Leawood, KS 66211.
If you have any questions regarding this Proxy Statement, you may contact D.F. King & Co., Inc., our proxy solicitor, toll-free at (800) 735-3591 or collect at (212) 596-7578 or email at AMC@dfking.com.
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VOTING AT THE ANNUAL MEETING

The only outstanding voting securities of the Company are its shares of Class A common stock (the “Common Stock”). Only stockholders of record of our Common Stock at the close of business on July 31, 2026 (the “Record Date”), the date selected as the record date by our Board, are entitled to vote at the Annual Meeting. On the Record Date, there were 892,604,638 shares of Common Stock outstanding. The holders of our Common Stock are entitled to one vote per share.
The Proxy and Voting
Pursuant to rules promulgated by the SEC, we are making this Proxy Statement and our 2025 Annual Report available to stockholders electronically via the Internet. On or around August 10, 2026, we sent our stockholders of record on the Record Date the Notice, which provides information regarding accessing the proxy materials for the Annual Meeting and voting via the Internet. Some stockholders have previously requested to receive either a full set of printed proxy materials or an email with instructions on how to access the proxy materials electronically. Stockholders that have not submitted a specific delivery preference were sent the Notice. If you would like to change the way you receive materials in the future, please follow the instructions on the Notice you received. This Proxy Statement and our 2025 Annual Report may be accessed at www.envisionreports.com/amc and www.investor.amctheatres.com.
Registered holders are stockholders who hold their shares directly with the Company and have their names and addresses recorded in the Company’s share registry, which is maintained by our transfer agent, Computershare. Registered stockholders can vote by proxy in any of the following three ways, each of which is valid under Delaware law. If you are a registered holder and would like to receive a full printed set of proxy materials, please follow the instructions on the Notice.
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By Internet: Access our Internet voting site at www.envisionreports.com/amc or scan the QR code on the Notice or your proxy card and follow the instructions on the screen prior to 11:59 p.m., Eastern Time, on September 23, 2026.

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By Telephone: Call toll-free at 1-800-652-8683 and follow the voice instructions, prior to 11:59 p.m., Eastern Time, on September 23, 2026.

•
By Mail: After receiving the full set of printed proxy materials, mark, sign, date, and return the proxy or voting instruction form in the enclosed envelope so it is received before the Annual Meeting.

Beneficial owners are stockholders who hold their shares through a brokerage account, bank, or other record holder. You also may have heard the term “held in street name” when describing stock ownership. When you buy securities through a brokerage firm, most firms will automatically put your securities into “street name.” This means your brokerage firm will hold your securities in its name or another nominee and not in your name, but your brokerage firm will keep records showing you as the real or “beneficial owner.” Under the rules of the New York Stock Exchange (“NYSE”), member stockbrokers who hold shares of Common Stock in their name for customers are required to obtain directions from their customers on how to vote the shares. NYSE rules permit brokers to vote shares on certain proposals when they have not received any directions. The staff of the NYSE, prior to the Annual Meeting, informs brokers of those proposals on which they are entitled to vote the undirected shares.
Under rules of the NYSE, brokers may not vote on “non-routine” proposals unless they have received voting instructions from the beneficial owner, and to the extent that they have not received voting instructions, brokers report such number of shares as “non-votes.” Your bank, broker or other nominee may vote your shares in its discretion on “routine” matters. Proposals 1, 2(a) or 2(b), as applicable, 3, 4, 5, 7 and 8, are considered “non-routine,” which means that brokerage firms may not vote in their discretion regarding these items on behalf of beneficial owners who have not furnished voting instructions. Proposals 6 and 9, however, are considered “routine” items, which means that brokerage firms may vote in their discretion on behalf of beneficial owners who have not furnished voting instructions.
If you are the beneficial owner of your shares, you should have received a notice regarding the availability of proxy materials, a full set of printed proxy materials with a voting instruction form, or an email copy of the proxy materials with instructions on how to vote from your broker or other nominee holding your shares. You should follow the instructions in the
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Notice or voting instruction form provided by your broker or other nominee to instruct your broker on how to vote your shares; in most instances you may vote by Internet, telephone or by mail.
Beneficial stockholders who wish to attend the Annual Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other record holder that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to our proxy solicitor at AMCattend@dfking.com. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting.
Proxies provided by telephone or over the Internet or by mailed proxy card by stockholders of record, unless revoked, will be voted at the Annual Meeting as directed by you, or, in the absence of such direction, as the Board recommends for the Proposals at the Annual Meeting. A stockholder submitting a proxy by telephone or over the Internet or by mailed proxy card may revoke such proxy at any time before it is used by giving written notice of revocation to the Secretary of the Company, by delivering to the Secretary of the Company a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, revoke a proxy.
If you have any questions about how to vote your shares, you may contact our proxy solicitor at:
D.F. King & Co, Inc.
28 Liberty Street, Floor 53
New York, NY 10005
Call Toll-Free: (800) 735-3591
Banks and Brokers Call: (212) 596-7578
AMC@dfking.com
Other Matters
As of the date of this Proxy Statement, we do not know of any other matter to be raised at the meeting. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxies will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.
Voting Requirement to Approve each of the Proposals
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Proposal 1: Amendment of our Certificate of Incorporation to declassify our Board of Directors, shorten all existing terms of directors to expire at the Annual Meeting, and remove restrictions on the number of directors requires approval of a majority of the outstanding shares of Common Stock entitled to vote thereon. Our Board recommends a vote “for” this proposal.

•
Proposal 2(a): Election of directors requires a plurality of the votes cast, which means that the 10 nominees for director receiving the highest number of votes FOR election will be elected as directors. Our Board recommends a vote “for” the election of each nominee.

•
Proposal 2(b): Election of directors requires a plurality of the votes cast, which means that the three nominees for director receiving the highest number of votes FOR election will be elected as directors. Our Board recommends a vote “for” the election of each nominee.

•
Proposal 3: Amendment of our Certificate of Incorporation to eliminate the prohibition against stockholders acting by written consent requires approval of a majority of the outstanding shares of Common Stock entitled to vote thereon. Our Board recommends a vote “for” this proposal.

•
Proposal 4: Amendment of our Certificate of Incorporation to remove the limitation on stockholders’ ability to call special meetings requires approval of a majority of the outstanding shares of Common Stock entitled to vote thereon. Our Board recommends a vote “for” this proposal.

5

•
Proposal 5: Amendment of our 2024 EIP to increase the total number of shares of Class A Common Stock subject to the 2024 EIP from 25,000,000 shares to 50,000,000 shares requires approval by a majority of the votes cast with respect to this matter. Our Board recommends a vote “for” this proposal.

•
Proposal 6: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires approval by a majority of the votes cast with respect to this matter. Our Board recommends a vote “for” this proposal.

•
Proposal 7: Non-binding advisory vote on compensation of named executive officers (the “Say-On-Pay Vote”) requires approval by a majority of the votes cast with respect to this matter. Our Board recommends a vote “for” this proposal. The vote on Proposal 7 is a non-binding advisory vote.

•
Proposal 8: Non-binding advisory vote on the frequency of the advisory vote on the compensation of named executive officers (the “say-when-on-pay vote”) will be determined by which option—“one year”, “two years” or “three years”—receives a plurality of the votes cast. Our Board recommends a vote for “one year” on this proposal. The vote on Proposal No. 8 is a non-binding advisory vote.

•
Proposal 9: Adjournment of the Annual Meeting, if necessary, to permit further solicitation of proxies requires approval by a majority of the votes cast with respect to this matter. Our Board recommends a vote “for” this proposal.

How Votes Are Counted
A quorum is required to transact business at the Annual Meeting. Stockholders of record holding shares of Common Stock constituting one-third of the shares issued and outstanding and entitled to vote at the Annual Meeting constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. As of the close of business on July 31, 2026, the record date for the Annual Meeting, there were 892,604,638 shares of Common Stock issued and outstanding, held by 13,716 registered holders. Thus, the holders of at least 297,534,880 shares of Common Stock must be present in person or represented by proxy at the Annual Meeting to constitute a quorum.
Abstentions will be treated as shares present and entitled to vote for purposes of determining a quorum. However, abstentions will not be considered votes cast on any matter requiring the affirmative vote of a majority or other proportion of the votes cast. Accordingly, abstentions with respect to Proposals 5, 6, 7 and 9, will have no impact on the voting results for such proposals. Abstentions with respect to Proposals 1, 3, and 4, which require the affirmative vote of a majority of the shares outstanding entitled to vote thereon, will have the same effect as a vote against such proposals. Because a plurality of the votes cast is required for Proposal 2(a) or 2(b), as applicable, and 8, abstentions and withheld votes will have no effect on such proposals.
Under the rules of the NYSE, brokers may not vote on “non-routine” proposals unless they have received voting instructions from the beneficial owner, and to the extent that they have not received voting instructions, brokers report such number of shares as “non-votes.” Your bank, broker or other nominee may vote your shares in its discretion on “routine” matters. Proposals 1, 2(a) or 2(b), as applicable, 3, 4, 5, 7 and 8, are considered “non-routine,” which means that brokerage firms may not vote in their discretion regarding these items on behalf of beneficial owners who have not furnished voting instructions. Proposals 6 and 9, however, are considered “routine” items, which means that brokerage firms may vote in their discretion on behalf of beneficial owners who have not furnished voting instructions. Broker non-votes will be considered as represented for purposes of determining a quorum. Broker non-votes will have the same effect as a vote against Proposals 1, 3, and 4 and will have no effect on the vote on Proposals 2(a) or 2(b), as applicable, 5, 6, 7, 8 and 9.
Although Proposals 7 and 8 are non-binding advisory votes, our Board will review the results and will take them into account in making determinations concerning executive compensation and the frequency of stockholder advisory votes regarding executive compensation.
Proxy Solicitation
The Company is soliciting proxies for use at the Annual Meeting by means of the proxy materials. When stockholders vote over the Internet, by telephone, or when proxies are properly dated, executed, and returned, the shares represented by
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such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendation of our Board as described above and, if any other matters are properly brought before the Annual Meeting, the shares will be voted in accordance with the proxies’ judgment.
The Company will pay for the Annual Meeting, including the cost of mailing the Notice, paper copies of our proxy materials as requested by stockholders, and any supplemental materials. Directors, officers, and employees of the Company may, either in person, by telephone or otherwise, solicit proxies. They have not been specifically engaged for that purpose, however, nor will they be compensated for their efforts. The Company has engaged D.F. King & Co., Inc., to assist in the solicitation of proxies for the Annual Meeting. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. AMC will pay D.F. King & Co., Inc., a fee of $17,000. AMC will also reimburse D.F. King & Co., Inc., for reasonable out-of-pocket costs and other agreed-upon expenses and will indemnify D.F. King & Co., Inc., and its affiliates against certain claims, liabilities, losses, damages, and expenses. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of our shares for their reasonable expenses in forwarding the Notice, paper copies of our proxy materials as requested by beneficial owners, and other soliciting materials to the beneficial owners.
If you receive more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of printed materials to ensure that all your shares are voted.
INTERNET AVAILABILITY OF PROXY MATERIALS
This Proxy Statement and the Annual Report are available at
www.envisionreports.com/amc and www.investor.amctheatres.com.
If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.
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DIRECTORS OF THE COMPANY

Our business and affairs are managed by our Board, which currently consists of the following ten members: Adam M. Aron, Denise M. Clark, Marcus Glover, Sonia Jain, Howard W. “Hawk” Koch, Jr., Philip Lader, Gary F. Locke, Keri S. Putnam, Anthony J. Saich, and Adam J. Sussman. Mr. Aron serves as our Chairman and Chief Executive Officer (“CEO”). Mr. Lader serves as our Lead Independent Director.
Pursuant to our Certificate of Incorporation, our Board is currently divided into three classes. The members of each class serve for a staggered, three-year term. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. The classes are composed as follows:
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Mr. Glover, Mr. Lader, Mr. Locke, and Mr. Sussman are Class I directors, whose terms will expire at the 2027 annual meeting of stockholders;

•
Mr. Aron, Mr. Koch, and Dr. Saich are Class II directors, whose terms will expire at the 2028 annual meeting of stockholders; and

•
Ms. Clark, Ms. Jain, and Ms. Putnam are Class III directors, whose terms will expire at the Annual Meeting.

The Board has proposed an amendment to the Certificate of Incorporation to be voted on at the Annual Meeting that would declassify the Board such that all directors would serve in a single class serving a one-year term. In addition, the proposed amendment would shorten the terms of all currently serving directors to expire at the Annual Meeting.
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PROPOSALS 1, 3 AND 4 EXPLANATORY NOTE

Proposals 1, 3 and 4 relate to the amendment of our Certificate of Incorporation. As a result of our periodic review of our key governance mechanisms, our Board believes there are a number of provisions in our current Certificate of Incorporation that should be updated to assist in assuring fair and equitable treatment for all our stockholders. Our Certificate of Incorporation is filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026.
Each of the proposed amendments discussed below are being voted on separately by the stockholders of the Company, and each of the proposed amendments approved by the stockholders will be incorporated in an amended and restated certificate of incorporation that will be filed with the Delaware Secretary of State. If the stockholders approve some, but not all, of Proposals 1, 3 and 4, the Certificate of Incorporation will be amended and restated to reflect only those amendments approved by the stockholders. Certain conforming changes, such as moving and modifying defined terms and updating cross-references and section and article references, will also be necessary in connection with the foregoing amendments and such conforming changes will be reflected in the amended and restated certificate of incorporation.
The Board, upon recommendation from the Nominating and Corporate Governance Committee, has considered each of the changes discussed in Proposals 1, 3 and 4 and has approved the Fifth Amended and Restated Certificate of Incorporation which incorporates all of these changes, and the form of the proposed Fifth Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix B.
Conforming changes will also be necessary to our Bylaws and have been approved by our Board, upon recommendation from the Nominating and Corporate Governance Committee, if Proposals 1, 3 and 4 are approved by our stockholders. We plan to file with the SEC our Fifth Amended and Restated Bylaws, reflecting changes that will become effective if Proposals No. 1, 3, and 4 are approved by our stockholders. Such Fifth Amended and Restated Bylaws will only reflect those proposals that are approved by our stockholders at the Annual Meeting.
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PROPOSAL 1
APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD AND MAKE CERTAIN OTHER CHANGES

Proposed Amendment
We are submitting for stockholder approval an amendment to our Certificate of Incorporation to immediately declassify the Board, shorten all existing terms of directors to expire at the Annual Meeting and remove restrictions on the number of directors. Our Board, upon recommendation from the Nominating and Corporate Governance Committee, has unanimously approved, and recommends that all stockholders approve, the proposed amendments to Sections A and B of Article V of the Certificate of Incorporation to immediately declassify the Board, shorten all existing terms of directors to expire at the Annual Meeting and remove restrictions on the number of directors. The discussion regarding this proposal is qualified in its entirety by reference to the complete text of Sections A and B of Article V of the Certificate of Incorporation, which are set forth below (with deletions to existing language indicated by strikethrough text and additions to existing language indicated by underlined text).
A.      The directors of the Corporation, subject to any rights of the holders of shares of any class or series of Preferred Stock to elect directors, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible. One class’s initial term will expire at the first annual meeting of the stockholders following the effectiveness of this Certificate of Amendment, another class’s initial term will expire at the second annual meeting of the stockholders following the effectiveness of this Certificate of Amendment and another class’s initial term will expire at the third annual meeting of stockholders following the effectiveness of this Certificate of Amendment, with directors of each class to hold office until their successors are duly elected and qualified; provided that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal. At each annual meeting of stockholders of the Corporation beginning with the first annual meeting of stockholders following the filing of this Certificate of Amendment, subject to any rights of the holders of shares of any class or series of Preferred Stock, the successors of the directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. In the case of any increase or decrease, from time to time, in the number of directors of the Corporation, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.
B.      ~~The number of directors shall be no less than three and no more than 15.~~ Subject to any special rights of any holders of any class or series of Preferred Stock to elect directors, the ~~precise~~ number of directors of the Corporation ~~within the limitations specified in the preceding sentence shall~~ be as fixed~~, and may be altered~~ from time to time in accordance with the bylaws of the Corporation~~, only by resolution of the Board of Directors~~.
If you approve Proposal 1, the above Section A of Article V will be deleted from our Certificate of Incorporation and replaced with a new Section A set forth below and Section B of Article V will be amended by deleting the strikethrough text above and adding the underlined text above.
A.      Subject to the rights of the holders of any class or series of Preferred Stock to elect directors, at each annual meeting of stockholders of the Corporation commencing with the annual meeting of stockholders to be held in 2026, all directors shall be elected for a term, expiring at the next succeeding annual meeting of stockholders, by such stockholders having the right to vote on such election. The term of each director serving as of the date of the 2026 annual meeting of stockholders shall expire at such annual meeting of stockholders, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting. Each director shall serve until the director’s term expires in accordance with the foregoing provisions or until the director’s prior death, resignation, disqualification or removal from office; provided that each director shall serve notwithstanding the expiration of the director’s term until the director’s successor shall be duly elected and qualified.
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We urge you to carefully read the sections in their entirety and consider the implications of the changes because this summary may not contain all the information about the amendments that are important to you.
Background and Reason for the Recommendation
A similar proposal to declassify the Board was submitted at the 2025 Annual Meeting where it received the support of approximately 90% of the shares present and voting. However, the proposal failed to pass due to insufficient stockholder participation to obtain the required majority of shares outstanding entitled to vote thereon. Given the overwhelming support for the prior proposal, the Board decided to resubmit the proposal at the Annual Meeting.
The Board is currently divided into three classes, with the members of each class serving for a staggered, three-year term. If this proposal is approved, all directors will stand for election on an annual basis, beginning immediately at the Annual Meeting. Each elected director will serve a term expiring at the following annual meeting of stockholders and until his or her respective successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification, or removal.
The Board considered factors that favor continuing with a classified board structure, as well as factors that favor adopting a declassified board structure. After weighing the various factors, the Board determined that it would be in the best interests of the Company and our stockholders to amend the Certificate of Incorporation to declassify the Board and shorten all existing terms of directors to expire at the Annual Meeting.
A classified board structure has a number of advantages. It allows a majority of the board to remain in place from year to year, which promotes continuity and stability and encourages the board to plan for long-term goals. Further, at any one time, approximately two-thirds of the elected board has experience with the business and operations of the company it manages.
The Board also recognizes that a classified board structure can be viewed as diminishing a board’s accountability to stockholders, because such structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Annual voting allows stockholders to express their views on the individual performance of each director and on the entire board of directors more frequently than with a classified board structure, which provides stockholders with a more active role in shaping and implementing corporate governance policies. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies. Public companies with classified boards also face increased scrutiny from proxy advisory firms.
Our Certificate of Incorporation currently provides that the number of directors shall be no less than three and no more than 15. If this proposal is approved, the number of directors will be determined in accordance with our Bylaws. A change to our Bylaws has been approved by the Board, subject to stockholder approval of this proposal, to provide that the number of authorized directors will be fixed from time to time by the Board.
Amendment and Effectiveness
The proposed amendment to our Certificate of Incorporation would delete Section A of Article V of our Certificate of Incorporation and replace it with a new Section A and modify the text of Section B of Article V, the text of which is set forth above. The foregoing amendment will be reflected in our proposed Fifth Amended and Restated Certificate of Incorporation, a copy of which is set forth in Appendix B and incorporates changes that will be made to our Certificate of Incorporation, assuming Proposals 1, 3 and 4 are approved by our stockholders at the Annual Meeting. If this proposal is approved by our stockholders, we will amend and restate our Certificate of Incorporation to reflect the revisions contemplated by this proposal (as well as any other revisions contemplated by Proposals 3 and 4, if such proposals are also approved by our stockholders) and the resulting Fifth Amended and Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to occur promptly after the Annual Meeting.
Conforming changes will also be necessary to our Bylaws and have been approved by our Board if Proposals 1, 3 and 4 are approved by our stockholders. We plan to file with the SEC our Fifth Amended and Restated Bylaws, reflecting changes that will become effective if Proposals No. 1, 3, and 4 are approved by our stockholders. Such Fifth Amended and Restated Bylaws will only reflect those proposals that are approved by our stockholders at the Annual Meeting.
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Required Vote
The affirmative vote of the holders of a majority of our outstanding shares of Common Stock entitled to vote thereon is required to approve this Proposal 1. If this proposal is approved, the Board will immediately be declassified and stockholders will vote to elect 10 directors to hold office for a term expiring at the Company’s 2027 annual meeting, as described in Proposal 2(a). If this proposal is not approved, the Board will remain classified and stockholders will vote to elect three individuals to be elected as Class III directors to hold three-year terms expiring at the Company’s 2029 annual meeting, as described in Proposal 2(b) and the changes related to the determination of the number of directors will not be made.
Approval of this proposal is not contingent on the approval of any other proposals in this Proxy Statement.
Board Recommendation
The Board recommends a vote “FOR” approval of an amendment to our Certificate of Incorporation to immediately declassify the Board, shorten all existing terms of directors to expire at the Annual Meeting and remove restrictions on the number of directors.
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PROPOSAL 2(a) OR 2(b)
ELECTION OF DIRECTORS

At the Annual Meeting, depending upon the outcome of the vote on Proposal 1, stockholders will either (i) vote to elect 10 unclassified directors to hold a term of office from the date of their election until the Company’s 2027 annual meeting and until their successors are duly elected and qualified or (ii) vote to elect three individuals to be elected as Class III directors to hold a term of office from the date of their election until the Company’s 2029 annual meeting and until their successors are duly elected and qualified.
If Proposal 1 is approved, stockholders will vote on Proposal 2(a) at the Annual Meeting. Pursuant to Proposal 2(a), 10 individuals are to be elected as unclassified directors to hold a term of office from the date of their election until the Company’s 2027 annual meeting and until their successors are duly elected and qualified. Under Proposal 2(a), the 10 nominees for election as directors are: Adam M. Aron, Denise M. Clark, Marcus Glover, Sonia Jain, Howard W. “Hawk” Koch, Jr., Philip Lader, Gary F. Locke, Keri S. Putnam, Anthony J. Saich, and Adam J. Sussman.
If Proposal 1 is not approved, stockholders will vote on Proposal 2(b) at the Annual Meeting. Pursuant to Proposal 2(b), three individuals are to be elected as Class III directors to hold a term of office from the date of their election until the Company’s 2029 annual meeting and until their successors are duly elected and qualified. Under Proposal 2(b), the three nominees for election as Class III directors are: Denise M. Clark, Sonia Jain and Keri S. Putnam.
Required Vote
Election of directors requires a plurality of the votes cast, which means that the nominees for director receiving the highest number of votes FOR election will be elected as directors.
Board Recommendation
The Board, upon recommendation from the Nominating and Corporate Governance Committee, believes that the nominees under either Proposal 2(a) or Proposal 2(b) have the requisite qualifications to oversee our business. Set forth below, you will find certain information for each of the directors, which we believe demonstrates the directors’ qualifications to serve on the Board.
Regardless of whether voting on Proposal 2(a) or Proposal 2(b), the Board recommends a vote “FOR” each of the nominees.
Nominees for Election as Directors
Our director nominees have a broad range of skills and experiences that are critical to the Board’s ability to provide effective oversight of the Company and are relevant to the Company’s strategic priorities and the scope and complexity of the Company’s business. Their varying tenure strengthens the Board’s oversight with a balance of historical insights about the Company and new perspectives.
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Board Characteristics Summary

Independence
1
90%
Independent
9
Independent
Non-independent
Tenure
4
7yrs
Avg Tenure
4
2
< 5
5 - 10
10 +
Age
2
1
2
66yrs
Avg Age
3
2
40-49
50-59
60-69
70-79
80-89
Gender
3
30%
Female
7
Female
Male
Racial/Ethnic Diversity
3
30%
Non-White
7
Non-White
White

Director Skills Matrix
	Executive Leadership	International	Industry Experience	Accounting/ Finance	Public Company Board	IT/ Cybersecurity	Marketing
Adam M. Aron
Denise M. Clark
Marcus Glover
Sonia Jain
Howard W. “Hawk” Koch, Jr.
Philip Lader
Gary F. Locke
Keri S. Putnam
Anthony J. Saich
Adam J. Sussman
	10	7	6	5	4	2	3
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Skill/Experience	Description
Executive Leadership	• Experience in an executive officer level role of a publicly-listed company or large private multi-national • Senior government leadership role
International	• Current or recent executive or advisory role in an overseas market where a company has operations • Proven knowledge of overseas markets in which the company operates
Industry Experience	• Executive officer level experience at a large retail/F&B/hospitality company or content production/distribution • Service on the board of directors of such a company
Public Company Board	• Service on a public company board other than AMC.
Accounting/Finance
•
Qualification as an “audit committee financial expert” under applicable SEC rules

•
Executive officer level experience in financial management, reporting, or planning and analysis

•
Experience on a board of directors overseeing any of those finance functions

IT/Cybersecurity	• Current or former executive role in the IT sector • Expertise in digital technology, cyber security, digital marketing, social media • Degree in area
Marketing
•
Executive officer level experience in marketing or managing well-known brands, location-based or at-home entertainment

•
Service on the board of directors of a marketing or consumer products company.

Each of the biographies of our directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the past five years, and the experience, qualifications, attributes, and skills that caused the Board to determine that the person should be nominated for election as a director at the Annual Meeting. The following information is as of July 31, 2026.
Mr. Adam M. Aron

Mr. Aron, 71, has served as Chief Executive Officer, President, and a director of the Company since January 2016, and as Chairman of the Board since July 2021. From February 2015 to December 2015, Mr. Aron was Chief Executive Officer of Starwood Hotels and Resorts Worldwide, Inc. and served on its board of directors from 2006 to 2015. Since 2006, Mr. Aron has also served as Chairman and Chief Executive Officer of World Leisure Partners, Inc., which he founded and which serves as a personal consultancy firm for matters related to travel and tourism, high-end real estate development, and professional sports. Mr. Aron served as Chief Executive Officer and Co-Owner of the Philadelphia 76ers from 2011 to 2013 and remained an investor in the team through early 2023. From 2006 to 2015, Mr. Aron served as Senior Operating Partner of Apollo Management L.P., a leading private equity investor. During the past ten years, Mr. Aron has previously served on the board of directors of Norwegian Cruise Line Holdings, Ltd., Centricus Acquisitions Corp., Prestige Cruise Holdings, Inc., and HBSE, which is a private company that owns the NHL’s New Jersey Devils and the NBA’s Philadelphia 76ers. Mr. Aron received a Master of Business Administration degree with distinction from the Harvard Business School and a Bachelor of Arts degree cum laude from Harvard College. Mr. Aron brings to the Board significant business and executive leadership experience, including valuable insight into consumer services. In a variety of industries, he has more than 30 years of experience as a Chief Executive Officer, more than 35 years of experience as a corporate director, and more than 45 years of consumer-engagement experience.
Ms. Denise M. Clark

Ms. Clark, 68, has served as a director of the Company since January 2023. Ms. Clark is a global information technology executive with experience leading technical groups for multiple companies. Ms. Clark served as Senior Vice President and Global Chief Information Officer for The Estée Lauder Companies Inc. from November 2012 until her retirement in March 2017. Prior to that role, Ms. Clark served as Senior Vice President and Chief Information Officer for Hasbro Inc. from October 2007 to November 2012. Ms. Clark also served at Mattel, Inc., where she was Global Chief Technology Officer and later Chief Information Officer for the Fisher Price brand between January 2000 and February 2007. Ms. Clark’s previous experience also
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includes positions at Warner Music Group and Apple Inc. She previously served as a director of United Natural Foods, Inc. (UNFI) from 2013 to December 2024, including as chair of the nominating and governance committee, Six Flags Entertainment Corporation from March 2021 to August 2022 and Caesars Entertainment Corporation from October 2018 to May 2020, including as chair of the compensation committee. Ms. Clark also serves on the board of directors of Best Friends Animal Society, a national non-profit organization. Ms. Clark holds a B.S. in Sociology from the University of Missouri and an MBA from San Jose State University. Ms. Clark is a veteran of the United States Navy. Ms. Clark brings extensive public company executive experience to the Board, with particular expertise in information technology, strategic planning, and transformative business initiatives.
Mr. Marcus Glover

Mr. Glover, 51, has served as a director of the Company since September 2024. Mr. Glover served as Executive Vice President, Global Operations of Bally’s Corporation from March 2025 to October 2025 and was Executive Vice President and Chief Financial Officer from May 2023 to March 2025. Mr. Glover was Chief Strategy Officer for QPSI LLC, a supply chain solutions and contract packaging company, from October 2021 to May 2023. Prior to that, Mr. Glover served as President and Chief Operating Officer of the Borgata Hotel, Casino & Spa from August 2017 to May 2020, and President and Chief Operating Officer of the Beau Rivage Resort & Casino from July 2015 to August 2017. Mr. Glover was a senior executive with Caesars Entertainment in various positions from May 2003 to June 2015, including Senior Vice President & General Manager for the Horseshoe Casino and Thistledown Racino, Assistant General Manager at Harrah’s/Caesars Entertainment in St. Louis, Missouri, and Vice President of Operations at Harrah’s/Caesars Entertainment in Biloxi, Mississippi. Mr. Glover holds an M.B.A. from The Duke University Fuqua School of Business and received a B.A. in Business Administration, Finance from Morehouse College. Mr. Glover brings to the Board extensive financial, operational and management experience, including as a chief financial officer of a publicly traded company.
Ms. Sonia Jain

Ms. Jain, 47, has served as a director of the Company since March 2024. Ms. Jain has served as Chief Financial Officer of Cars.com Inc. since October 2022, a position she also held from July 2020 to April 2022. Ms. Jain was Chief Financial Officer of Convoy Inc. from April 2022 to September 2022. Prior to her initial tenure at Cars.com Inc., Ms. Jain served as Chief Financial Officer of Redbox Automated Retail LLC from September 2016 to June 2020. Ms. Jain holds a B.S. in Electrical Engineering from Princeton University, an M.S. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology, and an M.B.A. from Harvard Business School. Ms. Jain brings to the Board extensive financial and accounting experience, including as a chief financial officer of a publicly traded company.
Mr. Howard W. “Hawk” Koch, Jr.

Mr. Koch, 80, has served as a director of the Company since October 2014. Mr. Koch is a veteran movie producer and principal at The Koch Company, the former president of the Academy of Motion Picture Arts and Sciences (“AMPAS”), and former President of the Producers Guild of America. Mr. Koch serves on the board of directors of Cast and Crew LLC and the Motion Picture & Television Fund. He served on the board of governors of AMPAS from 2004 to 2013 and the board of directors of the Producers Guild of America from 1999 to 2020. Mr. Koch has been intimately involved with the making of over 60 major motion pictures, among them such films as “Source Code”, “Fracture”, “Primal Fear”, “Marathon Man,” “Chinatown,” “Wayne’s World,” “Peggy Sue Got Married,” “The Idolmaker,” “Heaven Can Wait,” “The Way We Were” and “Rosemary’s Baby.” Mr. Koch continues to develop and produce movies. Mr. Koch has over 50 years of experience in the motion picture industry and provides our Board with a unique insight into the production of movies that are exhibited on our screens.
Mr. Philip Lader

Mr. Lader, 80, has served as a director of the Company since June 2019 and as Lead Independent Director since July 2021. Mr. Lader is a Senior Advisor to Morgan Stanley Institutional Securities as well as a partner emeritus with the law firm of Nelson Mullins Riley & Scarborough LLP. He is also the former U.S. Ambassador to the Court of St. James’s and Chairperson of WPP plc. Mr. Lader served in President Clinton’s Cabinet as Administrator of the US Small Business Administration, White House Deputy Chief of Staff, Assistant to the President, and Deputy Director of the Office of Management & Budget. Previously,
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he was Executive Vice President of Sir James Goldsmith’s US holdings and was President of Sea Pines Company, President of universities in South Carolina and Australia, and President of Business Executives for National Security. He previously served as a trustee and Investment Committee Chairperson of RAND Corporation. Also, Mr. Lader currently serves on several foundations, as well as a member of the boards of several privately held companies, the investment committees of Morgan Stanley’s Global Infrastructure and Real Estate Funds, and the Council on Foreign Relations. He currently or has previously served on the boards of Lloyds of London, Marathon Oil, AES, WPP plc, Songbird (Canary Wharf), Rusal Corporations, the British Museum, American Red Cross, Smithsonian Museum of American History, St. Paul’s Cathedral Foundation, Atlantic Council, and several banks and universities. He is the founder and co-host of Renaissance Weekends. Mr. Lader’s education includes Duke, Michigan, Oxford, and Harvard Law School, and he has been awarded honorary doctorates by 14 universities. He is an Honorary Fellow of Oxford University’s Pembroke College and London Business School and Honorary Bencher of Middle Temple (British Inns of Court). He was awarded the Benjamin Franklin Medal by The Royal Society for Arts, Manufactures & Commerce for his contributions to trans-Atlantic relations. Mr. Lader brings vast experience in business, government, and law to the Board.
Mr. Gary F. Locke

Mr. Locke, 76, has served as a director of the Company since February 2016. Mr. Locke is a trade consultant and has owned Locke Global Strategies, LLC since 2014. Mr. Locke has served as a senior advisor to Dorsey & Whitney LLP since November 2023 and served as the interim President of Bellevue College from June 2020 until July 2023. Mr. Locke was the first Chinese American to be elected as a U.S. Governor when the voters of Washington elected him in 1996 and re-elected him in 2000. During his administration, he strengthened economic ties between China and the state of Washington. Mr. Locke served as U.S. Commerce Secretary from 2009-2011, where he led the effort to implement President Obama’s National Export Initiative to double American exports in five years. He served as America’s 10th Ambassador to China from 2011-2014. During his service he opened markets for made-in-USA goods and services and reduced wait times for visa interviews of Chinese applicants from 100 days to three days. Mr. Locke has served as a member of the board of directors of nLight, Inc. since August 2017. Mr. Locke served on the boards of directors of Fortinet, Inc. from September 2015 until June 2020, and Port Blakely Tree Farms from August 2019 until June 2022. He attended Yale University, graduating with a bachelor’s degree in political science and received his law degree from Boston University. Mr. Locke brings to the Board a global and valuable business perspective due to his extensive role in politics and experience as an Ambassador to China.
Ms. Keri S. Putnam

Ms. Putnam, 60, has served as a director of the Company since January 2023. Ms. Putnam is a creative producer, strategic advisor, and senior media executive who has supported, developed, and produced bold original content throughout her career. In 2022, Ms. Putnam founded Putnam Pictures to produce film and television content from creators with distinct and adventurous vision. Ms. Putnam served as CEO of the Sundance Institute from April 2010 until September 2021. Ms. Putnam’s previous experience includes serving as President of Production at Miramax Films, a division of the Walt Disney Company, and Executive Vice President at HBO, where she helped launch the Picturehouse theatrical label in partnership with Fine Line Features. Ms. Putnam serves as a non-voting independent director of the privately held independent production company PICTURESTART. She is Board Chair of the not-for-profit New Public, and a member of the board of Doc Society, the advisory board of Topic Media, the advisory board of The Shorenstein Center at Harvard’s Kennedy School, and advisory council of Brooklyn College’s Feirstein School. Ms. Putnam co-founded and serves on the leadership council of ReFrame, a leading organization advocating for diversity in media. Ms. Putnam is a member of the Academy of Motion Pictures Arts and Sciences, an A.D. White Professor-at-Large at Cornell University, a mentor at USC’s Stark Producing Program, and was a Walter Shorenstein Media and Democracy Fellow at the Shorenstein Center at Harvard’s Kennedy School in 2023 and 2024. Ms. Putnam holds a B.A. in Theatre History and Literature from Harvard College. Ms. Putnam brings extensive media company executive experience to the Board, with particular expertise in leadership, film production, independent film distribution, and content creation.
Dr. Anthony J. Saich

Dr. Saich, 73, has served as a director of the Company since August 2012. Dr. Saich is the Director of the Rajawali Foundation Institute for Asia and the Daewoo Research Professor of International Affairs at Harvard University. In this capacity, he directs training and research programs throughout Asia, including Bangladesh, China, Indonesia, Taiwan, and Vietnam. Dr. Saich also
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serves as a board member of International Bridges to Justice and as the U.S. Secretary-General of the China United States Strategic Philanthropy Network. Dr. Saich sits on the executive committees of the John King Fairbank Center for Chinese Studies and the Asia Center, both at Harvard University. His executive teaching focuses on creating public value, leadership, and innovation. Dr. Saich holds a bachelor’s degree in politics and geography from the University of Newcastle, United Kingdom, a master’s degree in politics with special reference to China from the School of Oriental and African Studies, London University, and has a Ph.D. from the Faculty of Letters, University of Leiden, the Netherlands. Dr. Saich has over 45 years of experience in international affairs and provides valuable international insights to the Company.
Mr. Adam J. Sussman

Mr. Sussman, 54, has served as a director of the Company since May 2019. Mr. Sussman has served as President of Epic Games, Inc. since January 2020. From 2017 until 2020, Mr. Sussman served as Nike, Inc.’s first-ever Chief Digital Officer, was previously head of Nike’s Global Strategy and Corporate Development and served as the VP/GM Direct Digital and Geographies. He built Nike’s portfolio of world-class digital consumer experiences and innovations, transforming retail for the world’s leading sports brand. He managed Nike’s digital teams globally and Nike’s direct-to-consumer GMs across the four key operating geographies of the company. Prior to Nike, Mr. Sussman was Senior Vice President of Global Publishing at Zynga responsible for marketing, sales, growth, and digital products. He also served as Senior Vice President of Publishing at Disney, building the global team that managed gaming properties across all media platforms around the world. At Electronic Arts, he was Vice President of Worldwide Publishing, leading the team that established EA Mobile as the #1 publisher on the Apple App store. Mr. Sussman started his career as a creative executive at Hearst Entertainment, a division of the Hearst Corporation. He holds a BA from Harvard College and an MBA from Harvard University Graduate School of Business Administration. Mr. Sussman brings valuable experience as president of a large company and in marketing, information technology and digital platforms to the Board.
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PROPOSAL 3
APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE PROHIBITION AGAINST STOCKHOLDERS ACTING BY WRITTEN CONSENT

Proposed Amendment
We are submitting for stockholder approval an amendment to the Certificate of Incorporation to remove the prohibition against stockholders taking action by written consent without holding a meeting. Our Board, upon recommendation from the Nominating and Corporate Governance Committee, has unanimously approved, and recommends that all stockholders approve, the proposed amendment to Section A of Article VI of the Certificate of Incorporation to remove this prohibition by deleting Section A of Article VI in its entirety. The discussion regarding this proposal is qualified in its entirety by reference to the complete text of Section A of Article VI of the Certificate of Incorporation, which is set forth below:
A.      Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that if at any time Wanda or its affiliates no longer beneficial owns, in the aggregate, more than 50.0% of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, then any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may no longer be effected by any consent in writing.
If you approve Proposal 3, the above section will be deleted from our Certificate of Incorporation.   We urge you to carefully read the section in its entirety and consider the implications of its deletion from our Certificate of Incorporation because this summary may not contain all the information about this amendment that is important to you.
Background and Reason for the Recommendation
A similar proposal was submitted at the 2025 Annual Meeting where it received the support of approximately 90% of the shares present and voting. However, the proposal failed to pass due to insufficient stockholder participation to obtain the required majority of shares outstanding entitled to vote thereon. Given the overwhelming support for the prior proposal, the Board decided to resubmit the proposal at the Annual Meeting.
As part of the Board’s review of our corporate governance policies, the Nominating and Corporate Governance Committee and the Board considered the advantages and disadvantages of prohibiting stockholder action by written consent similar to that currently found in Section A of Article VI of our Certificate of Incorporation. This type of prohibition generally is intended to facilitate corporate stability by requiring stockholder action to occur at a duly called and convened stockholder meeting. These voting limitations prohibiting stockholder action by written consent may also have the effect of providing anti-takeover protection to the Company. However, many investors and others view prohibitions against stockholder action by written consent as conflicting with principles of good corporate governance by preventing stockholders from fully exercising their voting rights as stockholders due to the need to convene at an annual or special meeting to effect change. Section 228 of the Delaware General Corporation Law (the “DGCL”) allows stockholders to act by written consent unless otherwise provided in the corporation’s certificate of incorporation. If the proposal is approved, the related provisions set forth in Article II, Section 10 of our proposed Fifth Amended and Restated Bylaws previously approved by our Board and attached to this Proxy Statement as Appendix C, allowing stockholder action by written consent and providing for certain procedures in connection with such action, will become effective.
After considering the advantages and disadvantages of the prohibition on stockholder action by written consent set forth in Section A of Article VI of our Certificate of Incorporation, the Board has unanimously voted to propose to the
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stockholders that Section A of Article VI be amended to remove the prohibition, and instead allow stockholders to take actions as provided by law and our proposed Fifth Amended and Restated Bylaws. In reaching this determination to propose this amendment to our Certificate of Incorporation, the Board concluded that the benefits of prohibiting stockholder action by written consent were outweighed by the Board’s belief that removing the prohibition is a meaningful step towards achieving our goal of ensuring that our corporate governance policies conform to current best practices and maximizing the ability of our stockholders to appropriately participate in the affairs of the Company.
For the reasons described above, our Board believes that this proposal to amend our Certificate of Incorporation by deleting Section A of Article VI is advisable and in the best interests of the Company and its stockholders.
Amendment and Effectiveness
The proposed amendment to our Certificate of Incorporation would delete Section A of Article VI of our Certificate of Incorporation, the text of which is set forth above. The foregoing amendment will be reflected in our proposed Fifth Amended and Restated Certificate of Incorporation, a copy of which is set forth in Appendix B and incorporates changes that will be made to our Certificate of Incorporation, assuming Proposals 1, 3 and 4 are approved by our stockholders at the Annual Meeting. If this proposal is approved by our stockholders, we will amend and restate our Certificate of Incorporation to reflect the revisions contemplated by this proposal (as well as any other revisions contemplated by Proposals 1 and 4, if such proposals are also approved by our stockholders) and the resulting Fifth Amended and Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to occur promptly after the Annual Meeting.
Conforming changes will also be necessary to our Bylaws and have been approved by our Board if Proposals 1, 3 and 4 are approved by our stockholders. We plan to file with the SEC our Fifth Amended and Restated Bylaws, reflecting changes that will become effective if Proposals No. 1, 3, and 4 are approved by our stockholders. Such Fifth Amended and Restated Bylaws will only reflect those proposals that are approved by our stockholders at the Annual Meeting.
Required Vote
The affirmative vote of the holders of a majority of our outstanding shares of Common Stock entitled to vote thereon is required to approve this Proposal 3. Approval of this proposal is not contingent on the approval of any other proposals in this Proxy Statement.
Board Recommendation
The Board recommends a vote “FOR” approval of an amendment to our Certificate of Incorporation to eliminate the prohibition against stockholders acting by written consent.
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PROPOSAL 4
APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REMOVE THE LIMITATION ON STOCKHOLDERS’ ABILITY TO CALL SPECIAL MEETINGS

Proposed Amendment
We are submitting for stockholder approval an amendment to the Certificate of Incorporation to remove the prohibition against stockholders calling a special meeting of stockholders. Our Board, upon recommendation from the Nominating and Corporate Governance Committee, has unanimously approved, and recommends that all stockholders approve, the proposed amendment to Section B of Article VI of the Certificate of Incorporation to remove this prohibition by deleting Section B of Article VI in its entirety. The discussion regarding this proposal is qualified in its entirety by reference to the complete text of Section B of Article VI of the Certificate of Incorporation, which is set forth below:
B.      Except as otherwise required by law and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time pursuant to a resolution of the Board of Directors (and the Chairman of the Board of Directors, the Chief Executive Officer or Secretary of the Corporation shall call the meeting pursuant to such resolution), and special meetings of stockholders of the Corporation may not be called by any other person or persons.
If you approve Proposal 4, the above section will be deleted from our Certificate of Incorporation.   We urge you to carefully read the section in its entirety and consider the implications of its deletion from our Certificate of Incorporation because this summary may not contain all the information about this amendment that is important to you.
Background and Reason for the Recommendation
A similar proposal was submitted at the 2025 Annual Meeting where it received the support of approximately 91% of the shares present and voting. However, the proposal failed to pass due to insufficient stockholder participation to obtain the required majority of shares outstanding entitled to vote thereon. Given the overwhelming support for the prior proposal, the Board decided to resubmit the proposal at the Annual Meeting.
Section B of Article VI of the Certificate of Incorporation does not permit our stockholders to call a special meeting of stockholders, limiting that right to the Board. As part of its continuing review of the elements of our corporate governance standards and practices, the Nominating and Corporate Governance Committee recommended to the Board the removal of the limitation and a corresponding amendment to our Bylaws to permit stockholders to call a special meeting of stockholders, as described below.
If the proposal is approved, the related provisions set forth in Article II, Section 2 of our proposed Fifth Amended and Restated Bylaws previously approved by our Board and attached to this Proxy Statement as Appendix D, allowing stockholders to call a special meeting and providing for certain procedures in connection with such action, will become effective. If a requesting stockholder does not comply with these requirements and conditions in the proposed Fifth Amended and Restated Bylaws, a special meeting request by that stockholder will be deemed invalid. The Board believes these requirements and limitations are important to, among other things, avoid inappropriate, duplicative, and/or unnecessary special meetings. Special meetings involve significant management time and attention that could disrupt focus on other corporate priorities and impose new legal, administrative, and distribution costs on the Company. As such, the Board believes that special meetings should only be convened in special or extraordinary circumstances, compelled by fiduciary, strategic, material, or similar considerations that should be addressed immediately, not delayed until the next annual meeting, and are of interest to a broad base of stockholders. Accordingly, the Secretary of the Company is not required to call a special meeting if the purpose of the meeting relates to matters recently presented at a meeting of stockholders.
Removing the restriction on stockholder-called special meetings from our Certificate of Incorporation, together with the Bylaw changes implementing a mechanism for such action, represents a meaningful increase in the voting rights of our
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stockholders and is consistent with investor feedback as well as our and the Board’s continuing commitment to corporate governance excellence. The Board supports a special meeting right for stockholders, so long as the request is made by stockholders owning at least twenty percent (20%) of the voting power. In accordance with the procedures set forth in our proposed Fifth Amended and Restated Bylaws, Stockholders owning at least twenty percent (20%) of the voting power may request that the Secretary of the Company call a special meeting of stockholders.
The Board believes that establishing a twenty percent (20%) ownership threshold to request that the Secretary of the Company call a special meeting strikes a reasonable and acceptable balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders, including stockholders with special interests that are not shared generally by all the Company’s stockholders, could request that the Company call one or more special meetings that could result in unnecessary financial expense and disruption to our business operations. Additionally, the Board recognizes that the power to call a special meeting of stockholders has historically been used by acquirors in the hostile merger and acquisition context. Potential acquirors seeking to take over the Company for an inadequate price could threaten to call a special meeting of stockholders to replace members of the Board, thereby increasing their negotiating leverage or creating a way to avoid negotiating with the Board at all, frustrating the Board’s exercise of its legal duty to protect the interests of all stockholders. Likewise, the Board believes that only stockholders with a true economic interest in the Company should be entitled to employ the special meeting mechanism and, after reviewing multiple factors, determined that a threshold of twenty percent (20%) is appropriate.
After considering the advantages and disadvantages of removing the restriction on stockholder-called special meetings from our Certificate of Incorporation, the Board has unanimously voted to propose to the stockholders that Section B of Article VI be removed to allow stockholders to call special meetings in the manner provided in Article II, Section 2 of the proposed Fifth Amended and Restated Bylaws.
For the reasons described above, our Board believes that this proposal to amend our Certificate of Incorporation by amending Section B of Article VI is advisable and in the best interests of the Company and its stockholders.
Amendment and Effectiveness
The proposed amendment to our Certificate of Incorporation would delete Section B of Article VI of our Certificate of Incorporation, the text of which is set forth above. The foregoing amendment will be reflected in our proposed Fifth Amended and Restated Certificate of Incorporation, a copy of which is set forth in Appendix B and incorporates changes that will be made to our Certificate of Incorporation, assuming Proposals 1, 3 and 4 are approved by our stockholders at the Annual Meeting. If this proposal is approved by our stockholders, we will amend and restate our Certificate of Incorporation to reflect the revisions contemplated by this proposal (as well as any other revisions contemplated by Proposals 1 and 3, if such proposals are also approved by our stockholders) and the resulting Fifth Amended and Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to occur promptly after the Annual Meeting.
Conforming changes will also be necessary to our Bylaws and have been approved by our Board if Proposals 1, 3 and 4 are approved by our stockholders. We plan to file with the SEC our Fifth Amended and Restated Bylaws, reflecting changes that will become effective if Proposals No. 1, 3, and 4 are approved by our stockholders. Such Fifth Amended and Restated Bylaws will only reflect those proposals that are approved by our stockholders at the Annual Meeting.
Required Vote
The affirmative vote of the holders of a majority of our outstanding shares of Common Stock entitled to vote thereon is required to approve this Proposal 4. Approval of this proposal is not contingent on the approval of any other proposals in this Proxy Statement.
Board Recommendation
The Board recommends a vote “FOR” approval of an amendment to our Certificate of Incorporation to remove the limitation on stockholders’ ability to call special meetings.
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PROPOSAL 5
APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2024 EQUITY INCENTIVE PLAN

Proposed Amendment
We are submitting for stockholder approval an amendment to the 2024 EIP to increase the total number of shares of Common Stock available for awards pursuant to the 2024 EIP from 25.0 million shares to 50.0 million shares (the “EIP Amendment”). The text of the EIP Amendment is set forth in Appendix E, and this description of the proposed amendment to the 2024 EIP is qualified by the full text of the EIP Amendment.
Background and Reason for the Proposal
The 2024 EIP was adopted in 2024 upon expiration of the 2013 Equity Incentive Plan (the “2013 EIP”). The 2024 EIP continues to align the interests of eligible participants with those of the Company’s stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock. The 2024 EIP currently has 25,000,000 shares of our Common Stock reserved for issuance. As of July 31, 2026, 7,023,464 shares of our Common Stock remain available for future awards, and 8,966,579 shares of our Common Stock are subject to outstanding restricted stock unit and performance stock unit awards at maximum payout. The closing sale price of the Company’s Common Stock on July 31, 2026 was $2.82.
The Company’s continued ability to grant stock-based incentives under the 2024 EIP is critical to:
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enable the Company to attract and retain the types of employees, consultants and directors who will contribute to the Company’s long-term success;

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provide incentives that align the interests of the Company’s employees, consultants, and directors with those of the stockholders of the Company and that drive exceptional performance to achieve the Company’s business priorities; and

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promote the success of the Company’s business.

In order to have sufficient shares available for issuance to fund the Company’s equity-related awards made in 2026 to named executive officers and other employees as described below under “New Plan Benefits”, the Board unanimously recommends that the Company’s stockholders approve the EIP Amendment to increase the shares of Common Stock available for awards pursuant to the 2024 EIP by 25.0 million shares. The Company does not expect that this proposed reserve will be sufficient to cover grants for future years at current grant levels and based on the Company’s current stock price. As described in the CD&A, the Company’s equity grant practices have been appropriate and emphasize variable compensation and equity-based compensation in alignment with the interests of the Company’s stockholders.
Stockholder interests and the future of the Company would be seriously jeopardized if the Company were unable to use equity grants to incent and retain its employees, consultants, and directors. Stock-based incentives are fundamental components of the Compensation Committee’s pay-for-performance philosophy, as reflected in the CD&A. If stockholders do not approve the EIP Amendment, equity-related awards made to named executive officers and other employees in 2026 will likely need to be settled in cash, which may be better used for other business purposes. If settled in cash, equity-related awards made to named executive officers and other eligible employees in 2026 could range from $17.1 million to $58.6 million, based on our stock price as of June 30, 2026. Such a cash expenditure could have an adverse impact on the Company’s cash flow from operations, financial position, and results of operations. Issuance of cash-settled awards may not be sustainable given the Company’s recent cash flow challenges. Approval of the EIP Amendment should reduce the magnitude of the Company’s exposure to this cash settlement risk.
Description of Material Terms of the 2024 EIP and the EIP Amendment
Under the 2024 EIP, awards may be granted in the form of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance stock units, cash awards, and other equity-based awards (including but not limited
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to phantom awards and fully vested stock awards). The following is a summary of the material terms of the 2024 EIP, as amended by the proposed EIP Amendment. This summary is qualified in its entirety by reference to the full text of the 2024 EIP filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2024 and the EIP Amendment set forth in Appendix E to this proxy statement.
Administration.   The 2024 EIP is administered by the Compensation Committee of the Board. The Compensation Committee consists of directors considered to be non-employee directors for purposes of Section 16 of the Exchange Act.
Plan Term.   The 2024 EIP is unlimited in duration but may be terminated by the Compensation Committee at any time; provided, that any Awards granted prior to the 2024 EIP termination date will remain outstanding pursuant to the terms of the Award agreement.
Eligibility.   Under the 2024 EIP, officers, employees, consultants, and directors providing services to the Company and its subsidiaries or affiliates are eligible to receive Awards (“Eligible Award Recipients”). The Compensation Committee will determine which Eligible Award Recipients will receive grants of awards.
Incentives Available.   Under the 2024 EIP, the Compensation Committee may grant any of the following types of awards to an Eligible Award Recipient: stock options (“Stock Options”); stock appreciation rights (“SARs”); restricted stock awards (“Restricted Stock”); restricted stock units (“RSUs”); performance stock units (“PSUs”); cash awards and other equity-based awards (including but not limited to phantom awards and fully vested stock awards), each as defined below (each type of grant is considered an “Award”).
Shares Available.   If the EIP Amendment is approved, subject to any adjustment as provided in the 2024 EIP, up to 50,000,000 shares of Common Stock may be issued pursuant to Awards granted under the 2024 EIP. Non-employee directors may not receive shares of Common Stock with a grant date fair market value in excess of $500,000 in any year.
Any shares of Common Stock issued pursuant to an Award that expired or is cancelled, forfeited, terminated, or settled in cash, in each case without the issuance of the full number of shares of Common Stock to which the Award related, will again become available for issuance under 2024 EIP. Any shares of Common Stock tendered or withheld (i) to pay the exercise price of a Stock Option (as defined below), (ii) to satisfy applicable tax withholding obligations associated with an Award granted under 2024 EIP or (iii) to cover a stock-settled SAR or other Award not issued upon settlement of the Award will not become available again for issuance under 2024 EIP.
Stock Options.   The Compensation Committee may grant Stock Options to Eligible Award Recipients. A Stock Option is an option to acquire common stock. The Stock Options granted under the 2024 EIP are sometimes referred to as “non-qualified” options because they are not intended to qualify as “incentive stock options” under Section 422 of the Code.
Each Stock Option granted under the 2024 EIP may be subject to certain vesting requirements and will become exercisable in accordance with the specific terms and conditions of the Stock Option, as determined by the Compensation Committee at the time of grant and set forth in an Award agreement. The term of a Stock Option generally may not exceed ten years from the date it is granted unless an earlier or later expiration date is set forth in the Award agreement. Each Stock Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until its expiration or termination, unless otherwise provided in the applicable Award agreement.
The purchase price per share of Common Stock with respect to any Stock Option granted under the 2024 EIP may be not less than 100% of the fair market value of a share of Common Stock on the date the Stock Option is granted.
Stock Appreciation Rights.   The Compensation Committee may grant SARs to Eligible Award Recipients on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement. A SAR may be granted (a) at any time if unrelated to a Stock Option or (b) if related to a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option.
A SAR is a right granted to a participant to receive an amount equal to (i) the excess of the fair market value of a share of Common Stock on the last business day preceding the date of exercise of such SAR over the fair market value of a share of
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Common Stock on the date the SAR was granted, multiplied by (ii) the number of shares of Common Stock as to which the SAR is being exercised. A SAR may be settled or paid in cash, Common Stock, or a combination of each, in accordance with its terms.
Each SAR will be exercisable or be forfeited or expire on such terms as the Compensation Committee determines; provided that no SAR will have a term of greater than ten years unless a later expiration date is set forth in the Award agreement.
The exercise price per share of Common Stock with respect to any SAR granted under the 2024 EIP may be not less than 100% of the fair market value of a share of Common Stock on the date the SAR is granted.
Prohibition on Repricings.   The 2024 EIP prohibits, without the prior approval of the Company’s stockholders, the Compensation Committee and the Board from cancelling or exchanging a Stock Option or SAR when the exercise price per share exceeds the fair market value of one share of Common Stock for cash or another Award (other than in connection with a Change in Control) or reducing the exercise price of such a Stock Option or SAR previously granted under the 2024 EIP or otherwise approving any modification to such a Stock Option or SAR, that would be treated as a “repricing” under the applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed.
Restricted and Performance Stock.   The Compensation Committee may grant shares of Common Stock subject to certain vesting and/or performance requirements, on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement. Unless the Compensation Committee determines otherwise, upon the issuance of shares of Restricted Stock, the participant will have all the rights of a stockholder with respect to such shares, including the right to vote the shares. All dividends or other distributions declared or paid on such shares will be deferred until the lapsing of the restrictions imposed upon such shares and held by the Company for the account of the participant until such time. If the shares of Restricted Stock are ultimately forfeited by a participant, such dividends or other distributions held by the Company will also be forfeited.
The vesting conditions and performance goals (as applicable) for Restricted Stock Awards will be determined by the Compensation Committee and set forth in the participant’s Award agreement. The Participant will not be permitted to sell, transfer, pledge, hypothecate, or assign shares of Restricted Stock until and unless the applicable vesting and performance conditions are satisfied, except by will or the laws of descent and distribution. The Compensation Committee may also impose such other restrictions and conditions on Restricted Stock as it determines in its sole discretion.
Restricted and Performance Stock Units.   The 2024 EIP also allows the Compensation Committee to grant RSUs and PSUs. RSUs and PSUs are similar to Restricted Stock Awards, except that the participant’s rights under the Award agreement are expressed in terms of units instead of actual shares. Each “unit” is equivalent to one share. Each RSU or PSU represents the right of the participant to receive upon vesting of the Award, or on any later date specified by the Compensation Committee, an amount equal to the fair market value of a share of Common Stock as of the date the Award becomes vested (together with any dividends or distributions as may have accrued with respect to such share of Common Stock from the time of the grant of the Award until the time of vesting) or such later date as determined by the Compensation Committee. An RSU or PSU may be settled or paid in cash, shares of Common Stock or a combination of each, as determined by the Compensation Committee. The Compensation Committee may also impose such other restrictions and conditions as it determines in its sole discretion.
Share Awards.   The Compensation Committee may grant an Award of shares of Common Stock (“Share Awards”) to an Eligible Award Recipient on such terms and conditions as the Compensation Committee may determine at the time of grant. A Share Award may be made as additional compensation for services rendered by the Eligible Award Recipient or may be in lieu of cash or other compensation to which the Eligible Award Recipient is entitled from the Company.
Cash-Based Awards.   The Compensation Committee may grant a cash-based Award to an Eligible Award Recipient on such terms and conditions as the Compensation Committee may determine at the time of grant. The Compensation Committee will determine the maximum duration of the cash-based Award, the amount of cash to which the cash-based Award pertains, the conditions upon which the cash-based Award will become vested or payable, and such other provisions as the Compensation Committee may determine.
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Adjustments upon Changes in Capitalization.   In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number of shares of Common Stock or securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganizations, recapitalization, reclassification, stock dividend, stock split, reverse stock split, substitution, or other similar corporate event or transaction, or an extraordinary dividend or distribution by the Company, the Compensation Committee will determine the appropriate adjustments, if any, to (a) the maximum number and kind of shares of stock or other securities or other equity interests as to which Awards may be granted under the 2024 EIP, (b) the maximum number and class of shares of Common Stock or securities that may be issued upon exercise of Stock Options, (c) the number and kind of shares of Common Stock or other securities covered by any or all outstanding Awards that have been granted under the 2024 EIP to preserve the economic intent of such Award, (d) the option price of outstanding Stock Options and the base price of outstanding SARs, and (e) the performance goals applicable to outstanding restricted Awards.
Effect of Change in Control or Certain Other Transactions.   Generally, the Award agreement evidencing each Award will provide any specific terms applicable to that Award in the event of a Change in Control of the Company (as defined below).
For purposes of the 2024 EIP, “Change in Control” generally means (a) the definition of “change of control” or similar term used in the employment or service agreement between the Company or its affiliate and the applicable participant or any “change in control policy” adopted by the Compensation Committee; (b) if (a) does not apply, the definition set forth in the applicable Award Agreement; or (c) if neither (a) nor (b) applies, then: (A) any person becomes the beneficial owner, directly or indirectly, of more than thirty-five percent (35%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”) including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions will not constitute a Change in Control: (i) any acquisition of voting securities of the Company directly from the Company, including without limitation, a public offering of securities or (ii) any acquisition by the Company or any of its subsidiaries of Outstanding Company Voting Securities, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its subsidiaries; (B) during any period of two consecutive years, individuals who constitute the Board as of the beginning of such period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election to the Board, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Incumbent Directors (including directors whose election or nomination was previously so approved), will be considered as though such individual were a member of the Board as of the beginning of such two-year period, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of any members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or (C) consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (i) any individuals and entities who were the beneficial owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the beneficial owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns all or substantially all of the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination; (ii) no person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, such Successor Entity, or any of their subsidiaries) is the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors (or comparable governing body) of the Successor Entity were Incumbent Directors (including persons deemed to be Incumbent Directors) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.
Upon the occurrence of a Change in Control, the vesting of all outstanding Awards may be accelerated (together with all performance-based vesting conditions deemed satisfied at the greater of 100% of target or actual performance) to the extent provided under (i) the participant’s Award agreement, (ii) the terms of any employment agreement or other contract
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between the Company and a participant, or (iii) any change in control policy adopted by the Committee and in effect at the time of such Change in Control.
Stock Options and SARs Terminated in Change in Control.   If Stock Options or SARs are to terminate in the event of a Change in Control, the Compensation Committee will provide at least ten days’ notice to the holders of vested Stock Options or SARs that the vested Stock Options or SARs will be terminated and will pay to the holders a payment (in cash or stock, or combination of cash and stock) in respect of each share of Common Stock covered by the Stock Option or SAR being cancelled in an amount equal to the excess, if any, of the per share of Common Stock consideration to be paid to stockholders in the Change in Control over the price of the Stock Option or the SAR. If the per share of Common Stock consideration to be paid to stockholders in the Change in Control is less than the exercise price of the Stock Option or SAR, the Stock Option or SAR may be terminated without payment of any kind. The holders of unvested Stock Options or SARs may also receive payment, at the discretion of the Compensation Committee, in the same manner as described above for vested Stock Options and SARs. The Compensation Committee may also accelerate the vesting on any unvested Stock Option or SAR and provide holders of such Stock Options or SARs a reasonable opportunity to exercise the Award.
Other Awards Terminated in Change in Control.   If Awards other than Stock Options and SARs are to terminate in connection with a corporate transaction, the holders of vested Awards will be provided, and holders of unvested Awards may be provided, at the discretion of the Compensation Committee, payment (in cash or other consideration upon or immediately following the Change in Control, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each share of Common Stock covered by the Award being cancelled in an amount equal to the per share of Common Stock price to be paid to stockholders in the Change in Control, where the value of any non-cash consideration will be determined by the Compensation Committee in good faith.
The Compensation Committee may, in its sole discretion, provide for different treatment for different Awards or Awards held by different parties, and where alternative treatment is available for a participant’s Awards, may allow the participant to choose which treatment will apply to his or her Awards.
Transferability.   The 2024 EIP generally restricts the transfer of any Awards, except (a) transfers by will or the laws of descent and distribution or (b) to a beneficiary designated by the participant, to whom any benefit under the 2024 EIP is to be paid or who may exercise any rights of the participant in the event of the participant’s death before he or she receives any or all of such benefit or exercises an Award.
Amendment or Termination of the Equity Incentive Plan.   The 2024 EIP may be amended or terminated at any time by the Compensation Committee without stockholder approval, unless stockholder approval of the amendment is required under applicable law, regulation, or New York Stock Exchange requirement. No amendment may materially and adversely alter or impair any Awards that had been granted under the 2024 EIP prior to the amendment without the impacted participant’s consent.
Forfeiture Events; Clawback.   Any Award under the 2024 EIP will be subject to the terms of the Company’s Executive Compensation Clawback Policy, as it may be amended from time to time. In addition, the Compensation Committee may specify in an Award agreement that the participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, clawback, or recoupment upon the occurrence of certain specified events or as required by law.
Registration with SEC
If the EIP Amendment is approved, the Company intends to file with the SEC a registration statement on Form S-8 covering the additional 25.0 million shares of Common Stock issuable under the 2024 EIP.
Summary of U.S. Federal Income Tax Implications of Awards
The following is a summary of the Federal income taxation treatment applicable to the Company and the participants who receive awards under the 2024 EIP.
Stock Option Grants.   No taxable income is recognized by an optionee upon the grant of a Stock Option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair
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market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy any applicable tax withholding requirements applicable to such income. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised Stock Option. The deduction will in general be allowed for the Company’s taxable year in which such ordinary income is recognized by the optionee.
Stock Appreciation Rights.   No taxable income is recognized upon receipt of a SAR. The holder will recognize ordinary income in the year in which the SAR is exercised, in an amount equal to the excess of the fair market value of the underlying shares on the exercise date over the exercise price in effect for the exercised right, and the holder will be required to satisfy any applicable tax withholding requirements applicable to such income. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the SAR. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
Restricted and Performance Stock Awards.   The recipient of unvested shares of Common Stock issued under the 2024 EIP will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the fair market value of the shares on the vesting date. The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the unvested shares of Common Stock are issued an amount equal to the fair market value of those shares on the issue date. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for the Company’s taxable year in which such ordinary income is recognized by the recipient.
Restricted and Performance Stock Units.   No taxable income is recognized upon receipt of RSUs or PSUs. The holder will recognize ordinary income in the year in which the shares subject to the Award are actually issued to the holder, or a corresponding amount in cash is paid in settlement of the Award. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy any applicable tax withholding requirements applicable to such income. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
Other Awards.   In general, no taxable income is recognized upon receipt of other awards. The holder will recognize ordinary income in the year in which the awards are actually settled, and the participant will be required to satisfy any applicable tax withholding requirements applicable to such income. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time of settlement. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
Accounting Treatment
Pursuant to the accounting standards under FASB Accounting Standards Codification Topic 718, the Company will be required to expense all stock-based payments, including grants of stock options, SARs, stock awards, RSUs and all other awards under the 2024 EIP. Accordingly, stock options and SARs which are granted to the Company’s employees and non-employee directors and payable in shares of Common Stock will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against the Company’s reported earnings over the requisite service period of the award. SARs that are to be settled in cash will be subject to variable mark-to-market accounting until the settlement date. For shares issuable upon the vesting of RSUs awarded under the 2024 EIP, the Company will be required to amortize over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, then the fair market value of those shares at that time will be charged to the Company’s reported earnings ratably over the vesting period. Such accounting treatment for RSUs and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals, although for performance-based awards, the grant date fair value will initially be determined on the date the performance goal is established and on the basis of the probable outcome of performance goal attainment. The issuance of a fully vested stock bonus will result in an immediate charge to the Company’s earnings equal to the fair market value of the bonus shares on the issuance date.
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Finally, it should be noted that the compensation expense accruable for restricted awards conditioned upon satisfaction of one or more performance goals under the 2024 EIP will, in general, be subject to adjustment to reflect the actual outcome of the applicable performance goals, and any expenses accrued for such restricted awards will be reversed if the performance goals are not met, unless those performance goals are deemed to constitute market conditions (i.e., because they are tied to the price of shares of Common Stock) under FASB Accounting Standards Codification Topic 718.
New Plan Benefits
On February 19, 2026, the Compensation Committee approved certain conditional RSUs and PSUs (the “Conditional Awards”) to the Company’s named executive officers and other eligible employees. If stockholder approval of the EIP Amendment is obtained, the Conditional Awards will automatically become effective under the 2024 EIP.
If stockholder approval of the EIP Amendment is not obtained, the Compensation Committee will need to consider the appropriate equitable approach to maintain appropriate total compensation packages for our named executive officers and other eligible employees. Such approach is likely to involve awards to named executive officers and other eligible employees that will instead be settled in cash. The table below contains information about shares underlying Awards (at target level of performance) authorized for issuance under the 2024 EIP which are expected to be issued to the groups outlined below, subject to stockholder approval of the EIP Amendment as set forth in this proposal.
Name and Position	Value ($)(1)	Shares(1)
Adam M. Aron Chairman, Chief Executive Officer, President, and Director	$9,500,000	7,648,954
Sean D. Goodman Executive Vice President, International Operations, Chief Financial Officer, and Treasurer	2,200,000	1,771,337
Daniel E. Ellis Executive Vice President, Chief Operations, Development & Marketing Officer	1,000,000	805,154
Mark Way Executive Vice President, Europe	900,000	724,638
Carla C. Chavarria Senior Vice President, Chief Human Resources Officer	800,000	644,124
Other Executive Officer Group	1,425,000	1,147,348
Non-Employee Director Group	—	—
Non-Executive Officer Employee Group	8,915,000	7,177,998

(1)
The number of RSUs/PSUs and corresponding underlying shares was determined by dividing the dollar value of the Conditional Awards by $1.242, the trailing five-day average closing price prior to February 19, 2026. The actual dollar value of the Conditional Awards will not be determinable until the effective grant date of such awards.

Future awards under the 2024 EIP will be made at the discretion of the Compensation Committee. Other than the awards expected to be granted following initial approval of the EIP Amendment as summarized in the table above, the benefits that will be paid or awarded under the 2024 EIP cannot currently be determined.
Equity Compensation Plan Information
See “Equity Compensation Plan Information” below for a table summarizing the 2024 EIP as of December 31, 2025.
Required Vote
The affirmative vote by a majority of the votes cast is required to approve this Proposal 5. Approval of this proposal is not contingent on the approval of any other proposals in this Proxy Statement.
Board Recommendation
The Board recommends a vote “FOR” approval of the EIP Amendment to increase the total number of shares of Common Stock available for awards pursuant to the 2024 EIP from 25.0 million shares to 50.0 million shares.
29

CORPORATE GOVERNANCE

Corporate Governance Guidelines
Our Corporate Governance Guidelines and Principles reflect the principles by which the Board operates and sets forth director qualification standards, responsibilities, compensation, evaluation, orientation and continuing education, board committee structure, chief executive officer performance review, management succession planning and other policies for the governance of the Company. A copy of the Corporate Governance Guidelines and Principles is available on our website at www.amctheatres.com under “Investor Relations”—“Governance”—“Governance Documents.”
Risk Oversight
The Board executes its oversight responsibility for risk management directly and through its committees, as follows:
The Audit Committee has primary oversight responsibility with respect to the Company’s annual enterprise risk management analysis, including financial and accounting risks. The Audit Committee discusses with management the Company’s significant financial and non-financial risk exposures and the Company’s risk assessment and risk management policies. Management provides the Audit Committee periodic assessments of the Company’s risk management processes and systems of internal control. The Chairperson of the Audit Committee reports to the full Board regarding material risks as deemed appropriate.
The Board’s other committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and employee compensation generally. The Board is kept abreast of its committees’ risk oversight and other activities via reports of the committee chairpersons to the full Board. These reports are presented at every regular Board meeting and include discussions of committee agenda topics, including matters involving risk oversight.
The Board, together with its committees, considers specific risk topics, covering the range of material risks to the Company, including risks associated with our annual operating plan, our capital structure, our strategic initiatives, compliance, human capital management, the environment and climate change, information systems and technology, privacy, and other cyber security risks. The Board and its committees regularly review our risk management policies, processes, and controls. In addition, the Board receives reports from the members of our senior leadership team that include discussions of the risks and exposures involved in their respective areas of responsibility. Further, the Board is informed of developments that could affect our risk profile or other aspects of our business.
Cybersecurity Risk
The Company recognizes the importance of developing, implementing, and maintaining cybersecurity measures to assess, identify, and manage material risks from cybersecurity (including cybersecurity threats associated with the use of third-party service providers), to safeguard our information systems, and to protect the confidentiality, integrity, and availability of the data on our information systems.
Managing Material Risks & Integrated Overall Risk Management
The Company has strategically integrated cybersecurity risk management into our broader risk management framework. Management has formed cross-functional risk and information security committees (the “Security Committees”) to initiate, develop, review and implement cybersecurity policies, procedures and training to mitigate cybersecurity risks. Our information technology (“IT”) cybersecurity leadership team works closely with our Security Committees and internal audit team to evaluate and address cybersecurity risks in alignment with our business objectives and operational needs.
Using a risk-based prioritization approach, the IT cybersecurity leadership team and the Security Committees focus on securing our high value assets, updating our cybersecurity detection and prevention capabilities to identify new threats, and improving compliance processes to protect the Company’s operations and data. During this process, the following factors, among others, are considered: likelihood and severity of risk, impact on the Company and others if a risk materializes, feasibility and cost of controls, and impact of controls on operations.
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The Company has also implemented technical safeguards that are designed to protect our information systems from cybersecurity threats, including firewalls, intrusion prevention and detection systems, anti-malware functionality, access controls, and vulnerability and patch management. The Company also makes ongoing strategic investments to address cybersecurity risks, including maintaining insurance coverage to mitigate the potential financial consequences of cybersecurity incidents.
Risk Management Personnel
The Company’s senior IT leadership, comprised of the Chief Information Officers of both AMC and Odeon, and IT cybersecurity teams have the primary responsibility for assessing, monitoring, and managing, our cybersecurity programs. The Company’s senior IT leadership bring over fifty years of combined IT experience to their roles. Each member of the Company’s IT cybersecurity leadership team, comprised of the AMC Director Cybersecurity, the Odeon Group Head of Cyber, Risk and Operations and the AMC SVP & Chief Information Officer, brings 20+ years of IT experience. The Company regularly invests in training for these teams, and key leadership positions hold Certified Information Systems Security Professional certifications. Our senior IT leadership and IT cybersecurity team, with input as appropriate from the Security Committees, oversee our governance programs, tests our compliance with standards, remediate known risks, and direct employee training.
Monitoring Cybersecurity Incidents
The Security Committees are continually informed about the latest developments in cybersecurity, including potential threats and risk management techniques. The Security Committees, and in particular senior IT leadership, IT cybersecurity and internal audit members serving on the Security Committees, implement and oversee processes for the regular monitoring of our information systems. The Company follows the National Institute of Standards and Technology framework to design and implement security processes, tools and procedures, and regular system audits identify and lead to prompt remediation of potential vulnerabilities. In the event of a cybersecurity incident, senior IT leadership and the Security Committees are equipped with a well-defined incident response plan. This plan includes immediate actions to mitigate the impact, internal and external communication plans, and notification requirements.
Engagement of Consultants for Risk Management Services
Recognizing the complexity and evolving nature of cybersecurity threats, the Company engages with a range of external experts to perform a variety of functions for the Company. These include, but are not limited to, cybermaturity audits, targeted ransomware assessment and table-top exercises, red and purple team attack simulations, internal penetration tests and other internal and external audits. These partnerships enable us to leverage specialized knowledge and insights into our cybersecurity strategies and processes.
Overseeing Third-Party Risk
Because we are aware of the risks associated with third-party service providers, the Company implements processes to oversee and manage these risks. The Company utilizes software products and services to monitor and protect the Company’s environment from possible third-party breaches impacting the Company’s environment. This approach is designed to mitigate risks related to data breaches or other security incidents originating from third-parties. Third-parties who have access to highly sensitive information due to services performed and data retained are subject to increased scrutiny.
Risks from Cybersecurity Threats
We have not experienced any cybersecurity incidents that we believe have materially affected, or are likely to materially affect, the Company.
Board of Directors and Audit Committee Oversight
Our Board understands the critical nature of managing risks associated with cybersecurity threats. The Board has established robust oversight mechanisms to ensure effective governance in managing risks associated with cybersecurity threats.
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The Audit Committee is central to the Board’s oversight of cybersecurity risks and bears the primary responsibility for overseeing these risks. Senior IT leadership regularly informs the Audit Committee, the Chief Financial Officer and other members of the Company’s senior leadership of cybersecurity risks and incidents. This ensures that the highest levels of management are kept abreast of the cybersecurity posture and potential risks facing the Company.
Management’s Role Managing Risk
Senior IT leadership play a pivotal role in managing cybersecurity risk and keeping the Audit Committee apprised of cybersecurity developments. Senior IT leadership provide comprehensive briefings to the Audit Committee on a periodic basis. These briefings encompass a broad range of topics, including:
•
current cybersecurity landscape and emerging threats;

•
status of ongoing cybersecurity initiatives and strategies;

•
learnings from any cybersecurity events; and

•
compliance with regulatory requirements and industry standards.

In addition to our scheduled meetings, the Audit Committee and senior IT leadership maintain an ongoing dialogue regarding emerging or potential cybersecurity risks. The Company, at the direction of the Audit Committee, conducts periodic reviews of the Company’s cybersecurity posture and the effectiveness of its risk management strategies. These reviews help in identifying areas for improvement and ensuring the alignment of cybersecurity efforts with the overall risk management framework.
Compensation Policies and Practices as They Relate to Risk Management
The Compensation Committee has reviewed and discussed the concept of risk as it relates to the Company’s compensation policies, and it does not believe the Company’s compensation policies or practices create or encourage the taking of excessive risks that are reasonably likely to have a material adverse effect on the Company. Below are some of the highlights of the Company’s compensation programs that mitigate risks associated with compensation:
•
Compensation is comprised of a combination of base salary, annual cash incentive, and long-term equity incentive awards;

•
While annual cash incentives are available for all full-time employees, only senior officers receive equity awards;

•
Equity compensation vesting is multi-year service based and performance based with overlapping performance periods; and

•
Maximum payout for cash and equity incentives is 200% of the value at target.

The Compensation Committee has identified no material risks in the compensation programs for 2025.
Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics that applies to all our associates, including our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The Code of Business Conduct and Ethics, which addresses the subject areas covered by the SEC’s rules, may be obtained free of charge through our website: www.amctheatres.com under “Investor Relations”—“Governance”—“Governance Documents.” Any amendment to, or waiver from, any provision of the Code of Business Conduct and Ethics required to be disclosed with respect to any senior executive or financial officer shall be posted on this website.
32

Insider Trading Policy
We have adopted an Insider Trading Policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees and their immediate family members. A copy of our Insider Trading Policy is filed as Exhibit 19 to our 2025 Annual Report on Form 10-K. In addition, with regard to trading in the Company’s securities, it is the Company’s policy to comply with the federal securities laws and the NYSE listing requirements, and we believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the NYSE listing standards applicable to the Company.
Board and Committee Meeting Attendance
The Board held six meetings during the year ended December 31, 2025. Each then-serving director attended at least 75% of the total combined meetings held by the Board plus the meetings held by the committees of the Board on which such director served.
Communications with the Board
Our stockholders and other interested parties may communicate to our Board, its committees, or our non-management directors as a group, by writing to the Secretary of AMC Entertainment Holdings, Inc. at One AMC Way, 11500 Ash Street, Leawood, KS 66211. Stockholders and other interested parties should indicate that their correspondence is intended to be communicated to the Board.
Director Independence
Currently, nine of our ten directors are independent: Ms. Clark, Mr. Glover, Ms. Jain, Mr. Koch, Mr. Lader, Mr. Locke, Ms. Putnam, Dr. Saich, and Mr. Sussman, as determined by our Board in accordance with NYSE rules. The remaining member of the Board, Mr. Aron, is not independent under the NYSE rules or within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”).
Our Board determined that all directors who serve on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent in accordance with NYSE rules and within the meaning of the Exchange Act for purposes of serving on each respective committee.
Board Leadership Structure
Pursuant to the Company’s Corporate Governance Guidelines, the Board does not have a fixed policy regarding the separation of the offices of Chairperson of the Board and CEO. Under our current leadership structure, both of those roles are held by Mr. Aron. Because the roles of Chairperson and CEO are combined, the Board has appointed Mr. Lader to serve as the non-executive Lead Independent Director. At this time, our Board believes this structure is best for the Company as it allows our Chairperson and CEO to oversee the operational leadership and strategic direction of the Company, while enabling the Lead Independent Director to facilitate the Board’s independent oversight of management, including evaluation of the CEO’s performance. Our Chairperson is not considered independent under the NYSE rules.
The responsibilities of the Lead Independent Director include:
•
Convening, chairing, and determining agendas for executive sessions of the non-management and independent directors;

•
Serving as a liaison between the Board and management;

•
Determining, in consultation with the Chairperson, the schedule and agendas for meetings of the Board;

•
Discussing with the other directors any concerns they may have about the Company and its performance and relaying such concerns, when appropriate, to the full Board;

33

•
Consulting with the Chief Executive Officer of the Company regarding concerns of the directors;

•
Being available for consultation with any of the senior executives of the Company as to any concerns they might have; and

•
Being available for communications with the Company’s stockholders.

Executive Sessions
Our non-management directors meet in an executive session, without members of management present, no less than once per year in accordance with the NYSE rules. Our Lead Independent Director presides over these executive sessions.
Attendance at Annual Meetings
We encourage our directors to attend our Annual Meeting of Stockholders, absent unusual circumstances. All our directors except Ms. Clark and Mr. Sussman attended the 2025 Annual Meeting of Stockholders.
Board and Committee Evaluations; Director Education
Our Board engages in ongoing self-evaluation and assessment. Annually, the directors review and complete evaluations on Board effectiveness, committee performance and peer assessment. Each of the committees and the full Board discuss their self-assessments at least annually. The Nominating and Corporate Governance Committee periodically reviews the form and process for Board and committee self-evaluations. The Board also receives periodic briefings and education on core concepts and trends that impact our businesses.
Committees
Our Board has established three standing committees. The standing committees consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The standing committees are comprised of directors as provided in the table below:
Board Member	Audit	Compensation	Nominating and Corporate Governance
Adam M. Aron
Denise M. Clark	Member		Chairperson
Marcus Glover	Member
Sonia Jain	Chairperson
Howard W. “Hawk” Koch, Jr.		Member	Member
Philip Lader		Member
Gary F. Locke		Member	Member
Keri S. Putnam	Member		Member
Anthony J. Saich		Chairperson
Adam J. Sussman		Member	Member
Meetings Held in 2025	5	4	4
Each of our standing committees, the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, operates under a charter, which is available on our website at www.amctheatres.com under “Investor Relations”—“Governance”—“Governance Documents.” The functions performed by each of the standing committees of the Board are briefly described below.
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Audit Committee
Our Audit Committee currently consists of Ms. Clark, Mr. Glover, Ms. Jain and Ms. Putnam. Ms. Pawlus served on the Audit Committee until December 2025, when Ms. Pawlus retired from the Board and the size of the Audit Committee was reduced. Ms. Jain currently serves as the chairperson of the Audit Committee. The Board has determined that each of Mr. Glover and Ms. Jain qualify as an Audit Committee financial expert as defined in Item 407(d)(5) of Regulation S-K and that each member of our Audit Committee is financially literate as defined in the NYSE rules and is independent within the meaning of Rule 10A-3 of the Exchange Act and the NYSE rules.
The principal duties and responsibilities of our Audit Committee are as follows:
•
to oversee our financial reporting process and internal control system;

•
to appoint and replace our independent registered public accounting firm from time to time, determine their compensation and other terms of engagement, oversee their work, and perform an annual evaluation;

•
to oversee the performance of our internal audit function;

•
to oversee the Company’s information systems, privacy, and data security risks; and

•
to oversee our compliance with legal, ethical, and regulatory matters.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.
Compensation Committee
Our Compensation Committee consists of Mr. Koch, Mr. Lader, Mr. Locke, Dr. Saich and Mr. Sussman, all of whom are independent in accordance with the NYSE rules. Ms. Pawlus served on the Compensation Committee until December 2025, when Ms. Pawlus retired from the Board and the size of the Compensation Committee was reduced. Dr. Saich serves as the chairperson of the Compensation Committee.
The principal duties and responsibilities of our Compensation Committee are as follows:
•
to provide oversight on the development and implementation of the compensation policies, strategies, plans and programs for our key employees and non-employee directors and disclosure relating to these matters;

•
to review and approve the compensation of our CEO and our other executive officers;

•
to provide oversight concerning the compensation of our CEO, performance of our CEO and compensation related matters; and

•
to review the Company’s strategies, policies, and practices related to human capital.

The Compensation Committee may delegate to management administration of incentive compensation plans for non-executive officers. The Compensation Committee engaged and retained Korn Ferry, as an independent executive compensation consultant, to provide advice on 2025 compensation matters. During 2025, Korn Ferry provided advice on executive and director compensation programs, executive and director market pay analysis, compensation peer group, CEO pay recommendations and drafting of the Compensation Discussion and Analysis disclosures contained in this Proxy Statement. The Compensation Committee reviewed the nature of its relationship with Korn Ferry and determined that there were no conflicts of interest with respect to Korn Ferry’s independence.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Ms. Clark, Mr. Koch, Mr. Locke, Ms. Putnam and Mr. Sussman, all of whom are independent in accordance with the NYSE rules. Ms. Clark serves as chairperson of the Nominating and Corporate Governance Committee.
35

The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:
•
to establish criteria for board and committee membership and recommend to our Board proposed nominees for election to the Board and for membership on committees of the Board;

•
to make recommendations to our Board regarding board governance matters and practices; and

•
oversight of the Company’s initiatives, strategies, programs, approach to and key policies regarding human capital management, corporate responsibility, climate risk, environmental risk, social impact risk, and governance and sustainability matters.

Director Nomination Process
The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate criteria that directors are required to fulfill (including experience, qualifications, attributes, skills and other characteristics) in the context of the current make-up of the Board and the needs of the Board given the circumstances of the Company. In identifying and screening director candidates, the Nominating and Corporate Governance Committee considers whether the candidates fulfill the criteria for directors approved by the Board, including integrity, objectivity, independence, sound judgment, leadership, courage, the ability to commit adequate time and attention to his or her responsibilities as a director of the Company, and diversity of experience (for example, in relation to finance and accounting, international operations, strategy, risk, cybersecurity, artificial intelligence, technical expertise, policymaking, etc.).
The Nominating and Corporate Governance Committee does not assign specific weight to any particular factor but in selecting members for open Board positions, the Board takes into account such factors as it deems appropriate, which may include the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board and the need for financial or other specialized expertise. The Nominating and Corporate Governance Committee has adopted a policy to ensure that individuals considered for open Board seats include qualified candidates with diversity of race, ethnicity, gender, perspectives, experiences and other qualities deemed critical to the effective functioning of the Board and actively consider such candidates. The Board seeks to achieve a mix of members whose experience and backgrounds are relevant to the Company’s strategic priorities and the scope and complexity of the Company’s business. Overall, each of our Board members is committed to the growth of the Company for the benefit of the stockholders, contributes new ideas in a productive and congenial manner and regularly attends board meetings. See the skills matrix prior to our director and nominee biographies under Proposal 2(a) or 2(b)—Election of Directors.
The Nominating and Corporate Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Nominating and Corporate Governance Committee, directors, and members of management. Stockholders may submit recommendations by providing the person’s name and appropriate background and biographical information in writing to the Nominating and Corporate Governance Committee at: Company Secretary, One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 or by emailing: EGladbach@amctheatres.com. Invitations to serve as a nominee are extended by the Board itself via the Chairperson and the Chairperson of the Nominating and Corporate Governance Committee.
Compensation Committee Interlocks and Insider Participation
During 2025, no member of the Compensation Committee had a relationship required to be described under the SEC rules relating to disclosure of related person transactions and none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company.
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DIRECTOR COMPENSATION

The following section presents information regarding the compensation paid during the year ended December 31, 2025, to members of our Board who were not employees of the Company (“Non-Employee Directors”). Employee members of our Board do not receive any compensation from the Company for service as a director. We reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity.
Non-Employee Director Compensation
In order to attract and retain qualified Non-Employee Directors, the Company amended and restated its Non-Employee Director Compensation Program, effective January 1, 2025, pursuant to which Non-Employee Directors were compensated for their service to the Company in 2025. Each non-employee director is eligible for the following annual compensation for services as a Board member:
•
an annual cash retainer of $165,000;

•
an annual stock award with a calculation value of $120,000, subject to a one-year holding requirement;

•
an annual cash retainer of $50,000 for the Lead Independent Director; and

•
an annual cash retainer for non-employee directors who serve on a committee as follows:

Committee	Chairperson	Member
Audit	$35,000	$17,500
Compensation	25,000	15,000
Nominating and Corporate Governance	20,000	10,000
Cash retainers are paid in quarterly installments and are pro-rated for partial years of service.
Stock awards are made pursuant to the Company’s equity incentive plan, are fully vested at the date of grant, and are issued on the later of (i) the date annual grants are made to senior management and (ii) the date the director is elected to the Board. For 2025, stock awards for non-employee directors were approved on February 19, 2025. Stock awards are pro-rated for the director’s first partial year of service, but not for the last partial year of service. Directors may elect to receive all or a portion of their cash retainer in stock. Stock awards must be retained until the earlier to occur of the first anniversary of the grant date or the director’s departure from the Board.
Unless otherwise specified by the Board, the number of shares awarded to each non-employee director is determined by dividing the value of the award by the average closing price of the stock for the five trading days prior to the date of the stock award. Since the stock prices used to calculate the grants and determine the compensation value are different, in times of high volatility the reflected compensation may ultimately be higher or lower than that targeted by the Board. For the 2025 stock awards, the price used to calculate the shares awarded was $3.508, and the price used to calculate the compensation included in the table was $3.57.
The Compensation Committee, in consultation with its independent executive compensation consultant, annually reviews the Non-Employee Director Compensation Program and recommends updates, if any, to the full Board for approval.
37

Director Compensation Table
The following table presents information regarding the compensation of our non-employee directors during the year ended December 31, 2025.
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Denise M. Clark	$202,500	$122,123	$13,209	$337,832
Marcus Glover	182,500	122,123	—	304,623
Sonia Jain	195,625	122,123	—	317,748
Howard W. “Hawk” Koch, Jr.	190,000	122,123	—	312,123
Philip Lader(4)	134,375	223,889	4,822	363,086
Gary F. Locke	190,000	122,123	—	312,123
Kathleen M. Pawlus(5)	190,603	122,123	3,475	316,200
Keri S. Putnam	192,500	122,123	8,431	323,054
Anthony J. Saich	190,000	122,123	—	312,123
Adam J. Sussman	190,000	122,123	—	312,123

(1)
Includes the annual cash retainer for services as (a) a board member, (b) the Lead Independent Director, and (c) a chairperson or member of a committee.

(2)
Represents the aggregate grant date fair values, as computed in accordance with Financial Accounting Standards Board’s Accounting Standard Codification (“ASC”) Topic 718, Compensation—Stock Compensation, calculated based upon the closing price of the Common Stock on the February 19, 2025 grant date of $3.57. As discussed above, the number of shares of Common Stock granted was calculated using a price of $3.508 (representing a five-day average closing price) resulting in the variance between the award calculation value and the ultimate compensation value included in the table.

(3)
Represents tax gross-up paid for fiscal year 2025 relating to income attributable to personal aspects of travel expenses, meals, and activities in connection with certain Company meetings. For each of the directors that received a tax gross-up, the incremental cost to the Company of the related travel expenses, meals and activities is not included as a perquisite because the total value was less than $10,000.

(4)
Mr. Lader elected to receive $100,000 of his annual cash retainer fee as Lead Independent Director in shares of Common Stock. The Common Stock was granted on February 19, 2025, and the number of shares granted and the grant date fair value of those shares was determined as described in footnote 2 above.

(5)
Ms. Pawlus retired from the Board in December 2025.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock outstanding as of July 31, 2026, with respect to:
•
each person or group of affiliated persons known by us to own beneficially more than 5% of the outstanding shares of Common Stock, together with their addresses;

•
each of our directors, director nominees and our Named Executive Officers (“NEOs”); and

•
all directors and executive officers as a group.

The address for each of our directors, director nominees and NEOs is c/o AMC Entertainment Holdings, Inc., One AMC Way, 11500 Ash Street, Leawood, Kansas 66211. Each person has sole voting and dispositive power over shares held by them, except as described below.
Name	Common Stock Number	%
5% Beneficial Owners
UBS Group AG(1)	31,798,365	3.56
Discovery Capital Management, LLC(2)	55,511,739	6.22
Pentwater Capital Management LP(3)	63,643,277	7.13
Directors and Named Executive Officers:
Adam M. Aron	2,437,020	*
Sean D. Goodman	494,422	*
Daniel E. Ellis	236,034	*
Mark Way	211,215	*
Carla C. Chavarria	218,444	*
Denise M. Clark	155,923	*
Marcus Glover	137,295	*
Sonia Jain	149,903	*
Howard W. “Hawk” Koch, Jr.	157,113	*
Philip Lader	189,163	*
Gary F. Locke	160,658	*
Keri S. Putnam	155,923	*
Anthony J. Saich	160,658	*
Adam J. Sussman	160,658	*
All directors and executive officers as a group (17 persons)(4)	5,318,477	*

*
Less than 1%

(1)
Based on a Schedule 13G filed January 30, 2026, by UBS Group AG. In such filing UBS Group AG lists its address as Bahnhofstrasse 45 PO Box CH-8021, Zurich, Switzerland. The Schedule 13G indicates sole voting power and sole dispositive power over 0 shares, shared voting power over 31,798,365 shares, and shared dispositive power over 31,798,761 shares.

(2)
Based on a Schedule 13G/A filed May 5, 2026, by Discovery Capital Management, LLC. In such filing Discovery Capital Management, LLC lists its address as 20 Marshall Street, Suite 310, South Norwalk, CT 06854. The Schedule 13G indicates sole voting power and sole dispositive power over 0 shares, and shared voting power and shared dispositive power over 55,511,739 shares.

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(3)
Based on a Schedule 13G filed May 15, 2026, by Pentwater Capital Management LP. In such filing Pentwater Capital Management LP lists its address as 1001 10th Avenue South, Suite 216, Naples, FL 34102. The Schedule 13G indicates sole voting power and sole dispositive power over 0 shares, and shared voting power and shared dispositive power over 63,643,277 shares, including 54,272,591 shares issuable on the conversion of an exchangeable note.

(4)
Includes 294,048 shares of Common Stock beneficially held by executive officers not named in the table.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and holders of greater than 10% of our Common Stock are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.
To our knowledge, based solely upon a review of the copies of such reports filed electronically with the SEC and/or written representations that no other reports were required to be filed during 2025, all filing requirements under Section 16(a) applicable to our executive officers, directors and 10% stockholders were satisfied timely.
41

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures with Respect to Related Person Transactions
The Board has adopted the AMC Entertainment Holdings, Inc. Policy on Transactions with Related Persons as our policy for the review, approval or ratification of any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is, or will be a participant, and one of the Company’s executive officers, directors, director nominees, 5% stockholders (or the immediate family or household members of any of the foregoing) or any firm, corporation or other entity in which any of the foregoing persons controls, is employed by, or has a material ownership interest (each, a “Related Person”) has a direct or indirect material interest.
This policy is administered by the Audit Committee. As appropriate for the circumstances, the Audit Committee will review and consider relevant facts and circumstances in determining whether to approve or ratify such transaction. Our policy includes certain factors that the Audit Committee takes into consideration when determining whether to approve a related person transaction as follows:
•
the position within or relationship of the related person with the Company;

•
the materiality of the transaction to the related person and the Company, including the dollar value of the transaction, without regard to profit or loss;

•
the business purpose for and reasonableness of the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to the Company for attaining the purposes of the transaction;

•
whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the Company offers generally to persons who are not related persons;

•
whether the transaction is in the ordinary course of the Company’s business and was proposed and considered in the ordinary course of business; and

•
the effect of the transaction on the Company’s business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls and procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

Related Person Transactions
Since January 1, 2025, there have been no related person transactions.
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PROPOSAL 6:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young, LLP (“EY”) as the independent registered public accounting firm to perform the audit of our consolidated financial statements and our internal control over financial reporting for 2026. EY has served as our independent registered public accounting firm since 2020.
The Audit Committee is responsible for overseeing the qualifications, engagement, compensation, independence, and performance of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements and its internal control over financial reporting. The Audit Committee is required to, and with its chairperson, oversees the selection process for new lead audit engagement and concurring partners every five years. Throughout this process, the Audit Committee and management will provide input to EY about AMC priorities, discuss candidate qualifications and interview potential candidates put forth by the firm. The Audit Committee will also require other key EY partners assigned to our audit to be rotated as required by the PCAOB. To help ensure continuing auditor independence, the Audit Committee will continue to periodically consider whether there should be a regular rotation of the independent auditor.
We are asking our stockholders to ratify the selection of EY as our independent registered public accounting firm for 2026. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interests of the Company and our stockholders. If the stockholders fail to ratify the selection of this firm, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of EY.
Representatives from EY are expected to attend the 2026 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.
Required Vote
The affirmative vote by a majority of the votes cast is required to approve this Proposal 6. Approval of this proposal is not contingent on the approval of any other proposals in this Proxy Statement.
Board Recommendation
The Board recommends a vote “FOR” ratification of the selection of EY as our independent registered public accounting firm for 2026.
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AUDIT COMMITTEE REPORT

Our Audit Committee reviews our financial reporting process on behalf of our Board. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2025 Annual Report on Form 10-K with our management and our independent registered public accounting firm for 2025, EY. Our management is responsible for the financial statements and the reporting process, including the system of internal controls. EY is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee has discussed with EY the matters requiring discussion by Statement on Auditing Standard No. 1301, Communication with Audit Committees (as amended), and all other matters required to be discussed with the auditors. In addition, the Audit Committee has received the written disclosures and the letters from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence. The Audit Committee has concluded that the independent auditors currently meet applicable independence standards.
Based on the reviews and discussions to which we refer above, the Audit Committee recommended to our Board (and our Board has approved) that the audited financial statements be included in our 2025 Annual Report on Form 10-K, for filing with the SEC.
Audit Committee of the Board of Directors:
Sonia Jain (Chairperson)
Denise M. Clark
Marcus Glover
Keri S. Putnam
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PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table shows the fees that the Company was billed for the audit and other services provided by EY for the years ended December 31, 2025, and 2024. The Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of EY and determined they were compatible. The Audit Committee has the sole right to engage and terminate the Company’s independent registered public accounting firm, to pre-approve their performance of audit services and permitted non-audit services, and to approve all audit and non-audit fees.
Type of Fee	Year Ended December 31, 2025	Year Ended December 31, 2024
Audit Fees(1)	$4,157,095	$4,378,614
Audit-Related Fees(2)	648,016	691,550
Tax Fees(3)	395,697	418,333
Total	5,200,808	5,488,497

(1)
Audit Fees include the audit of our annual financial statements and our internal control over financial reporting, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the years ended December 31, 2025, and December 31, 2024.

(2)
Audit-Related Fees includes assurance and related services by EY that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)
Tax Fees include professional services rendered by EY for U.S. and international tax return preparation and tax compliance.

Audit Committee Pre-Approval Process
The Audit Committee has adopted policies and procedures for the pre-approval of audit services and permitted non-audit services to be performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. The policies provide general pre-approval for certain types of services, as well as approved costs for those services. The term of any general pre-approval is twelve months from the date of pre-approval unless the Audit Committee specifies otherwise. Any costs or services that are not given general pre-approval require specific pre-approval by the Audit Committee. The policy directs that, if management must make a judgment as to whether a proposed service is a pre-approved service, management should seek approval of the Audit Committee before such service is performed.
Requests to provide services that require specific approval by the Audit Committee must be submitted to the Audit Committee (or the chairperson of the Audit Committee as provided below) by both the independent auditor and management, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. Under the Audit Committee’s pre-approval policy, the chairperson of the Audit Committee has the authority to address any requests made for pre-approval of services between Audit Committee meetings, and the chairperson must report any pre-approval decisions made between Audit Committee meetings to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating its responsibility to pre-approve any permitted services to management.
The Audit Committee pre-approved all services provided by EY for 2025.
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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the disclosures contained in the following section entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the 2026 Annual Meeting.
Compensation Committee of the Board of Directors:
Anthony J. Saich (Chairperson)
Howard W. “Hawk” Koch, Jr.
Philip Lader
Gary F. Locke
Adam J. Sussman
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COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion & Analysis (“CD&A”) describes the philosophy, objectives, and structure of our fiscal year 2025 executive compensation program. This CD&A is intended to be read in conjunction with the tables below, which provide further detail and historical compensation information for our NEOs as identified below.
Name	Position
Adam M. Aron	Chairman, Chief Executive Officer, President, and Director
Sean D. Goodman	Executive Vice President, International Operations, Chief Financial Officer, and Treasurer
Daniel E. Ellis	Executive Vice President, Chief Operations, Development and Marketing Officer
Mark Way	Executive Vice President, Europe
Carla C. Chavarria	Senior Vice President, Chief Human Resources Officer
Consideration of Say on Pay Results
The Board and the Compensation Committee continually evaluate our compensation policies and practices. As part of that process, the Board and the Compensation Committee consider the results of our annual advisory vote on executive compensation, commonly known as the “say-on-pay” vote. At our 2025 annual meeting of stockholders, we were disappointed that only approximately 53% of the votes were cast in support of the say-on-pay proposal and that stockholders representing only about 19% of the eligible votes on the say-on-pay proposal participated in the vote, regardless of their support or opposition.
The Compensation Committee and the Company continue to maintain that the compensation decisions on which the 2025 say-on-pay vote was based were necessary to retain our talented executive team and reward them for their outstanding efforts. In past years, we have undertaken efforts to engage with stockholders to understand and address their concerns with our compensation programs, including participation by independent members of the Board. Further, we have continued to emphasize the AMC Investor Connect initiative focused on our large base of retail investors. The Company also considered the analysis of proxy advisory firms relating to our 2025 proxy statement when determining the appropriate responses.
Our compensation policies and decisions continue to be focused on financial performance and aligning the interests of executives with the interests of stockholders. Although our large and diverse stockholder base with limited institutional participation can make it difficult to ascertain a consensus among our stockholders, the below chart summarizes the Company’s responses to prior key feedback from stockholders and analysis from proxy advisory firms.
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Area of Concern	Company Response
Subsequent modification in 2025 of the pre-established performance targets for 2024 Tranche Year PSUs to adjust for industry underperformance resulting in vesting at maximum levels
Industry performance was significantly impacted in 2024 versus what was forecast at the beginning of the year. The underperformance was primarily due to changes to studio movie release schedules in response to the continuing impacts of industry strikes in the prior year which were outside the Company’s control. Despite significant industry underperformance, management delivered outstanding results that, had targets been set with knowledge of actual industry performance, would have warranted vesting at increased levels. The Compensation Committee felt that to ignore these circumstances would have been a distraction that could have led to disengagement among the management team at a critical time in the Company’s recovery. Further, the modifications do not reflect subjective discretion, but rather represent an assessment of the Company’s performance relative to objective industry conditions.

Overall compensation level for CEO relative to both peers and the other NEOs	There have been no increases to our CEO target cash compensation package since 2021.
Use of one-year performance targets for performance-based equity awards
Current industry volatility and the lack of clarity from studios on planned theatrical movie release practices makes setting long-term targets nearly impossible. Once the industry stabilizes to permit better long-term forecasting, the Compensation Committee will consider a more traditional long-term incentive design structure.

Use of an Adjusted EBITDA performance target for both annual cash incentive, and a majority of performance-based equity compensation
The single most critical focus of the Company is to reduce its debt burden, which is accomplished by delivering profits. We therefore believe that Adjusted EBITDA is the most important measure and that utilizing the goal across programs emphasizes this fact for management. We also utilize free cash flow (“FCF”) for a portion of the performance-based equity awards to provide some diversification, while remaining consistent with our core goal. For 2025, the Compensation Committee shifted the mix of time and performance vesting equity grants for our CEO from 50/50 to 40/60 and introduced additional strategic initiative performance targets. The 40/60 mix of time and performance vesting equity grants with strategic initiative performance targets was continued for our CEO in 2026 and also applied to our CFO for 2026.

Counting unvested PSUs toward Ownership Guidelines	We believe that, while it may not be common practice to count unvested PSUs, the approach is more than offset by our aggressive ownership targets as a multiple of base salary.
Total Shareholder Return is not used as a performance target in any compensation programs
Recently the Company’s stock price has not been reflective of traditional fundamental valuations. We believe that using Total Shareholder Return as a performance goal in this environment could incentivize unreasonable risk taking that is not focused on fundamental financial performance.

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EXECUTIVE SUMMARY
2025 Business Review
We entered 2025 optimistic that industry box office performance would experience material growth. However, changes to the movie release schedules and weaker than expected consumer demand for the titles released affected the industry’s recovery. As a result, the North American industry box office only improved modestly year-over-year, rising approximately 1.5%.
As an illustration of the impacts to our industry, the North American industry box office in 2025 was $8.9 billion compared to (i) $8.7 billion in 2024, (ii) AMC internal projections for 2025 of $10.0 billion at the beginning of the year and (iii) a 2019 pre-pandemic level of $11.4 billion
Notwithstanding the challenging environment, we maintained our focus on maximizing results and adapted to industry conditions. We continued to undertake decisive measures to strategically position the Company to navigate temporary setbacks and re-establish our longer-term recovery path. We tightened operating hours, mitigated costs, rationalized our theatre portfolio, and innovated new merchandise and food and beverage offerings. Most importantly, we strengthened our balance sheet through the July 2025 refinancing transactions that raised additional capital and extended debt maturities, equity capital raising, debt exchanges and debt repurchases.
Below is a summary of some of the impressive accomplishments achieved by the management team during 2025:
•
We generated Adjusted EBITDA in 2025 of $387.5 million, 12.7% higher than the prior year.

•
We completed refinancing transactions that provided approximately $244 million in new financing used primarily to refinance debt maturing in 2026, equitized $143 million of debt and resolved litigation with certain lenders.

•
We raised $169.6 million in net proceeds through the sale of equity to further bolster our balance sheet.

•
On December 31, 2025, we had cash of $428 million.

•
We achieved all-time records for admissions revenue per patron, food and beverage revenue per patron and total revenue per patron. Domestic and international total revenue per patron was approximately 48% and 32% higher, respectively, and contribution margin per patron was significantly higher, than the same measures in pre-pandemic 2019, driven primarily by growth in food and beverage revenue per patron.

•
As of December 31, 2025, we had approximately 39 million member households enrolled in our AMC Stubs loyalty program across our A-List, Premiere, Premiere GO and Insider membership tiers.

•
We executed on AMC’s Go Plan, a multi-year plan to expand premium large format, extra large format and Laser at AMC footprint in theatres, as well as upgrade seating and renovate theatres.

•
We initiated discount Wednesdays along with our longstanding discount Tuesdays program. At the end of 2025, we introduced the AMC Popcorn Pass to our loyalty members that provides 50% pricing on a large popcorn for a one-time annual fee of $29.99 plus tax.

Compensation Decisions
Our compensation program is grounded in a pay-for-performance philosophy and is designed with equity as a significant component of compensation. Performance goals in both our short- and long-term incentive plans are set at challenging levels, with the ultimate goal that the achievement of operating, financial and other goals will drive long-term, sustainable stockholder value. In addition, a key goal of executive compensation is to attract, retain, motivate, and reward talented executives. However, changes to studio movie release schedules and weaker than expected consumer demand for the titles released dramatically impacted the Company’s financial performance during 2025 for reasons unrelated to the performance by our officers and employees in managing the Company’s business and preserving stockholder value.
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In the view of the Compensation Committee, management successfully undertook major initiatives to reduce and control costs, raise additional capital, refinance and extend maturities for a portion of the Company’s debt, operate theatres safely, promote attendance, and lay the groundwork to seek opportunities to diversify the business. These initiatives were essential to preserving the Company’s business and stockholder value at a critical time for the Company. Like recent years, the challenges facing our industry and the recognition that retention of the Company’s leadership was one of the most critical issues facing the Company required the Compensation Committee to remain flexible in its approach to executive compensation. Consequently, the Compensation Committee believes its compensation decisions during 2025 were reasonable and necessary in light of the circumstances. Further, the Compensation Committee believes that its actions will enable the Company to return to a normalized compensation structure and approach as the industry stabilizes. Each of the decisions outlined below is more fully described in the subsequent sections of this CD&A and the tables that follow.
2025 Key Compensation Determinations
•
The base salary and annual bonus opportunity for our CEO remained at the 2024 levels. The value of the annual equity grant for our CEO was returned to its 2023 level. However, the mix of time and performance-based vesting equity grants was changed from 50/50 to 40/60 and additional strategic initiative targets were added to the performance-based grants.

•
For our CFO’s 2025 compensation, base salary was increased approximately 17.5%, annual bonus opportunity as a percentage of base salary remained at 2024 levels, and the value of the annual equity grant was increased 10%. The changes in CFO compensation were approved in order to maintain competitive compensation levels for that position and to recognize his outstanding performance.

•
For NEOs other than our CEO and CFO, base salary increases in February 2025 averaged 4.8%, the annual bonus opportunity as a percentage of base salary was increased by 10% for one position, and annual equity grants remained at 2024 levels. Mr. Ellis’ base salary was increased 7.7% in October 2025 due to additional responsibilities related to marketing.

•
On February 19, 2025, the Compensation Committee determined that changes to studio movie release schedules in response to the continuing impacts of industry strikes in 2023 had a material impact on the Company’s performance in 2024. In light of the fact that these industry impediments were outside the control of the Company and were not known at the time the performance targets were established, the Compensation Committee, in consultation with the Company’s independent compensation consultant, approved modifications to the Adjusted EBITDA performance goals applicable to equity grants allocated to the 2024 Tranche Year. As a result of the modifications, the impacted equity grants vested at a level of 146% instead of 98% before the modifications. There was no impact on equity grants subject to FCF performance goals. For accounting purposes, the incremental increase in fair value resulting from the modifications are reflected in the Company’s 2025 compensation tables that follow.

2026 Actions
•
The base salary, annual bonus opportunity and equity grant values for the NEOs remain at the 2025 levels.

•
For our CEO, the mix of time and performance-based vesting equity grants remains 40/60 with strategic initiative targets applicable to the performance-based grants.

•
For our CFO, the mix of time and performance-based vesting equity grants was changed from 50/50 to 40/60 and additional strategic initiative targets were added to the performance-based grants.

•
Messrs. Goodman, Ellis and Way were provided cash retention bonuses that are payable in two installments with 25% payable on February 19, 2028 and 75% payable on February 19, 2029.

•
As disclosed in Item 9B of the 2025 Annual Report on Form 10-K, the Compensation Committee determined that the industry underperformance, primarily due to changes to studio movie release schedules and weaker than expected consumer demand for the titles released, had a material impact on the Company’s performance in

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2025. In light of the fact that these industry impediments were outside the control of the Company and were not known at the time the performance targets were established, the Compensation Committee, in consultation with the Company’s independent compensation consultant, approved modifications to the Adjusted EBITDA and FCF performance goals applicable to equity grants allocated to the 2025 Tranche Year. As a result of the modifications, the impacted equity grants vested at a level of 200% instead of 0% before the modifications. For accounting purposes, the incremental increase in fair value resulting from the modifications will be reflected in the Company’s 2026 compensation tables.
How Our Compensation Program Works
The Compensation Committee regularly reviews best practices in executive compensation and uses the following guidelines to design our compensation programs during ordinary business cycles, with exceptions made only under extraordinary circumstances:
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Components of Our Pay
Our Compensation Committee oversees our executive compensation program, which includes three primary compensation elements: base salary, annual cash incentives, and long-term equity awards. The Compensation Committee has tailored our program to incentivize and reward specific aspects of Company performance that it believes are central to delivering long-term stockholder value. In 2025, the components of NEO pay were as follows:
Pay Mix
The Compensation Committee utilizes the above-mentioned compensation elements to promote a performance-based culture that aligns the interests of management and stockholders. The Compensation Committee chooses an appropriate balance of fixed and variable pay as well as long-term versus short-term incentives and opportunities. In 2025, our target pay mix was as follows:
CEO Target Pay Mix	Average Other NEO Target Pay Mix

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EXECUTIVE COMPENSATION PHILOSOPHY AND PROGRAM OBJECTIVES
The goals of the Compensation Committee with respect to executive compensation are:
•
to attract, retain, motivate, and reward talented executives;

•
to tie annual compensation incentives to the achievement of specified performance objectives; and

•
to achieve long-term creation of value for our stockholders by aligning the interests of these executives with those of our stockholders.

To achieve these goals, we endeavor to maintain compensation plans that tie a substantial portion of executives’ overall compensation to key strategic, operational, and financial goals and other non-financial goals that the Compensation Committee deems important. The Compensation Committee evaluates our compensation programs to ensure they are supportive of these goals and our business strategy and align the interests of our executives with those of our stockholders.
EXECUTIVE COMPENSATION PROGRAM ELEMENTS
Our executive compensation program primarily consists of a combination of base salary, annual cash incentives, and long-term equity incentives. Our Compensation Committee believes that a combination of these elements offers the best approach to achieving our compensation goals, including attracting and retaining talented and capable executives and motivating our executives and other officers to expend maximum effort to improve the business results and earnings and create long-term, sustainable growth of stockholder value.
Base Salaries
Base salaries for our NEOs are reviewed from time to time by the Compensation Committee and may be increased pursuant to such review and in accordance with guidelines contained in the various employment agreements. Base salaries for our NEOs are established based on several considerations, including:
•
the scope of their responsibilities

•
current competitive practices of peer group companies

•
individual performance and achievements

•
current compensation

•
recommendations from the CEO for executives (other than the CEO)

The table below shows the annual base salaries for our NEOs for 2025, compared to 2024:
Executive	2025 Base Salary	2024 Base Salary	% Increase / (Decrease)
Adam M. Aron	$1,500,000	$1,500,000	—%
Sean D. Goodman(1)	1,000,000	850,000	17.6%
Daniel E. Ellis(2)	700,000	625,000	12.0%
Mark Way(3)	695,818	669,055	4.0%
Carla C. Chavarria	575,000	540,750	6.3%

(1)
Mr. Goodman’s base salary increased to maintain competitive compensation levels for that position and to recognize his outstanding performance.

(2)
Mr. Ellis’ base salary increased by 4% to $650,000 in February 2025 and by 7.7% to $700,000 in October 2025 due to an increase in responsibilities.

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(3)
Amounts converted from British Pounds Sterling to U.S. dollars based on the exchange rate as of the close of business on December 31, 2025, rounded to the nearest hundredth (1.34).

Annual Incentive Program
The Compensation Committee has the authority to award annual incentive bonuses to our NEOs pursuant to our annual incentive compensation program (“AIP”), which historically have been paid in cash and traditionally have been paid in a single installment in the first quarter of the subsequent year upon certification of performance by the Compensation Committee.
Under employment agreements with our NEOs, each NEO is eligible for an annual bonus, as may be determined by the Compensation Committee from time to time. We believe that annual bonuses based on performance serve to align the interests of management and stockholders. Individual bonuses are performance-based and, as such, can be highly variable from year to year. The annual incentive bonus opportunities for our NEOs are determined by our Compensation Committee, taking into account the recommendation of our CEO (except with respect to his own bonus).
Payout Opportunities
Consistent with the prior year, the target bonus for each NEO was set as a percentage of base salary ranging from 65% to 200% and, except for Mr. Aron and Mr. Goodman, was apportioned to a Company component (80%) and an individual component (20%). In the case of Mr. Aron and Mr. Goodman, their aggregate bonus is entirely based on Company performance with no individual component. Because Mr. Way has responsibility for our international theatre operations, his Company component was based 30% on Company Adjusted EBITDA and 70% on Odeon Cinema Group Adjusted EBITDA, which is substantially equivalent to the performance of our theatres in international markets. There were no changes in AIP payout opportunities as a percentage of base salary for any NEOs between the 2024 and 2025 fiscal years, except for Mr. Ellis. Mr. Ellis’ target bonus opportunity increased from 65% to 75% for 2025 to better align with his role and scope of duties.
2025 Performance Goals
Company Performance:   Consistent with past years, for 2025, the Company component was based on attainment of an Adjusted EBITDA goal. For purposes of the AIP, Adjusted EBITDA is determined in the same manner as described and defined in the 2025 Annual Report on Form 10-K (see “Reconciliation of Adjusted EBITDA and Free Cash Flow” below for the calculation of Adjusted EBITDA). Payouts under the AIP can range from 0% to 200% of target depending upon actual performance measured against the Adjusted EBITDA goal. There is no payout for attainment below 80% of the goal, at the 80% threshold payout is 50% of target, at 100% attainment payout is 100% of target, and at the maximum attainment of 120% payout is 200% of target. The following chart represents the AIP payout scale for the Company component:
Company performance is highly dependent upon the timing and popularity of the films released by distributors in the markets in which we operate, leading to the potential for volatility and requiring a significant number of assumptions and projections involved in setting performance goals. Box office volatility and the difficulty of making assumptions continued to be amplified for 2025, primarily due to changes to studio movie release schedules and weaker than expected consumer
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demand for the titles released. Based on an estimated domestic industry box office of $10.0 billion and international market industry attendance of 448.3 million for 2025 at the beginning of the year, the projected Adjusted EBITDA performance levels ranged from a threshold of $458.6 million (50% payout) to a target of $573.2 million (100% payout) to a maximum of $687.8 million (200% payout). Consistent with prior year plan design and in recognition of the box office volatility and the high level of uncertainty around planning assumptions, the Compensation Committee determined that, in order to maintain an incentive for management in the event of industry underperformance and to limit compensation expense exposure in the event of industry overperformance, that the AIP performance goal should be indexed to domestic industry box office and international market industry attendance levels (due to lack of visibility into industry box office in certain international markets where we operate). Therefore, the Adjusted EBITDA goal was indexed to actual North American industry box office results and industry attendance in the international markets in which the Company operates using the following scale:
2025 AIP Industry Indexed Consolidated Adjusted EBITDA Target
Domestic Component
Industry Box Office*	$8.5 billion	$10.0 billion	$11.5 billion
Adj EBITDA Component	$218.2 million	$512.3 million	$727.9 million
International Component
Industry Attendance*	381.0 million	448.3 million	515.5 million
Adj EBITDA Component	$(45.5 million)	$60.9 million	$167.8 million
Consolidated Adjusted EBITDA Target	$172.7 million	$573.2 million	$895.7 million

*
If actual industry domestic box office and/or international attendance performance falls between two stated levels, the target components shall be determined by linear interpolation.

Individual Performance:   The individual component of the bonus is based on overall individual performance and contribution to our strategic and financial goals. Our Compensation Committee and our CEO retain certain discretion to decrease or increase individual component bonuses relative to the targets based on qualitative or other subjective factors deemed relevant by the Compensation Committee.
2025 Payouts
The following table summarizes the AIP bonus for our NEOs for 2025:
	Opportunity					Actual
Executive	2025 Base Salary	Target (as % of base salary)	Target ($)	Allocation		Achievement
								2025 Earned AIP
				Company	Individual	Company	Individual
Adam M. Aron	$1,500,000	200%	$3,000,000	100%	—%	200%	—%	$6,000,000
Sean D. Goodman	1,000,000	100%	1,000,000	100%	—%	200%	—%	2,000,000
Daniel E. Ellis(1)	700,000	75%	494,550	80%	20%	200%	115%	905,035
Mark Way(2)	695,818	75%	521,850	80%	20%	200%	100%	939,330
Carla C. Chavarria	575,000	65%	373,750	80%	20%	200%	110%	680,225

(1)
Mr. Ellis’ base salary increased from 650,000 to 700,000 in October 2025 due to a change in responsibilities. Target AIP bonus was prorated based on the timing of changes in base salary.

(2)
Amounts converted from British Pounds Sterling to U.S. dollars based on the exchange rate as of the close of business on December 31, 2025, rounded to the nearest hundredth (1.34).

Our Compensation Committee approved bonus amounts to be paid for performance during 2025. The Company attained Adjusted EBITDA of $387.5 million (calculated as set forth in “Reconciliation of Adjusted EBITDA and Free Cash Flow” below) for the year ended December 31, 2025. Actual North American industry box office was $8.9 billion for 2025 and industry attendance in the international markets in which the Company operates was 397.1 million in 2025, which resulted in an industry-adjusted Adjusted EBITDA goal of $322.8 million. Similar adjustments were made with respect to Odeon Cinema
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Group Adjusted EBITDA. As a result, the Compensation Committee determined performance attainment to be 120%, equating to a 200% payout of the Company component. The Compensation Committee felt this level of payout was warranted despite declines in the Company’s stock price during 2025 because, due to management’s efforts, financial results were significantly better than would have been projected based on actual industry conditions for the year and the fact that our stock price is not reflective of traditional fundamental valuations.
For the NEOs other than our CEO and CFO, the individual component was approved from 100% to 115% of target by the Compensation Committee following a review of each such NEO’s individual performance.
Equity-Based Compensation Program
Our Compensation Committee believes that the equity-based compensation program furthers our goal to attract, retain and motivate talented executives by enabling such executives to participate in the Company’s long-term growth and financial success and aligns the interests of management and stockholders.
Our annual grants are equally split between:
•
Time-vesting Restricted Stock Units (“RSUs”); and

•
Performance-vesting Performance Stock Units (“PSUs”).

Each RSU and PSU represents the right to receive one share of Common Stock on a future settlement date. To determine the size of grants, our Compensation Committee considers prior executive performance, level of responsibility, the executive’s ability to influence the Company’s long-term growth and business performance, among other factors. The Compensation Committee does not apply a strict methodology to these factors and does not benchmark executive pay to a particular reference point of the peer group. Company performance is highly dependent upon the timing and popularity of the films released by distributors in the markets in which we operate leading to the potential for volatility and requiring a significant number of assumptions and projections involved in setting performance goals.
In making annual grants of RSUs and PSUs, the Compensation Committee approves a target award value for each participant. The award value is then divided by a stock price, which is typically the average closing price for our Common Stock over the five days preceding the date of grant, to determine the number of RSUs and PSUs granted. Equity-based compensation components reflected in the executive compensation tables represent the aggregate grant date fair value of the award and are based upon the closing price for our Common Stock on the date of grant. Since the stock prices used to calculate the grants and determine the compensation value are different, in times of high volatility, the reflected compensation may ultimately be higher or lower than that targeted by the Compensation Committee. For the 2025 grants, the price used to calculate the grants was $3.508 and the price used to calculate the compensation included in the tables was $3.57.
2025 Annual Equity Grants
On February 19, 2025, the Compensation Committee approved grants of RSUs and PSUs (the “2025 RSUs” and “2025 PSUs”), to certain of the Company’s employees pursuant to the 2024 Equity Incentive Plan (the “EIP”). Our NEOs received the following grants (in units):
Executive	2025 RSUs	2025 PSUs	Total
Adam M. Aron	1,083,239	1,624,858	2,708,097
Sean D. Goodman	313,569	313,569	627,138
Daniel E. Ellis	142,532	142,532	285,064
Mark Way	128,279	128,279	256,558
Carla C. Chavarria	114,026	114,026	228,052
Restricted Stock Units
The 2025 RSUs vest ratably over a three-year period, with the first tranche vesting on the first business day of the fiscal year starting after the grant date. Except in the case of a qualified retirement, death or disability, the executive must
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remain employed by the Company through the last day of the fiscal year immediately prior to the vesting date. A dividend equivalent equal to the amount paid, if any, in respect of one share of the securities underlying the RSUs begins accruing with respect to the RSUs on the date of grant. Such accrued dividend equivalents are paid to the holder upon vesting of the RSUs.
Performance Stock Units
The 2025 PSUs are subject to Adjusted EBITDA and FCF performance goal conditions and service conditions over a three-year performance period. In the case of Mr. Aron, his 2025 PSUs were also subject to the attainment of strategic initiatives during 2025. Of the 2025 PSUs, 60% are allocated to an Adjusted EBITDA target with the remaining 40% allocated to a FCF target for all NEOs except Mr. Aron. For Mr. Aron, his 2025 PSUs are allocated 40% to an Adjusted EBITDA target, 40% to a FCF target and 20% to strategic initiatives for the first and second Tranche Years (as defined below) and 50% to an Adjusted EBITDA target and 50% to a FCF target for the third Tranche Year. See “Reconciliation of Adjusted EBITDA and Free Cash Flow” below for the calculation of these numbers. Adjusted EBITDA and FCF are non-GAAP financial measures and should not be construed as an alternative to net earnings and cash flow from operating activities (each as determined in accordance with U.S. GAAP) as indicators of operating performance.
Company performance is highly dependent upon the timing and popularity of the films released by distributors in the markets in which we operate, leading to the potential for volatility and requiring a significant number of assumptions and projections involved in setting performance goals. Projecting industry performance becomes exponentially more difficult as we plan further into the future. Therefore, the 2025 PSUs are divided into three tranches with each tranche allocated to a fiscal year within the three-year performance period covered by the grant (each a “Tranche Year”). Each tranche is subject to separate performance goals applicable to its corresponding Tranche Year. At the time of approval, the Compensation Committee established Adjusted EBITDA and FCF performance goals for the first Tranche Year covered by the 2025 PSUs, and in the case of Mr. Aron, strategic initiatives for the first and second Tranche Years covered by the 2025 PSUs. The subsequent tranches remain subject to substantive performance goals established and approved by the Compensation Committee in conjunction with the budgeting process for their applicable Tranche Year. Tranches are not valued and included in the compensation tables until the year in which the performance goals for their applicable Tranche Year are established. The PSUs will be forfeited upon termination of the holder’s employment for any reason other than a qualifying retirement, death or disability prior to the end of the applicable Tranche Year. PSUs will vest based upon certification of performance for the applicable Tranche Year by the Compensation Committee. A dividend equivalent equal to the amount paid, if any, in respect of one share of the securities underlying the PSUs begins accruing with respect to the PSUs on the date of grant. Such accrued dividend equivalents are paid to the holder upon, and only to the extent of, vesting of the PSUs.
CEO Strategic Initiatives
In February 2025, the Compensation Committee, in consultation with the Company’s independent compensation consultant, established twenty-one (21) strategic initiatives with nine (9) applicable to the first Tranche Year and twelve (12) applicable to the second Tranche Year of Mr. Aron’s 2025 PSUs, and determined that 20% of Mr. Aron’s 2025 PSUs for each of the first and second Tranche Years would be subject to implementation of the strategic initiatives for the applicable Tranche Year. To determine vesting, the Compensation Committee will review and certify the number of strategic initiatives implemented for the applicable Tranche Year with a percentage of the PSUs allocated to strategic initiatives vesting according to the following.
2025 Tranche Year Strategic Initiatives (9)		2026 Tranche Year Strategic Initiatives (12)
Initiatives Implemented	Vesting Level	Initiatives Implemented	Vesting Level
3	80%	4	80%
5	100%	7	100%
7	200%	10	200%

*
If the number of strategic initiatives implemented falls between two stated levels, then the vested percentage shall be determined by linear interpolation.

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For the 2025 Tranche Year, the Compensation Committee determined that four of the five strategic initiatives designed to maximize revenue (including the design and pricing of the AMC Stubs program, increasing the value of our partnership with NCM and increasing annualized average ticket prices) and all four of the strategic initiatives designed to control costs (including headcount, operational adjustments and expense reductions) were implemented during 2025, resulting in a 200% payout.
2025 Tranche Year Performance Goals & Modification
For purposes of reporting executive compensation and accounting for stock compensation expense, PSU tranches are not considered granted until such time as the performance goals are established. As a result, only the PSU tranches allocated to the 2025 Tranche Year (and in the case of Mr. Aron’s strategic initiative PSUs, the 2026 Tranche Year) are included in the summary compensation tables. Subsequent tranches will be included in the summary compensation tables for the years in which performance goals for such tranches are established. The 2025 Tranche Year was applicable to the following PSU awards: (i) tranche I of the 2025 PSUs, (ii) tranche II of the 2024 PSUs, and (iii) tranche III of the 2023 PSUs. The table below summarizes the number of PSUs at target allocated to the 2025 Tranche Year for each NEO:
	2025 PSUs Tranche I			2024 PSUs Tranche II		2023 PSUs Tranche III
	Adj EBITDA	FCF	Strategic	Adj EBITDA	FCF	Adj EBITDA	FCF
Adam M. Aron	216,647	216,647	108,323	126,316	84,210	27,058	18,038
Sean D. Goodman	62,714	41,809	—	42,105	28,070	6,164	4,108
Daniel E. Ellis	28,506	19,004	—	21,053	14,035	2,818	1,879
Mark Way	25,656	17,103	—	18,947	12,631	2,538	1,693
Carla C. Chavarria	22,805	15,203	—	16,842	11,228	2,233	1,488
Company performance is highly dependent upon the timing and popularity of the films released by distributors in the markets in which we operate leading to the potential for volatility and requiring a significant number of assumptions and projections involved in setting performance goals. Based upon expectations that domestic box office performance would improve in 2025 to $10.0 billion and attendance in our international markets would be 448.3 million, the Company projected positive Adjusted EBITDA, but continuing negative FCF for 2025. On February 19, 2025, the Compensation Committee established the following performance goals for vesting of the PSU tranches allocated to the 2025 Tranche Year:
Metric	Original 2025 Tranche Year Performance Goals
	Threshold	Target	Maximum
Adjusted EBITDA(1)	$458,560,000	$573,200,000	$687,840,000
FCF(1)	(281,400,000)	(234,500,000)	(187,600,000)
Potential Vesting Level	50%	100%	200%

(1)
Adjusted EBITDA and FCF are non-GAAP financial measures and should not be construed as an alternative to net earnings and cash flow from operating activities (each as determined in accordance with U.S. GAAP) as indicators of operating performance.

The Compensation Committee determined that the industry underperformance, primarily due to changes to studio movie release schedules and weaker than expected consumer demand for the titles released, had a material impact on the Company’s performance in 2025. In light of the fact that these industry impediments were outside the control of the Company and were not known at the time the performance goals were established, on February 27, 2026, the Compensation Committee, in consultation with the Company’s independent compensation consultant, approved a modification to the Adjusted EBITDA performance goal and the FCF performance goal applicable to equity grants allocated to the 2025 Tranche Year. The modified Adjusted EBITDA performance goal and FCF performance goal are set forth below. The modified Adjusted EBITDA performance goal for 2025 was lower than Adjusted EBITDA for 2024 due to inflationary cost pressures and lower industry performance for the international segment in 2025 compared to 2024.
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Metric	Modified 2025 Tranche Year Performance Goal
	Threshold	Target	Maximum
Adjusted EBITDA(1)	$269,000,000	$322,800,000	$387,360,000
FCF(1)	(581,760,000)	(484,800,000)	(404,000,000)
Potential Vesting Level	50%	100%	200%

(1)
Adjusted EBITDA and FCF are non-GAAP financial measures and should not be construed as an alternative to net earnings and cash flow from operating activities (each as determined in accordance with U.S. GAAP) as indicators of operating performance.

Because achievement of the performance targets prior to modification was improbable and became probable after modification, in accordance with ASC 718, Compensation—Stock Compensation, additional stock compensation for the PSUs allocated to the 2025 Tranche Year was recognizable on the modification date equal to the incremental fair value. Since the modification occurred after the end of the fiscal year, the additional stock compensation for the PSUs allocated to the 2025 Tranche Years will be included in the 2026 compensation tables.
The Compensation Committee reviewed the Company’s financial results and certified achievement of $387.5 million Adjusted EBITDA and $365.9 million FCF (each calculated as set forth in “Reconciliation of Adjusted EBITDA and Free Cash Flow” below) for the year ended December 31, 2025. As a result, all outstanding PSU tranches allocated to the 2025 Tranche Year with an Adjusted EBITDA or FCF target vested at the 200% level. Absent the modifications approved by the Compensation Committee, the PSU tranches allocated to the 2025 Tranche Year with an Adjusted EBITDA target or a FCF target would not have vested. The Compensation Committee felt this level of payout was warranted despite declines in the Company’s stock price during 2025 because, due to management’s efforts, financial results were significantly better than would have been projected based on actual industry conditions for the year and the fact that our stock price is not reflective of traditional fundamental valuations.
2024 Tranche Year Modification
The Compensation Committee determined that the industry underperformance, primarily due to changes to studio movie release schedules in response to the continuing impacts of industry strikes in the prior year, had a material impact on the Company’s performance in 2024. In light of the fact that these industry impediments were outside the control of the Company and were not known at the time the performance goals were established, on February 19, 2025, the Compensation Committee, in consultation with the Company’s independent compensation consultant, approved a modification to the Adjusted EBITDA performance goal applicable to equity grants allocated to the 2024 Tranche Year. The Compensation Committee did not modify the FCF performance goal applicable to equity grants allocated to the 2024 Tranche Year.
Because achievement of the performance targets prior to modification was improbable and became probable after modification, in accordance with ASC 718, Compensation—Stock Compensation, additional stock compensation for the PSUs allocated to the 2024 Tranche Year was recognizable on the modification date equal to the incremental fair value. The additional stock compensation for the PSUs allocated to the 2024 Tranche Year is included in the 2025 compensation tables that follow.
As a result of the modification, all outstanding PSU tranches allocated to the 2024 Tranche Year with an Adjusted EBITDA target vested at the 146% level and those with an FCF target vested at the 200% level. Absent the modification approved by the Compensation Committee, the PSU tranches allocated to the 2024 Tranche Year with an Adjusted EBITDA target would have vested at the 98% level.
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The table below summarizes the incremental number of shares granted to each NEO (the “2024 Tranche Year Modification”) and the corresponding value (based upon the $3.57 closing price for our Common Stock on February 19, 2025) for the 2024 Tranche Year Modification included in the Summary Compensation Table:
Executive	Shares	Value
Adam M. Aron	78,785	$281,262
Sean D. Goodman	24,257	86,597
Daniel E. Ellis	11,949	42,658
Mark Way	10,747	38,367
Carla C. Chavarria	9,536	34,044
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COMPENSATION SETTING PROCESS

Independent Compensation Consultant
For compensation related decisions effective for 2025, the Compensation Committee retained the services of Korn Ferry as independent executive compensation consultant to advise the Compensation Committee on compensation matters related to the executive and director compensation programs. In 2025, Korn Ferry assisted the Compensation Committee with, among other things:
•
executive and director market pay analysis;

•
reviewing and making changes to the compensation peer group;

•
development of executive and director pay programs;

•
CEO pay recommendations;

•
decisions in response to changes to studio movie release schedules and weaker than expected consumer demand for the titles released; and

•
assisting with the Compensation Discussion and Analysis disclosures.

Korn Ferry reported to the Compensation Committee and had direct access to the chairperson and the other members of the Compensation Committee.
The Compensation Committee conducted a specific review of its relationship with Korn Ferry in 2025 and determined that Korn Ferry’s work for the Compensation Committee did not raise any conflicts of interest. Korn Ferry’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Act, the SEC, and the NYSE.
2025 Peer Group
The Company has adopted a peer group of companies as a reference group to provide a broad perspective on competitive pay levels and practices. Peer companies were selected based on industry classification, company size in terms of revenue and market capitalization, and similarity in business operations. The Compensation Committee periodically reviews and updates the peer group, as necessary, upon recommendation of its independent executive compensation consultant. Based on the foregoing selection factors, the Compensation Committee reviewed the 2024 peer group composition and made the following changes for 2025.
Removed	Added
Carnival Corporation	Caesars Entertainment, Inc.
Warner Bros. Discovery, Inc.	Chipotle Mexican Grill, Inc.
Wyndham Hotels & Resorts, Inc.	Texas Roadhouse, Inc.
For 2025, the Company’s peer group consisted of the following 20 companies:
AMC Networks Inc. Bloomin’ Brands, Inc. Brinker International, Inc. Caesars Entertainment, Inc. Chipotle Mexican Grill, Inc. Cinemark Holdings Inc. Darden Restaurants, Inc	Formula One Group Hilton Worldwide Holdings, Inc. Hyatt Hotels Corporation IMAX Corporation Lions Gate Entertainment Corp Live Nation Entertainment, Inc. Marriott International, Inc.	Norwegian Cruise Line Holdings, Ltd Roku, Inc. Royal Caribbean Cruises, Ltd. Sinclair, Inc. TEGNA, Inc. Texas Roadhouse, Inc.
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OTHER COMPENSATION PRACTICES

Compensation Clawback Policy
As part of the Company’s pay for performance philosophy, the Company has adopted a policy providing for recovery of erroneously awarded incentive-based compensation in the event of a restatement of the Company’s financial statements (the “Clawback Policy”). The Clawback Policy was adopted, effective as of October 2, 2023, to comply with the listing standards adopted by the New York Stock Exchange regarding compensation recovery, and the full policy is disclosed as an exhibit to our 2025 Annual Report on Form 10-K. In the event the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with financial reporting measure requirements, the Clawback Policy requires that covered executives must reimburse the Company or forfeit any excess incentive-based compensation received by such covered executive during the three completed fiscal years immediately preceding the date of the restatement.
Executive Stock Ownership Guidelines
On November 2, 2021, the Compensation Committee adopted stock ownership guidelines for our executives, as follows:
Position	Ownership Guideline
CEO	8x base salary
CFO	6x base salary
Executive Vice Presidents	4x base salary
Senior Vice Presidents	2x base salary
Each covered officer is required to achieve the applicable ownership guideline within five years after adoption of the guidelines, becoming a covered officer, being promoted into a position with a higher ownership guideline, or a reset resulting from a dramatic decline in stock price in a single year. Outstanding Common Stock, unvested RSUs and unvested PSUs at target count for measurement of ownership using a 30-day volume weighted average price for the Company’s Common Stock. Covered officers who fall below their applicable ownership guideline have a five-year cure period, after which the Compensation Committee may require that compensation otherwise payable in cash be paid in Common Stock to achieve the applicable ownership guideline. As of December 31, 2025, all NEOs were still within the five-year grace period for compliance.
Equity Award Grant Practices
We do not currently grant stock options as part of our equity-based incentive compensation program. In 2025, our NEOs and certain other employees received RSUs and PSUs. The number of RSUs and PSUs granted to each recipient is determined by dividing the individual’s award value by the average closing price for our Common Stock over the five days preceding the date of grant.
Equity awards are not granted in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates. The Compensation Committee approves annual equity-based incentive awards at approximately the same time every year, although in certain circumstances, including the appointment of a director or the hiring or promotion of an officer, the Compensation Committee may approve grants to be effective at other times. The timing of grants is in accordance with our yearly compensation cycle and generally occurs after the Compensation Committee meeting in February of each year. The Company has not timed the disclosure of material nonpublic information to affect the value of compensation. Any coordination between a grant and the release of information that could be expected to affect such grant’s value is precluded by the predetermined schedule.
Anti-Hedging Policy
Under our Insider Trading Policy, directors and officers (Vice President and above) are prohibited from engaging in short sales or investing in other kinds of hedging transactions or financial instruments (including puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to offset any decrease in the market value of the Company’s securities.
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Anti-Pledging Policy
Under our Insider Trading Policy, directors and officers (Vice President and above) are prohibited from utilizing the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan or other obligation.
Retirement Benefits
We provide retirement benefits to the NEOs based in the U.S. under a qualified defined contribution retirement plan. The AMC 401(k) Savings Plan is a tax-qualified retirement plan in which the NEOs participate on substantially the same terms as our other participating employees. Mr. Way, who is based in the UK, is entitled to receive additional cash payments equal to 20% of his base salary in lieu of a contribution to his pension arrangements.
Non-Qualified Deferred Compensation Program
There were no Non-Qualified Deferred Compensation Programs in place during the year ended December 31, 2025.
Severance and Other Benefits Upon Termination of Employment
As described in more detail below under “Compensation Discussion and Analysis—Potential Payments Upon Termination or Change of Control,” pursuant to their employment agreements, each of our NEOs is entitled to severance benefits in the event of termination of employment without cause and each of our NEOs based in the U.S. is entitled to severance benefits in the event of resignation for good reason (as defined in their respective employment agreements). In the event of a change of control, we believe that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage certain of our executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we provide the executives with severance benefits if they terminate their employment within a certain number of days following specified changes in their compensation, responsibilities or benefits following a change of control. Accordingly, we provide such protections for each of the NEOs and for other of our senior officers in their respective employment agreements. In addition, unvested equity awards will accelerate upon a change of control. The Compensation Committee evaluates the level of severance benefits provided to our executive officers on a case-by-case basis. We consider these severance protections are set at a conservative level when compared with competitive practices.
Tax and Accounting
Prior to 2018, Section 162(m) of the Internal Revenue Code generally disallowed publicly held companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officer and the three other most highly compensated executive officers unless such compensation qualified for an exemption for certain compensation that was based on performance. Pursuant to the 2017 Tax Cuts and Jobs Act, signed into law on December 22, 2017 (the “Tax Act”), for fiscal years beginning after December 31, 2017, subject to certain transition rules, the performance-based compensation exception to the deduction limitations under Section 162(m) is no longer available. As a result, for fiscal years beginning after December 31, 2017, all compensation in excess of $1,000,000 paid to the specified executives is not deductible. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based, and consistent with the goals of the Company and its stockholders.
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EXECUTIVE COMPENSATION

Summary Compensation Table
The following table presents information regarding compensation of our principal executive officer and our principal financial officer, and our three other most highly compensated executive officers for services rendered during the year ended December 31, 2025. These individuals are referred to as “NEOs.”
Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Adam M. Aron	2025	$1,557,692	$—	$7,381,282	$6,000,000	$—	$36,098	$14,975,072
Chairman, Chief Executive	2024	1,500,000	—	5,444,104	4,380,000	—	29,868	11,353,972
Officer, President and Director	2023	1,500,000	—	17,908,855	6,000,000	—	23,106	25,431,961
Sean D. Goodman	2025	1,009,615	—	1,866,382	2,000,000	—	24,897	4,900,894
Executive Vice President,	2024	840,385	1,000,000	1,688,437	1,241,000	—	17,154	4,786,976
International Operations, Chief Financial Officer and	2023	800,000	450,000	3,891,036	1,600,000	—	16,554	6,757,590
Treasurer
Daniel E. Ellis	2025	679,808	—	863,140	905,035	—	21,050	2,469,033
Executive Vice President, Chief Operations,	2024	619,231	—	829,030	563,875	—	16,612	2,208,748
Development and Marketing Officer	2023	595,000	—	1,704,558	703,885	—	16,012	3,019,456
Mark Way(6)	2025	695,818	—	776,811	939,330	—	175,641	2,587,600
Executive Vice President, Europe
Carla C. Chavarria(7)	2025	590,529	—	690,299	680,225	14,424	23,458	1,998,935
Senior Vice President, Chief	2024	535,798	—	666,837	480,835	—	16,204	1,699,675
Human Resources Officer

(1)
Base salary for 2025 set forth above is greater than each individual’s actual base salary rate due to an extra pay period during 2025.

(2)
As required by SEC Rules, amounts shown in this column, “Stock Awards,” present the aggregate grant or modification date fair value of RSUs, PSUs and stock awards granted or modified in each year in accordance with ASC 718, Compensation—Stock Compensation and represents the value based on the probable outcome of performance conditions. See also Note 9—Stockholders’ Deficit to our audited financial statements for the year ended December 31, 2025, included in our 2025 Annual Report on Form 10-K. These awards and modifications were made under the provisions of the equity-based incentive compensation program. See “Compensation Discussion and Analysis—Equity-Based Compensation Program” above for information regarding the awards, modifications, and the performance criteria.

In 2025, the Company modified 2024 Tranche Year PSUs, granted 2025 RSUs and 2025 PSUs to officers, and established performance goals for the 2025 Tranche Year which were applicable to tranche I of the 2025 PSUs, tranche II of the 2024 PSUs and tranche III of the 2023 PSUs. The Company also established performance goals for Mr. Aron’s strategic initiative PSUs for the 2026 Tranche Year. For compensation purposes, PSU tranches are not considered granted until such time as the performance goals are established. As a result, only the fair value of PSU tranches allocated to the 2025 Tranche Year (and in the case of Mr. Aron’s strategic initiative PSUs, the 2026 Tranche Year) are included in the summary compensation tables. The fair value for subsequent tranches will not be determined until performance goals for such tranches are established and will be included in the summary compensation tables for such years as applicable. The incremental value resulting from the 2024 Tranche Year Modification approved in 2025 is included in 2025 compensation. See “Compensation Discussion and Analysis—2024 Tranche Year Modification” above for additional information.
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The fair value of the 2024 Tranche Year Modification, 2025 RSUs, the tranches of the 2025 PSUs, 2024 PSUs and 2023 PSUs allocated to the 2025 Tranche Year and Mr. Aron’s strategic initiative 2025 PSUs allocated to the 2026 Tranche Year was based on the closing price of the Company’s Common Stock of $3.57 on the grant approval date of February 19, 2025. Had the grants been valued using the closing price of our Common Stock on April 24, 2026, of $1.64, the resulting value would be $3,390,841, $857,385, $396,513, $356,854, and $317,112 for Mr. Aron, Mr. Goodman, Mr. Ellis, Mr. Way and Ms. Chavarria, respectively.
For the 2025 Tranche Year PSUs and Mr. Aron’s strategic initiative 2025 PSUs allocated to the 2026 Tranche Year, the amount above includes the probable outcome at the time of grant. For the RSUs and the 2024 Tranche Year Modification, the target/actual value is included. The probable and maximum value of the 2025 Tranche Year PSUs and Mr. Aron’s strategic initiative 2025 PSUs allocated to the 2026 Tranche Year at grant is detailed below:
	Probable	Maximum
Adam M. Aron
EIP—2025 PSU	$2,320,286	$4,640,572
EIP—2024 PSU	751,578	1,503,156
EIP—2023 PSU	160,993	321,985
Sean D. Goodman
EIP—2025 PSU	373,147	746,294
EIP—2024 PSU	250,525	501,050
EIP—2023 PSU	36,671	73,342
Daniel E. Ellis
EIP—2025 PSU	169,611	339,221
EIP—2024 PSU	125,264	250,528
EIP—2023 PSU	16,768	33,537
Mark Way
EIP—2025 PSU	152,650	305,299
EIP—2024 PSU	112,733	225,467
EIP—2023 PSU	15,105	30,209
Carla C. Chavarria
EIP—2025 PSU	135,689	271,377
EIP—2024 PSU	100,210	200,420
EIP—2023 PSU	13,284	26,568

(3)
See “Compensation Discussion and Analysis—Annual Incentive Program” above for a discussion of the terms of our AIP.

(4)
This column includes the aggregate increase in actuarial present value of Ms. Chavarria’s accumulated benefit amount.

(5)
All Other Compensation is comprised of (i) Company matching contributions under our 401(k) savings plan which is a qualified defined contribution plan, (ii) cash payment in lieu of UK pension contribution, (iii) life insurance premiums, (iv) perquisites and (v) tax gross-up. The following table summarizes “All Other Compensation” provided to the NEOs for the year ended December 31, 2025:

	Company Matching Contributions to 401(k) Plan	Cash Payment in Lieu of UK Pension Contribution(a)	Life Insurance Premiums	Perquisites(b)	Tax Gross-up(c)	Total
Adam M. Aron	$14,000	$—	$16,068	$—	$6,030	$36,098
Sean D. Goodman	14,000	—	5,148	—	5,749	24,897
Daniel E. Ellis	14,000	—	2,967	—	4,083	21,050
Mark Way(d)	—	139,164	1,900	34,577	—	175,641
Carla C. Chavarria	14,000	—	3,889	—	5,569	23,458

(a)
Pursuant to his employment agreement, Mr. Way is entitled to receive cash payments equal to 20% of his base salary in lieu of a contribution to his pension arrangements.

(b)
Perquisite amount for Mr. Way includes benefit plan premiums, car allowance and reimbursement for the incremental cost to the Company of personal aspects of travel expenses, meals and activities for certain Company meetings.

(c)
Represents tax gross-ups paid for fiscal year 2025 relating to income attributable to personal aspects of travel expenses, meals, and activities in connection with certain Company meetings. For each of the NEOs that received a tax gross-up, the incremental cost to the Company of the related travel expenses, meals and activities is not included as a perquisite because the total value was less than $10,000.

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(d)
Amounts converted from British Pounds Sterling to U.S. dollars based on the exchange rate as of the close of business on December 31, 2025, rounded to the nearest hundredth (1.34).

(6)
Mr. Way was not a NEO in 2023 or 2024. Mr. Way is based in the UK. All amounts except Stock Awards have been converted from British Pounds Sterling to U.S. dollars based on the exchange rate as of the close of business on December 31, 2025, rounded to the nearest hundredth (1.34).

(7)
Ms. Chavarria was not a NEO in 2023.

Description of Employment Agreements—Salary and Bonus Amounts
We have entered into employment agreements with each of our NEOs. See “Executive Compensation Program Elements—Annual Incentive Program” above for information regarding the target incentive bonus under the AIP. In making its determination with respect to salary and bonus payout levels, the Compensation Committee considers the factors discussed in the “Executive Compensation Program Elements” of the Compensation Discussion and Analysis above. Change of control, severance arrangements and restrictive covenants in each of the NEO’s employment agreements are discussed in detail below in the narrative section “Potential Payments Upon Termination or Change of Control.”
Pursuant to each NEO’s employment agreement, the executive has agreed not to disclose any confidential information about the Company at any time during or after his/her employment with the Company.
Adam M. Aron.   We entered into an employment agreement with Mr. Aron that became effective on January 4, 2016. Mr. Aron’s employment agreement includes a three-year initial term, with automatic one-year extensions each year unless the Company or Mr. Aron provides notice not to extend. The agreement provides that Mr. Aron will receive an annual base salary of no less than $995,000, and a target incentive bonus opportunity for each year will be at least 125% of his base salary under the terms of the annual incentive plan in effect for the applicable year. The Board or Compensation Committee, based on its review, has discretion to increase (but not reduce) the base salary each year. Under the agreement, each year, the Company will award Mr. Aron at least $4,000,000 of value in long-term incentive equity compensation.
Sean D. Goodman.   We entered into an employment agreement with Mr. Goodman on December 2, 2019. The term of the agreement is for two years, with automatic one-year extensions each year. The agreement provides that Mr. Goodman will receive an annual base salary that is subject to annual review by the Compensation Committee and can be increased but not decreased. The employment agreement provides that Mr. Goodman’s target incentive bonus shall be determined by the Board (or a committee thereof).
Daniel E. Ellis.   We entered into an employment agreement with Mr. Ellis on December 20, 2016. The term of the agreement is for two years, with automatic one-year extensions each year. The agreement provides that Mr. Ellis will receive an annual base salary that is subject to annual review by the Compensation Committee and can be increased but not decreased. The employment agreement provides that Mr. Ellis’ target incentive bonus shall be determined by the Board (or a committee thereof).
Mark Way.   We entered into an employment agreement with Mr. Way on November 30, 2016. The agreement continues until terminated by us or Mr. Way. The agreement provides that Mr. Way will receive an annual base salary that is subject to review from time to time and can be increased but not decreased. The agreement provides that Mr. Way’s target incentive bonus shall be 75% of his base salary. Mr. Way is entitled to receive additional cash payments equal to 20% of his base salary in lieu of any contribution to his pension arrangements.
Carla C. Chavarria.   We entered into an employment agreement with Ms. Chavarria on November 10, 2017. The term of the agreement is for two years, with automatic one-year extensions each year. The agreement provides that Ms. Chavarria will receive an annual base salary that is subject to annual review by the Compensation Committee and can be increased but not decreased. The employment agreement provides that Ms. Chavarria’s target incentive bonus shall be determined by the Board (or a committee thereof).
66

Limitation of Liability and Indemnification of Directors and Officers
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.
Grants and Modifications of Plan-Based Awards
The following table summarizes plan-based awards granted to NEOs during the year ended December 31, 2025:
Name	Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target 100%	Maximum	Threshold (#)	Target (#)	Maximum (#)
Adam M. Aron
AIP—Company(1)	N/A	N/A	$1,500,000	$3,000,000	$6,000,000
EIP—2025 RSU(3)	2/19/25	2/19/25							1,083,239	$3,867,163
EIP—2025 PSU(4)	2/19/25	2/19/25				324,970	649,940	1,299,880		2,320,286
EIP—2024 PSU(5)	2/19/25	2/19/25				105,263	210,526	421,052		751,578
EIP—2023 PSU(6)	2/19/25	2/19/25				22,548	45,096	90,192		160,993
EIP—2024 Tranche Year Modification(7)	2/19/25	2/19/25							78,785	281,262
Sean D. Goodman
AIP—Company(1)	N/A	N/A	500,000	1,000,000	2,000,000
EIP—2025 RSU(3)	2/19/25	2/19/25							313,569	1,119,441
EIP—2025 PSU(4)	2/19/25	2/19/25				52,262	104,523	209,046		373,147
EIP—2024 PSU(5)	2/19/25	2/19/25				35,088	70,175	140,350		250,525
EIP—2023 PSU(6)	2/19/25	2/19/25				5,136	10,272	20,544		36,671
EIP—2024 Tranche Year Modification(7)	2/19/25	2/19/25							24,257	86,597
Daniel E. Ellis
AIP—Company(1)	N/A	N/A	197,825	395,650	791,300
AIP—Individual(2)	N/A	N/A	N/A	98,900	N/A
EIP—2025 RSU(3)	2/19/25	2/19/25							142,532	508,839
EIP—2025 PSU(4)	2/19/25	2/19/25				23,755	47,510	95,020		169,611
EIP—2024 PSU(5)	2/19/25	2/19/25				17,544	35,088	70,176		125,264
EIP—2023 PSU(6)	2/19/25	2/19/25				2,349	4,697	9,394		16,768
EIP—2024 Tranche Year Modification(7)	2/19/25	2/19/25							11,949	42,658
Mark Way
AIP—Company(1)*	N/A	N/A	208,740	417,480	834,960
AIP—Individual(2)*	N/A	N/A	N/A	104,370	N/A
EIP—2025 RSU(3)	2/19/25	2/19/25							128,279	457,956
EIP—2025 PSU(4)	2/19/25	2/19/25				21,380	42,759	85,518		152,650
EIP—2024 PSU(5)	2/19/25	2/19/25				15,789	31,578	63,156		112,734
EIP—2023 PSU(6)	2/19/25	2/19/25				2,116	4,231	8,462		15,105
EIP—2024 Tranche Year Modification(7)	2/19/25	2/19/25							10,747	38,367
Carla C. Chavarria
AIP—Company(1)	N/A	N/A	149,500	299,000	598,000
AIP—Individual(2)	N/A	N/A	N/A	74,750	N/A
EIP—2025 RSU(3)	2/19/25	2/19/25							114,026	407,073
EIP—2025 PSU(4)	2/19/25	2/19/25				19,004	38,008	76,016		135,689
EIP—2024 PSU(5)	2/19/25	2/19/25				14,035	28,070	56,140		100,210
EIP—2023 PSU(6)	2/19/25	2/19/25				1,861	3,721	7,442		13,284
EIP—2024 Tranche Year Modification(7)	2/19/25	2/19/25							9,536	34,044
67

*
AIP amounts converted from British Pounds Sterling to U.S. dollars based on the exchange rate as of the close of business on December 31, 2025, rounded to the nearest hundredth (1.34).

(1)
Awards were made under the provisions of the AIP with a payout based upon Company financial performance during the 2025 fiscal year. See “Compensation Discussion and Analysis—Annual Incentive Program” for a discussion of the AIP and the Summary Compensation Table for the actual amounts paid.

(2)
The individual component bonus of the AIP was granted subject to a review of each NEO’s individual performance and contribution to the Company’s strategic and financial goals during the 2025 fiscal year. See “Compensation Discussion and Analysis—Annual Incentive Program” for a discussion of the AIP and the Summary Compensation Table for the actual amounts paid.

(3)
Amounts shown in this row represent the number and aggregate grant date fair value of 2025 RSU awards granted by the Compensation Committee, in accordance with accounting rules ASC 718, Compensation—Stock Compensation. The grant date fair value of the 2025 RSUs was based on the per share closing price of the Company’s Common Stock on February 19, 2025 of $3.57. See “Compensation Discussion and Analysis—Equity-Based Compensation Program” for information regarding the awards.

(4)
Amounts shown in this row represent the number and aggregate grant date fair value of tranche I of the 2025 PSU awards and tranche II of Mr. Aron’s strategic initiative 2025 PSU awards in accordance with accounting rules ASC 718, Compensation—Stock Compensation. The fair value of the 2025 PSUs at the grant date was $3.57 based on the closing price of such securities on February 19, 2025, and represents the probable outcome at grant date of the performance goals at the target amount. The grant date and fair value for tranches II and III of the 2025 PSUs (except for tranche II of Mr. Aron’s strategic initiative 2025 PSUs which was determined in February 2025) will not be determined until targets for such tranches are established in 2026 and 2027, respectively and will be included in the grants of plan-based awards tables for such years, as applicable. See “Compensation Discussion and Analysis—Equity-Based Compensation Program” for additional information regarding the awards and the performance criteria.

(5)
Amounts shown in this row represent the number and aggregate grant date fair value of tranche II of the 2024 PSU awards in accordance with accounting rules ASC 718, Compensation—Stock Compensation. Tranche II of the 2024 PSUs was not considered granted until the performance goals for the 2025 Tranche year were established by the Compensation Committee, which occurred on February 19, 2025. The fair value of tranche II of the 2024 PSUs at the grant date was $3.57 based on the closing price of such securities on February 19, 2025, and represents the probable outcome at grant date of the performance goals at the target amount. The grant date and fair value for tranche III of the 2024 PSUs will not be determined until targets for such tranche is established in 2026 and will be included in the grants of plan-based awards table for such year. See “Compensation Discussion and Analysis—Equity-Based Compensation Program” for additional information regarding the awards and the performance criteria.

(6)
Amounts shown in this row represent the number and aggregate grant date fair value of tranche III of the 2023 PSU awards in accordance with accounting rules ASC 718, Compensation—Stock Compensation. Tranche III of the 2023 PSUs was not considered granted until the performance goals for the 2025 Tranche year were established by the Compensation Committee, which occurred on February 19, 2025. The fair value of tranche III of the 2023 PSUs at the grant date was $3.57 based on the closing price of such securities on February 19, 2025, and represents the probable outcome at grant date of the performance goals at the target amount. See “Compensation Discussion and Analysis—Equity-Based Compensation Program” for additional information regarding the awards and the performance criteria.

(7)
Amounts shown in this row represent the number and aggregate modification date incremental fair value of the 2024 Tranche Year PSUs, in accordance with accounting rules ASC 718, Compensation—Stock Compensation. On February 19, 2025, the Compensation Committee modified the 2024 Tranche Year PSUs to adjust the performance targets to reflect industry conditions. Because achievement of the performance targets prior to modification was improbable for certain PSUs and probable, but at a lower level, for other PSUs, the incremental fair value of 2024 Tranche Year PSUs at modification was based on the per share closing price of the Company’s Common Stock on February 19, 2025, of $3.57. The modified 2024 Tranche Year PSUs were not considered incentive plan awards because the attainment was determined at the same time as the modification. See “Compensation Discussion and Analysis—2024 Tranche Year Modification” for information regarding the awards, modifications, and the performance criteria.

68

Outstanding Equity Awards as of December 31, 2025
The following table presents information regarding the outstanding equity awards held by our NEOs as of December 31, 2025:
			Stock Awards
					Equity Incentive Plan Awards:
Name	Grant Date	Award Type	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(1)	Market or Payout Value of Shares, Units, or Other Rights That Have Not Vested ($)(2)
Adam M. Aron
EIP—2023 RSU—(3)	2/23/23	RSU	45,098	70,353	—	—
EIP—2023 PSU—Adj. EBITDA—Tranche III—(4)	2/23/23	PSU	—	—	54,116	84,420
EIP—2023 PSU—FCF—Tranche III—(5)	2/23/23	PSU	—	—	36,076	56,278
EIP—2024 RSU—(6)	6/5/24	RSU	421,053	656,843	—	—
EIP—2024 PSU—Adj. EBITDA—Tranche II—(7)	6/5/24	PSU	—	—	252,632	394,106
EIP—2024 PSU—FCF—Tranche II—(8)	6/5/24	PSU	—	—	168,420	262,735
EIP—2025 RSU—(9)	2/19/25	RSU	1,083,239	1,689,853	—	—
EIP—2025 PSU—Adj. EBITDA—Tranche I—(10)	2/19/25	PSU	—	—	433,294	675,939
EIP—2025 PSU—FCF—Tranche I—(11)	2/19/25	PSU	—	—	433,294	675,939
EIP—2025 PSU—Strategic—Tranche I—(12)	2/19/25	PSU	—	—	216,646	337,968
EIP—2025 PSU—Strategic—Tranche II—(12)	2/19/25	PSU	—	—	108,323	168,984
Sean D. Goodman
EIP—2023 RSU—(3)	2/23/23	RSU	10,274	16,027	—	—
EIP—2023 PSU—Adj. EBITDA—Tranche III—(4)	2/23/23	PSU	—	—	12,328	19,232
EIP—2023 PSU—FCF—Tranche III—(5)	2/23/23	PSU	—	—	8,216	6,408
EIP—2024 RSU—(6)	6/5/24	RSU	140,352	218,949	—	—
EIP—2024 PSU—Adj. EBITDA—Tranche II—(7)	6/5/24	PSU	—	—	84,210	131,368
EIP—2024 PSU—FCF—Tranche II—(8)	6/5/24	PSU	—	—	56,140	87,578
EIP—2025 RSU—(9)	2/19/25	RSU	313,569	489,168	—	—
EIP—2025 PSU—Adj. EBITDA—Tranche I—(10)	2/19/25	PSU	—	—	125,428	195,668
EIP—2025 PSU—FCF—Tranche I—(11)	2/19/25	PSU	—	—	83,618	130,444
Daniel E. Ellis
EIP—2023 RSU—(3)	2/23/23	RSU	4,698	7,329	—	—
EIP—2023 PSU—Adj. EBITDA—Tranche III—(4)	2/23/23	PSU	—	—	5,636	8,792
EIP—2023 PSU—FCF—Tranche III—(5)	2/23/23	PSU	—	—	3,758	5,862
EIP—2024 RSU—(6)	6/5/24	RSU	70,176	109,475	—	—
EIP—2024 PSU—Adj. EBITDA—Tranche II—(7)	6/5/24	PSU	—	—	42,106	65,685
EIP—2024 PSU—FCF—Tranche II—(8)	6/5/24	PSU	—	—	28,070	43,789
EIP—2025 RSU—(9)	2/19/25	RSU	142,532	222,350	—	—
EIP—2025 PSU—Adj. EBITDA—Tranche I—(10)	2/19/25	PSU	—	—	57,012	88,939
EIP—2025 PSU—FCF—Tranche I—(11)	2/19/25	PSU	—	—	38,008	59,292
Mark Way
EIP—2023 RSU—(3)	2/23/23	RSU	4,231	6,600	—	—
EIP—2023 PSU—Adj. EBITDA—Tranche III—(4)	2/23/23	PSU	—	—	5,076	7,919
EIP—2023 PSU—FCF—Tranche III—(5)	2/23/23	PSU	—	—	3,386	5,282
EIP—2024 RSU—(6)	6/5/24	RSU	63,158	98,526	—	—
EIP—2024 PSU—Adj. EBITDA—Tranche II—(7)	6/5/24	PSU	—	—	37,894	59,115
EIP—2024 PSU—FCF—Tranche II—(8)	6/5/24	PSU	—	—	25,262	39,409
EIP—2025 RSU—(9)	2/19/25	RSU	128,279	200,115	—	—
EIP—2025 PSU—Adj. EBITDA—Tranche I—(10)	2/19/25	PSU	—	—	51,312	80,047
EIP—2025 PSU—FCF—Tranche I—(11)	2/19/25	PSU	—	—	34,206	53,361
Carla C. Chavarria
EIP—2023 RSU—(3)	2/23/23	RSU	3,724	5,809	—	—
EIP—2023 PSU—Adj. EBITDA—Tranche III—(4)	2/23/23	PSU	—	—	4,466	6,967
EIP—2023 PSU—FCF—Tranche III—(5)	2/23/23	PSU	—	—	2,976	4,643
EIP—2024 RSU—(6)	6/5/24	RSU	56,141	87,580	—	—
EIP—2024 PSU—Adj. EBITDA—Tranche II—(7)	6/5/24	PSU	—	—	33,684	52,547
EIP—2024 PSU—FCF—Tranche II—(8)	6/5/24	PSU	—	—	22,456	35,031
EIP—2025 RSU—(9)	2/19/25	RSU	114,026	177,881	—	—
EIP—2025 PSU—Adj. EBITDA—Tranche I—(10)	2/19/25	PSU	—	—	45,610	71,152
EIP—2025 PSU—FCF—Tranche I—(11)	2/19/25	PSU	—	—	30,406	47,433
69

(1)
Amount shown in this column represents the number of unvested units. Each unit will convert into one share of Common Stock immediately upon vesting. See “Compensation Discussion and Analysis—Equity-Based Compensation Program” above.

(2)
The fair market value was calculated based on the closing price of the Company’s Common Stock on December 31, 2025, of $1.56 per share.

(3)
Amounts shown in this row represent the number of unvested and year-end market value of the 2023 RSU award. This award vested on January 2, 2026.

(4)
Amounts shown in this row represent the number of unvested and the year-end market value of tranche III of the 2023 PSU award with an Adjusted EBITDA performance goal. The 2023 PSU awards were originally granted on February 23, 2023, with performance goals established for tranche III on February 19, 2025. Tranche III consists of PSUs with a one-year performance goal covering a performance period beginning January 1, 2025, and ending on December 31, 2025. The PSUs vest upon certification of achievement of the performance goals and based upon the executive’s employment through December 31, 2025. Subsequent to year-end, the Compensation Committee modified the Adjusted EBITDA performance goal covering tranche III, certified performance attainment and approved vesting at 200% of target, so the values reflected represent the maximum level of potential vesting. This tranche vested on February 19, 2026.

(5)
Amounts shown in this row represent the number of unvested and the year-end market value of tranche III of the 2023 PSU award with an FCF performance goal. The 2023 PSU awards were originally granted on February 23, 2023, with performance goals established for tranche III on February 19, 2025. Tranche III consists of PSUs with a one-year performance goal covering a performance period beginning January 1, 2025, and ending on December 31, 2025. The PSUs vest upon certification of achievement of the performance goals and based upon the executive’s employment through December 31, 2025. Subsequent to year-end, the Compensation Committee modified the FCF performance goal covering tranche III, certified performance attainment and approved vesting at 200% of target, so the values reflected represent the maximum level of potential vesting. This tranche vested on February 19, 2026.

(6)
Amounts shown in this row represent the number of unvested and year-end market value of the 2024 RSU award. One half of this amount vested on January 2, 2026, and the remainder will vest on January 4, 2027, subject to continued employment.

(7)
Amounts shown in this row represent the number of unvested and the year-end market value of tranche II of the 2024 PSU award with an Adjusted EBITDA performance goal. The 2024 PSU awards were originally granted on June 5, 2024 after stockholders approved the 2024 EIP, with performance goals established for tranche II on February 19, 2025. Tranche II consists of PSUs with a one-year performance goal covering a performance period beginning January 1, 2025, and ending on December 31, 2025. The PSUs vest upon certification of achievement of the performance goals and based upon the executive’s employment through December 31, 2025. Performance goals for tranche III of the 2024 PSUs were set after December 31, 2025; therefore, amounts for such awards are not included in this table. Subsequent to year-end, the Compensation Committee modified the Adjusted EBITDA performance goal covering tranche II, certified performance attainment and approved vesting at 200% of target, so the values reflected represent the maximum level of potential vesting. This tranche vested on February 19, 2026.

(8)
Amounts shown in this row represent the number of unvested and the year-end market value of tranche II of the 2024 PSU award with an FCF performance goal. The 2024 PSU awards were originally granted on June 5, 2024 after stockholders approved the 2024 EIP, with performance goals established for tranche II on February 19, 2025. Tranche II consists of PSUs with a one-year performance goal covering a performance period beginning January 1, 2025, and ending on December 31, 2025. The PSUs vest upon certification of achievement of the performance goals and based upon the executive’s employment through December 31, 2025. Performance goals for tranche III of the 2024 PSUs were set after December 31, 2025; therefore, amounts for such awards are not included in this table. Subsequent to year-end, the Compensation Committee modified the FCF performance goal covering tranche II, certified performance attainment and approved vesting at 200% of target, so the values reflected represent the maximum level of potential vesting. This tranche vested on February 19, 2026.

(9)
Amounts shown in this row represent the number of unvested and year-end market value of the 2025 RSU award. One-third of this amount vested on January 2, 2026, and an additional one-third will vest on each of January 4, 2027 and January 3, 2028, subject to continued employment.

(10)
Amounts shown in this row represent the number of unvested and the year-end market value of tranche I of the 2025 PSU award with an Adjusted EBITDA performance goal. The 2025 PSU awards were granted on February 19, 2025, with performance goals established for tranche I on the same date. Tranche I consists of PSUs with a one-year performance goal covering a performance period beginning January 1, 2025, and ending on December 31, 2025. The PSUs vest upon certification of achievement of the performance goals and based upon the executive’s employment through December 31, 2025. Performance goals for tranches II and III of the 2025 PSUs will be set after December 31, 2025; therefore, amounts for such awards are not included in this table. Subsequent to year-end, the Compensation Committee modified the Adjusted EBITDA performance goal covering tranche I, certified performance attainment and approved vesting at 200% of target, so the values reflected represent the maximum level of potential vesting. This tranche vested on February 19, 2026.

(11)
Amounts shown in this row represent the number of unvested and the year-end market value of tranche I of the 2025 PSU award with a FCF performance goal. The 2025 PSU awards were granted on February 19, 2025, with performance goals established for tranche I on the same date. Tranche I consists of PSUs with a one-year performance goal covering a performance period beginning January 1, 2025, and ending on December 31, 2025. The PSUs vest upon certification of achievement of the performance goals and based upon the executive’s employment through December 31, 2025. Performance goals for tranches II and III of the 2025 PSUs will be set after December 31, 2025; therefore, amounts for such awards are not included in this table. Subsequent to year-end, the Compensation Committee modified the FCF performance goal covering tranche I, certified performance attainment and approved vesting at 200% of target, so the values reflected represent the maximum level of potential vesting. This tranche vested on February 19, 2026.

70

(12)
Amounts shown in this row represent the number of unvested and the year-end market value of tranches I and II of the 2025 PSU award with a strategic performance goal. The 2025 PSU awards were granted on February 19, 2025, with performance goals established for tranches I and II on the same date. Tranche I consists of PSUs with a one-year performance goal covering a performance period beginning January 1, 2025, and ending on December 31, 2025. Tranche II consists of PSUs with a two-year performance goal covering a performance period beginning January 1, 2025, and ending on December 31, 2026. The PSUs vest upon certification of achievement of the performance goals and based upon the executive’s employment through December 31 of the applicable year. There are no strategic performance goals for tranche III of the 2025 PSUs. Subsequent to year-end, the Compensation Committee certified performance attainment and approved vesting at 200% of target for tranche I, so the value reflected for tranche I represents the maximum level of potential vesting. Tranche I vested on February 19, 2026. The value reflected for tranche II represents the target level of potential vesting.

Option Exercises and Stock Vested
There were no options issued by the Company or exercised during the year ended December 31, 2025. The following table sets forth information on the vesting of the RSUs and PSUs for each NEO during the year ended December 31, 2025.
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Adam M. Aron
EIP—RSU(2)	273,566	$1,099,735
EIP—PSU(3)	458,491	1,636,813
Sean D. Goodman
EIP—RSU(2)	84,226	338,589
EIP—PSU(3)	141,162	503,948
Daniel E. Ellis
EIP—RSU(2)	41,485	166,770
EIP—PSU(3)	69,531	248,226
Mark Way
EIP—RSU(2)	37,320	150,026
EIP—PSU(3)	62,543	223,279
Carla C. Chavarria
EIP—RSU(2)	33,115	133,122
EIP—PSU(3)	55,502	198,142

(1)
The amount in this column reflects the number of shares underlying RSUs and PSUs that vested during the year ended December 31, 2025.

(2)
The aggregate value upon vesting was calculated by multiplying the closing price of the Company’s Common Stock of $4.02 on January 2, 2025 (the vesting date) by the number of shares acquired on vesting of RSUs. Amounts shown are gross amounts prior to withholding to cover tax obligations upon vesting.

(3)
The aggregate value upon vesting was calculated by multiplying the closing price of the Company’s Common Stock of $3.57 on February 19, 2025 (the vesting date) by the number of shares acquired on vesting of PSUs based upon attainment of performance targets (as modified). Amounts shown are gross amounts prior to withholding to cover tax obligations upon vesting.

71

Pension Benefits
The following table presents information regarding the present value of accumulated benefits that may become payable to the NEOs under the AMC Defined Benefit Retirement Income Plan (the “DB Plan”) as of December 31, 2025.
Name	Plan Name	Number of Years Credited Service(#)(1)	Present Value of Accumulated Benefit($)(2)
Adam M. Aron	—	—	$—
Sean D. Goodman	—	—	—
Daniel E. Ellis	—	—	—
Mark Way	—	—	—
Carla C. Chavarria	Defined Benefit Retirement Income Plan	18.3	202,581

(1)
The number of years credited service represents the number of years of service through December 31, 2006, the date the plan was frozen.

(2)
The accumulated benefit was based on service and earnings considered by the plan for the period through December 31, 2025. The present value has been calculated assuming the NEOs will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the plan. The discount rate assumption was 5.28%. The post-retirement mortality assumption was based on the PRI-2012 Employees Tables with the Retiree and Contingent Survivor Tables for annuitants projected forward with scale MP-2021.

Pension Plan
The DB Plan is a non-contributory defined-benefit pension plan subject to the provisions of ERISA in which certain of the NEOs participate on substantially the same terms as our other participating employees. On November 7, 2006, our Board approved a proposal to freeze the DB Plan, effective as of December 31, 2006.
The DB Plan provides benefits to certain of our employees based upon years of credited service and the highest consecutive five-year average annual remuneration for each participant. For purposes of calculating benefits, average annual compensation is limited by Section 401(a)(17) of the Internal Revenue Code, and is based upon wages, salaries and other amounts paid to the employee for personal services, excluding certain special compensation. Under the DB Plan, a participant earns a vested right to an accrued benefit upon completion of five years of vesting service. For additional information on the material assumptions with respect to this plan, see Note 1 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
72

Potential Payments Upon Termination or Change of Control
The following table describes potential payments and other benefits that would have been received or receivable by each NEO or his or her estate under the officer’s employment agreement or related plans and agreements if employment had been terminated under various circumstances on December 31, 2025.
Name	Termination Following a Change of Control	Death or Disability	Termination With Good Reason by Employee	Termination Without Cause by Company	Retirement
Adam M. Aron
Base Salary	$2,250,000	$—	$2,250,000	$2,250,000	$—
AIP	7,785,000	—	7,785,000	7,785,000	—
Unvested Equity Awards	6,000,000	3,660,741	6,000,000	6,000,000	—
Total	16,035,000	3,660,741	16,035,000	16,035,000	—
Sean D. Goodman
Base Salary	1,000,000	—	1,000,000	1,000,000	—
AIP	—	—	—	—	—
Unvested Equity Awards	1,448,285	1,012,697	—	—	—
Total	2,448,285	1,012,697	1,000,000	1,000,000	—
Daniel E. Ellis
Base Salary	700,000	—	700,000	700,000	—
AIP	—	—	—	—	—
Unvested Equity Awards	678,305	475,334	—	—	—
Total	1,378,305	475,334	700,000	700,000	—
Mark Way
Base Salary	695,818	—	—	695,818	—
AIP	—	—	—	—	—
Unvested Equity Awards	610,486	427,808	—	—	—
Total	1,306,304	427,808	—	695,818	—
Carla C. Chavarria
Base Salary	1,150,000	—	1,150,000	1,150,000	—
AIP	—	—	—	—	—
Unvested Equity Awards	542,535	380,156	—	—	—
Total	1,692,535	380,156	1,150,000	1,150,000	—
Employment Agreements
In the event Mr. Aron’s employment is terminated, pursuant to his employment agreement, if Mr. Aron is terminated as a result of his death or disability or without cause or for good reason (each as defined below and in the employment agreement), he will receive a pro rata portion of any incentive bonus for the year in which he was terminated if the applicable targets are met. In addition, upon his termination without cause or for good reason or as a result of the Company not renewing his contract, or not renewing it on comparable terms (each an “Involuntary Termination”), Mr. Aron will be entitled to an amount equal to 1.5 times his Base Salary plus 1.5 times the average of the Incentive Bonuses paid to Mr. Aron during the 24 months preceding the date of Mr. Aron’s termination (the “Severance Benefit”). The Severance Benefit will be paid equally over a 24-month period. In addition, upon an Involuntary Termination, Mr. Aron will be paid $6,000,000 of value, through a combination of RSUs vesting and cash payments, over a 3-year period following termination. Upon an Involuntary Termination, the Company will also pay Mr. Aron an amount equal to the full cost of his medical insurance for a period of 18 months.
Each of Mr. Goodman and Mr. Ellis are entitled to receive cash severance payments equal to one year of his base salary in the event of termination by the Company without “Cause” or by Mr. Goodman or Mr. Ellis for “Good Reason” (as such term is defined below and in his employment agreement).
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Mr. Way is entitled to receive cash severance payments equal to his annual base salary in the event of termination by the Company without 12 months notice, subject to certain exceptions. If Mr. Way obtains alternative employment during the severance period, any remuneration (including wages, salary and bonus) received by Mr. Way in a calendar month shall be set off against the severance payments owed by the Company during that month.
Ms. Chavarria is entitled to receive cash severance payments equal to two years of her base salary in the event of termination by the Company without “Cause” or by Ms. Chavarria for “Good Reason” (as such term is defined below and in her employment agreement).
Per Mr. Aron’s, Mr. Goodman’s, Mr. Ellis’ and Ms. Chavarria’s employment agreements, Cause shall mean, as reasonably determined by the Board based on information that one or more of the following has occurred, the executive has: (i) committed a felony or similar crime; (ii) engaged in acts of fraud, dishonesty, gross negligence or other misconduct; (iii) willfully failed to perform his or her duties under the agreement; or (iv) breached any provision, materially breached any contract or breached any material written Company policy. Good Reason shall mean a termination of the executive’s employment by means of resignation by the executive after the occurrence of any one of the following conditions: (i) a material diminution in the executive’s rate of base salary; (ii) a material diminution in the executive’s authority, duties, or responsibilities; (iii) a material change in the geographic location of the executive’s principal office with the Company; or (iv) a material breach of the employment agreement by the Company.
Acceleration of RSU and PSU Awards.   Unvested RSU and PSU awards do not vest upon a termination by the Company. Beginning with grants made in 2025, upon a termination due to disability or a retirement after attaining the age of 65 and at least 10 years of service to the Company, (i) RSUs are not forfeited and are permitted to continue to vest on their original schedule and (ii) PSUs allocated to the tranche year in which the termination occurs are not forfeited and continue to vest in the ordinary course, subject to attainment of applicable performance goals. Also beginning with grants made in 2025, upon a termination due to death, (i) all unvested RSUs immediately vest and (ii) PSUs allocated to the tranche year in which the termination occurs immediately vest at 100% of target. Under the EIP, upon a Change in Control of the Company, the Compensation Committee can, in its discretion, determine to accelerate the vesting of outstanding awards. The Compensation Committee has adopted a policy (and authorized incorporation of such policy into the employment agreements of the current NEOs) to provide for automatic acceleration of unvested equity awards upon a Change in Control. For PSUs, such accelerated vesting shall occur at the higher of target or actual attainment at the time of the Change in Control event. The table above shows the value (based on the market price of the Company’s Common Stock at year-end) of any unvested equity awards at target, and the cash value of certain payments guaranteed to Mr. Aron.
Change in Control is generally defined as (1) any person becoming the owner of more than 35% of the combined voting power of outstanding securities of the Company, (2) election or appointment to the Board of the lesser of (i) three directors or (ii) 35% of the then current Board who (x) are not nominees approved by at least a majority of the Board or (y) are appointed or elected in connection with an actual or threatened proxy contest, or (3) a merger, consolidation, or the disposition of substantially all of the assets of the Company, subject to exceptions.
Pension Benefits.   See “Pension Benefits” above for a discussion of benefits upon termination under the DB Plan.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our CEO, Mr. Adam M. Aron, and the annual total compensation of our employees. This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on our payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth below, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
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For the year ended December 31, 2025:
•
The median of the annual total compensation of all employees of the Company (other than our CEO) was $12,756.

•
The annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $14,975,072.

•
Based on this information, for 2025 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 1,174 to 1.

Following are the methodology and material assumptions we applied to identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of the “median employee”:
•
We selected December 31, 2025, the last day of our fiscal year, as the date upon which to identify the median employee.

•
We prepared a list of all active employees as of December 31, 2025, resulting in a list of approximately 33,311 employees in 11 countries with approximately 23,777 employees based in the U.S. and 9,534 based internationally. No countries were omitted from our determination process.

•
We determined to use total earnings for the twelve months ended December 31, 2025, as our compensation measure. Total earnings include regular pay and additional pay elements such as overtime and tips. We used this measurement as this pay data was readily available in all our locations and representative of our compensation structure.

•
We did not make any cost-of-living adjustment in identifying the median employee and we annualized the compensation of all permanent employees included in the sample who were hired in 2025 but did not work for the entire year.

•
We determined the median amount of compensation from the compiled list and the related employee was selected as our median employee. Our median employee is a part-time theatre-level film crew employee in the U.S.

•
For the median employee, we combined all elements of the respective employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and consistent with the determination of the total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement.

Equity Compensation Plan Information
The following table summarizes the 2013 EIP and 2024 EIP as of December 31, 2025. The 2013 EIP expired by its terms on December 17, 2023, and no further grants can be made under the 2013 EIP. However, shares subject to awards outstanding at the time of expiration can continue to vest and be issued according to the terms of the award agreements. Stockholders approved the 2024 EIP at the 2024 annual meeting of stockholders.
Plan Category	(a) Total Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders—AMC	14,786,854(1)	—(2)	7,893,035(3)
Equity compensation plans not approved by security holders	—	—	—
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(1)
Represents the number of shares of Common Stock underlying outstanding time-vesting RSUs and performance-vesting PSUs. PSUs are reflected at the maximum level of potential vesting and include approved awards allocated to future tranche years for which performance targets have not been established. Amounts represent the gross amount of shares prior to tax withholding upon vesting, which will reduce the number of shares actually issued.

(2)
Outstanding RSUs and PSUs have no exercise price.

(3)
Represents the number of shares of Common Stock available for future grants under the 2024 EIP after deducting the shares included in column (a). Amounts represent the gross amount of shares prior to tax withholding upon vesting, which will reduce the number of shares actually issued.

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between Company’s financial performance and the “Compensation Actually Paid” to (i) our principal executive officer (“PEO”) and (ii) our NEOs other than the PEO, on an average basis (“Non-PEO NEOs”) for each of the fiscal years ending December 31, 2021, 2022, 2023, 2024 and 2025. The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. For detail on our executive compensation programs, see the CD&A and the compensation tables above.
Year(1)	Summary Compensation Table for PEO	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Loss(4) (millions)	Adjusted EBITDA(5) (millions)
					Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)
2025	$14,975,072	$7,920,456	$2,989,116	$1,997,572	$13.58	$157.66	$(632.4)	$387.5
2024	11,353,972	10,419,925	2,636,422	2,469,665	34.63	167.80	(352.6)	343.9
2023	25,431,961	8,906,933	3,952,811	1,891,511	53.26	82.31	(396.6)	454.3
2022	23,716,161	(16,102,151)	3,661,539	(1,410,136)	312.51	60.44	(973.6)	46.6
2021	18,909,546	94,110,594	3,294,830	14,147,248	1283.02	94.77	(1,269.8)	(291.7)

(1)
For each of 2021, 2022, 2023, 2024 and 2025, Adam M. Aron served as the Company’s PEO. For 2021, the Company’s Non-PEO NEOs were Sean D. Goodman, John D. McDonald, Elizabeth F. Frank, and Stephen A. Colanero. For 2022 and 2023, the Company’s Non-PEO NEOs were Sean D. Goodman, Daniel E. Ellis, Elizabeth F. Frank, and Kevin M. Connor. For 2024, the Company’s Non-PEO NEOs were Sean D. Goodman, Daniel E. Ellis, Elizabeth F. Frank, and Carla C. Chavarria. For 2025, the Company’s Non-PEO NEOs were Sean D. Goodman, Daniel E. Ellis, Mark Way, and Carla C. Chavarria.

(2)
The table below sets forth the adjustments to Total Compensation as reported in the Summary Compensation Tables used in calculating the Compensation Actually Paid for the year ended December 31, 2025. Fair Value, FMV, or change in Fair Value, as applicable, of equity awards was determined by reference to (i) for RSU awards, closing prices on applicable year-end date or the actual vesting dates, and (ii) for PSU awards, the same valuation methodology as RSU awards except year-end and vesting date values are multiplied by the probability of achievement as of each such date.

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	2025
	PEO	Average Non-PEO NEOs
Total Reported in Summary Compensation Table (“SCT”)	$14,975,072	$2,989,116
Less, Value of Stock Awards Reported in SCT	(7,381,282)	(1,049,158)
Less, Change in Pension Value in SCT	—	(3,606)
Plus, Pension Service Cost and Impact of Pension Plan Amendments	—	—
Plus, Year-End Value of Current Year Awards that are Unvested and Outstanding	2,027,821	272,378
Plus, Change in Fair Value of Prior Year Awards that are Unvested and Outstanding	(1,714,575)	(213,416)
Plus, FMV at Vesting of Current Year Awards that Vested this Year	281,262	50,223
Plus, Change in Fair Value at Vesting of Prior Year Awards that Vested this Year	(267,842)	(47,965)
Less, Prior Year Fair Value of Prior Year Awards that Forfeited this Year	—	—
Plus, Value of Accrued Dividend Equivalents Paid Upon Vesting of Awards this Year	—	—
Compensation Actually Paid	7,920,456	1,997,572

(3)
The Total Shareholder Return (“TSR”) for each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on December 31, 2020. The Peer Group TSR reflects the Company’s peer group consisting of Cinemark Holdings, Inc. (CNK) and IMAX Corporation (IMAX) as reflected in the Company’s Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K for the fiscal year ended December 31, 2025. Historical stock performance is not necessarily indicative of future stock performance.

(4)
Reflects the Company’s Net Loss prepared in accordance with U.S. GAAP and reported in its Annual Report on Form 10-K for the applicable fiscal year.

(5)
The Company chose Adjusted EBITDA as its Company Selected Measure for the most recent fiscal year because it is a key performance metric utilized in both the AIP and PSU grants under the EIP. Adjusted EBITDA is a non-GAAP financial measure and is determined in the same manner as described and defined in the Company’s Annual Report on Form 10-K (see Appendix A of this Proxy Statement for the calculation of Adjusted EBITDA for the fiscal year ended December 31, 2025). This performance measure may not have been the most important financial performance measure for prior fiscal years, and we may determine a different performance measure to be the most important financial performance measure in future years.

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Graphical Representation of Compensation Actually Paid and Financial Performance Measures
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Tabular List of Performance Measures
The table below lists all the financial performance measures the Company used to link compensation actually paid for our NEOs to company performance, over the fiscal year ending December 31, 2025. Adjusted EBITDA is used to determine the AIP payouts for each of the NEOs. Both Adjusted EBITDA and Free Cash Flow are used to determine vesting levels of PSU grants under the EIP to each of the NEOs. Each of Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures and should not be construed as an alternative to net earnings and cash flow from operations (each as determined in accordance with U.S. GAAP) as indicators of operating performance. See Appendix A for the calculation of Adjusted EBITDA and Free Cash Flow for the fiscal year ended December 31, 2025.
Most Important Financial Performance Measures
Adjusted EBITDA
Free Cash Flow
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PROPOSAL 7:
NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

As we discussed in the “Compensation Discussion and Analysis” above, the Company’s compensation program for executive officers is designed to attract and retain high quality people and to motivate them to achieve both our long-term and short-term goals. As required by Section 14A of the Exchange Act, this proposal, commonly referred to as the “say-on-pay” resolution, seeks a stockholder advisory vote on the compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narratives.”
Required Vote
The affirmative vote by a majority of the votes cast is required to approve this Proposal 7. This vote is advisory and non-binding, but our Board and the Compensation Committee will consider stockholders’ concerns and evaluate whether actions are necessary to address those concerns. Approval of this proposal is not contingent on the approval of any other proposals in this Proxy Statement. We hold this vote annually and expect to conduct the next advisory vote on the compensation of our Named Executive Officers at our 2027 Annual Meeting of Stockholders.
Board Recommendation
The Board recommends a vote “FOR” approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement on an advisory basis.
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PROPOSAL 8:
NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

We are asking stockholders to vote on whether future advisory votes on the compensation of our Named Executive Officers should occur every one, two or three years. This non-binding vote is commonly referred to as a “Say-When-on-Pay” or “Frequency” vote and is required by Section 14A of the Exchange Act, as amended.
You may vote for your preferred voting frequency by choosing the option of one year, two years or three years, or you may abstain from voting on this matter. Please note that you are not voting on this proposal to approve or disapprove the Board’s recommendation of an annual vote. Rather, the option of one year, two years or three years that receives the highest number of votes cast by stockholders will be deemed the frequency selected by our stockholders.
Because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders.
At this time, we believe that an annual advisory vote on executive compensation is the most appropriate choice for the Company.
Required Vote
A plurality of the votes cast will determine our stockholders’ views on Say-When-on-Pay. This vote is advisory and non-binding, but our Board and the Compensation Committee will consider stockholders’ views and evaluate whether actions are necessary to address those views. We hold this vote every six years and expect to conduct the next advisory vote on Say-When-on-Pay at our 2032 Annual Meeting of Stockholders.
Board Recommendation
The Board recommends a vote for “ONE YEAR” on this proposal.
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PROPOSAL 9:
ADJOURNMENT OF ANNUAL MEETING

If at the Annual Meeting, the number of shares of Common Stock present or represented and voting in favor of the Proposals is insufficient to approve the Proposals, our management may move to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, in order to enable our Board to solicit additional proxies in favor of the Proposals. In that event, you will be asked to vote only upon the adjournment, postponement, or continuation proposal and not on any other proposals.
In this proposal, we are asking you to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning, postponing, or continuing the Annual Meeting and any later adjournments. If our stockholders approve the adjournment, postponement, or continuation proposal, we could adjourn, postpone, or continue the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the Proposals, including the solicitation of proxies from stockholders that have previously voted against a proposal. Among other things, approval of the adjournment, postponement, or continuation proposal could mean that, even if proxies representing a sufficient number of votes against the Proposals have been received, we could adjourn, postpone, or continue the Annual Meeting without a vote on the Proposals and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the Proposals.
Required Vote
The affirmative vote by a majority of the votes cast is required to approve this Proposal 9.
Board Recommendation
The Board recommends a vote “FOR” the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Proposals.
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OTHER INFORMATION

The Company’s audited consolidated financial statements are included in the 2025 Annual Report on Form 10-K filed with the SEC. Complimentary copies of the Form 10-K as filed with the SEC may be obtained by following the instructions provided below under the heading “Availability of Report on Form 10-K.”
Costs of Proxy Statement
The Company bears the cost of preparing, assembling, and mailing this Proxy Statement and any other proxy materials transmitted on behalf of our Board. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to the beneficial owners of our Common Stock.
Delivery of Stockholder Documents
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with accounts will be householding our proxy materials to the extent stockholders have given their prior express or implied consent in accordance with SEC rules. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker otherwise when you receive the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker to discontinue householding and direct your written request to receive a separate notice of internet availability of proxy materials or proxy statement and annual report to the Company at: AMC Entertainment Holdings, Inc., Attention: Investor Relations, One AMC Way, 11500 Ash Street, Leawood, KS 66211, or by calling (913) 213-4000. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker.
If you have any questions regarding this Proxy Statement, you may contact D.F. King & Co., Inc., our proxy solicitor, toll-free at (800) 735-3591 or collect at (212) 596-7578 or email at AMC@dfking.com.
For registered stockholders with questions about their AMC shares or a need to change a mailing address, please contact our transfer agent by writing to Computershare Trust Company, N.A., Computershare Investor Services, 150 Royall St., Suite 101, Canton, MA 02021. You may also contact our transfer agent via email at web.queries@computershare.com or by telephone at 800-962-4284.
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STOCKHOLDER PROPOSALS

The 2026 Annual Meeting was delayed. We plan to return to a normalized schedule for our 2027 annual meeting of stockholders (the “2027 Annual Meeting”). Therefore, the date of the 2027 Annual Meeting will change by more than 30 days from the anniversary date of the 2026 Annual Meeting. As a result, the Company is disclosing a deadline for submission of stockholder proposals for inclusion in the proxy materials for the 2027 Annual Meeting (the “2027 Proxy”) pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”). The Company is hereby informing stockholders that to be considered for inclusion in the 2027 Proxy, stockholder proposals submitted under Rule 14a-8 must be in writing and received by the Corporate Secretary at the Company’s principal offices at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211, no later than 5:00 pm Central Time on December 31, 2026, which the Company has determined to be a reasonable time before it expects to begin to print and send the 2027 Proxy. Such proposals must also comply with the remaining requirements of Rule 14a-8. Any proposal submitted after the foregoing deadline will not be considered timely and will be excluded from the 2027 Proxy. In accordance with Rule 14a-5(f) of the Exchange Act, if the stockholder proposal deadline changes, the Company will announce the new date in an annual report on Form 10-K, a quarterly report on Form 10-Q or on a current report on Form 8-K.
Furthermore, in accordance with the advance notice provisions set forth in the Company’s Bylaws, in order for a stockholder proposal submitted outside of Rule 14a-8 or a director nomination submitted by a stockholder to be considered timely when an annual meeting is changed by more than 30 days from the anniversary of the prior annual meeting, it must be received no earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the public announcement of the meeting date. When the 2027 Annual Meeting date is determined, we will announce the deadlines for such proposals in an annual report on Form 10-K, a quarterly report on Form 10-Q or in a current report on Form 8-K.
In addition to satisfying the foregoing requirements under the Company’s Bylaws when an annual meeting is changed by more than 30 days from the anniversary of the prior annual meeting, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the public announcement of the meeting date. When the 2027 Annual Meeting date is determined, we will announce the deadlines for such notices in an annual report on Form 10-K, a quarterly report on Form 10-Q or in a current report on Form 8-K.
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AVAILABILITY OF REPORT ON FORM 10-K

Upon your written request, we will provide to you a complimentary copy of our 2025 Annual Report on Form 10-K (without exhibits) as filed with the SEC. We will provide you a copy of the exhibits to our 2025 Annual Report on Form 10-K upon payment of our reasonable duplicating and shipping expenses. Your request should be mailed to AMC’s offices, addressed as follows: AMC Entertainment Holdings, Inc., Attention: Investor Relations, One AMC Way, 11500 Ash Street, Leawood, KS 66211. A free copy of the Form 10-K may also be obtained at the Internet web site maintained by the SEC at www.sec.gov and by visiting our Internet web site at www.amctheatres.com and clicking on “Investor Relations,” then on “Financial Performance.”
By Order of the Board of Directors,
One AMC Way, 11500 Ash Street
Leawood, KS 66211
Senior Vice President, General Counsel and Secretary
August 10, 2026
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APPENDIX A
ADJUSTED EBITDA AND FREE CASH FLOW CALCULATIONS

Reconciliation of Adjusted EBITDA(1): (dollars in millions) (unaudited)	Year Ended December 31, 2025
Net loss	$(632.4)
Plus:
Income tax provision	4.5
Interest expense	530.2
Depreciation and amortization	313.4
Impairment of long-lived assets(2)	43.5
Certain operating expense(3)	14.6
Equity in earnings of non-consolidated entities(4)	(6.8)
Attributable EBITDA(5)	2.3
Investment income(6)	(32.1)
Other expense(7)	129.8
Merger, acquisition, and other costs(8)	3.6
Stock-based compensation expense(9)	16.9
Adjusted EBITDA(1)	$387.5

(1)
We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in international markets. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is a non-U.S. GAAP financial measure commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance (as determined in accordance with U.S. GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and estimate our value. Our definition of Adjusted EBITDA and adjustments made to net earnings (loss) to calculate it are broadly consistent with how Adjusted EBITDA is defined and calculated in the Company’s debt indentures.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA:
•
does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•
does not reflect changes in, or cash requirements for, our working capital needs;

•
does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•
excludes income tax payments that represent a reduction in cash available to us; and

•
does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

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(2)
During the year ended December 31, 2025, we recorded non-cash impairment charges related to our long-lived assets of $28.0 million on 47 theatres in the U.S. markets with 560 screens which were related to property, net and operating lease right-of-use assets, net and $15.5 million on 20 theatres in the international markets with 159 screens which were related to property, net and operating lease right-of-use assets, net.

(3)
Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens, including the related accretion of interest, disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature or related to theatres that are not open.

(4)
Equity in earnings of non-consolidated entities during the year ended December 31, 2025, primarily consisted of equity in earnings from AC JV, LLC (“AC JV”) of $(4.8) million.

(5)
Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain international markets. See below for a reconciliation of our equity in earnings of non-consolidated entities to attributable EBITDA. Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments.

Reconciliation of Attributable EBITDA (dollars in millions) (unaudited)	Year Ended December 31, 2025
Equity in (earnings) of non-consolidated entities	$(6.8)
Less:
Equity in (earnings) of non-consolidated entities excluding international theatre joint ventures	(5.7)
Equity in earnings of international theatre joint ventures	1.1
Income tax provision	0.1
Investment income	(0.5)
Interest expense	0.2
Depreciation and amortization	1.4
Attributable EBITDA	$2.3

(6)
Investment income during the year ended December 31, 2025 includes interest income of $(8.0) million and realized and unrealized gains on our investments in Hycroft Mining Holding Corporation of $(34.4) million, partially offset by impairment of an equity security without a readily determinable fair value of $10.3 million.

(7)
Other expense during the year ended December 31, 2025 includes net losses on debt extinguishments of $196.0 million, an increase in the fair value of the bifurcated embedded derivative in the Senior Secured Exchangeable Notes due 2030 of $19.3 million, and term loan modification third party fees of $3.1 million, partially offset by a decrease in the fair value of the bifurcated embedded derivative in the 6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030 of $(56.7) million, foreign currency transaction gains of $(28.1) million, and shareholder litigation recoveries of $(3.8) million.

(8)
Merger, acquisition and other costs are excluded as they are non-operating in nature.

(9)
Non-cash expense included in general and administrative: other.

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Reconciliation of Free Cash Flow(1) (dollars in millions) (unaudited)	Year Ended December 31, 2025
Net cash used in operating activities	$(119.8)
Plus: total capital expenditures	(246.1)
Free cash flow(1)	$(365.9)
Reconciliation of Capital Expenditures:
Capital expenditures
Growth capital expenditures(2)	$93.2
Maintenance capital expenditures(3)	151.4
Change in construction payables(4)	1.5
Total capital expenditures	$246.1

(1)
“Free Cash Flow” is used herein solely as a performance measure for our EIP. See “Compensation Discussion and Analysis-Equity-Based Compensation Program”. The term Free Cash Flow may differ from similar measures reported by other companies.

(2)
Growth capital expenditures are investments that enhance the guest experience and grow revenues and profits and include initiatives such as theatre remodels, acquisitions, newly built theatres, premium large formats, enhanced food and beverage offerings and service models and technology that enable efficiencies and additional revenue opportunities.

(3)
Maintenance capital expenditures are amounts required to keep our existing theatres in compliance with regulatory requirements and in a sustainable good operating condition, including expenditures for repair of HVAC, sight and sound systems, compliance with ADA requirements and technology upgrades of existing systems.

(4)
Change in construction payables are changes in amounts accrued for capital expenditures that fluctuate significantly from period to period based on the timing of actual payments.

A-3

APPENDIX B
FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AMC ENTERTAINMENT HOLDINGS, INC.
AMC Entertainment Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter, the “Corporation”), hereby certifies as follows
FIRST:   The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 6, 2007.
SECOND:   This Fifth Amended and Restated Certificate of Incorporation has been duly adopted by the board of directors of the Corporation (the “Board of Directors”) and by the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and amends and restates the provisions of the Fourth Amended and Restated Certificate of Incorporation of the Corporation.
THIRD:   The text of the Fourth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:
ARTICLE I
NAME
The name of the Corporation is AMC Entertainment Holdings, Inc (the “Corporation”).
ARTICLE II
REGISTERED OFFICE
The address of the Corporation’s registered office in the State of Delaware is to be located at 1521 Concord Pike, Suite 201, Wilmington, New Castle County, Delaware 19803 and the name of its registered agent at such address is Corporate Creations Network Inc.
ARTICLE III
PURPOSE
The purpose or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the “DGCL”).
ARTICLE IV
CAPITAL STOCK
A.   The total number of shares of capital stock that the Corporation has authority to issue is 1,150,000,000 shares, consisting of (i) 1,100,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”) and (ii) 50,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).
B.   Except as otherwise provided by law or as set forth herein, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.
C.   The Board of Directors is hereby expressly authorized, by resolution or resolutions, to establish, out of the unissued shares of Preferred Stock, one or more series of Preferred Stock and to determine, with respect to each such series,
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the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
D.   The number of authorized shares of any of the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.
E.   Each holder of record of Class A Common Stock shall have one vote for each share of Class A Common Stock that is outstanding in his, her or its name on the books of the Corporation and which is entitled to vote.
F.   In the election of directors, stockholders shall be entitled to cast for any one candidate no greater number of votes than the number of shares held by such stockholder; no stockholder shall be entitled to cumulate votes on behalf of any candidate. Except as otherwise required by law, holders of record of Common Stock shall not be entitled to vote on any amendment to this Fifth Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Fifth Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.
G.   Subject to applicable law and rights, if any, of the holders of any outstanding shares of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.
H.   Upon the liquidation, dissolution, distribution of assets or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders in proportion to the number of shares held by them.
ARTICLE V
BOARD OF DIRECTORS
The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:
A.   Subject to the rights of the holders of any class or series of Preferred Stock to elect directors, at each annual meeting of stockholders of the Corporation commencing with the annual meeting of stockholders to be held in 2026, all directors shall be elected for a one-year term, expiring at the next succeeding annual meeting of stockholders, by such stockholders having the right to vote on such election. The term of each director serving as of the date of the 2026 annual meeting of stockholders shall expire at such annual meeting of stockholders, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting. Each director shall serve until the director’s term expires in accordance with the foregoing provisions or until the director’s prior death, resignation, disqualification or removal from office; provided that each director shall serve notwithstanding the expiration of the director’s term until the director’s successor shall be duly elected and qualified.
B.   Subject to any special rights of any holders of any class or series of Preferred Stock to elect directors, the number of directors of the Corporation shall be as fixed from time to time in accordance with the bylaws of the Corporation.
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C.   Subject to this Article V, the election of directors may be conducted in any manner approved by the officer of the Corporation presiding at a meeting of the stockholders or the directors, as the case may be, at the time when the election is held and need not be by written ballot.
D.   Any or all directors of the Corporation (other than the directors, if any, elected by the holders of any series of Preferred Stock, voting separately as one or more series, as the case may be) may be removed at any time either with or without cause by the affirmative vote of holders of at least a majority of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting as a single class.
E.   Subject to any rights of the holders of shares of any class or series of Preferred Stock, if any, to elect additional directors under specified circumstances, any vacancy in the Board of Directors that results from an increase in the number of directors, from the death, disability, resignation, disqualification, removal of any director or from any other cause shall be filled solely by a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director.
F.   All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Fifth Amended and Restated Certificate of Incorporation or by the bylaws of the Corporation) shall be vested in and exercised by the Board of Directors.
ARTICLE VI
ACTION BY SHAREHOLDERS
The books of the Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the bylaws of the Corporation. Meetings of stockholders may be held within or outside the state of Delaware, as the bylaws of the Corporation may provide.
ARTICLE VII
DGCL SECTION 203
The Corporation shall not be governed by Section 203 of the DGCL (“Section 203”), and the restrictions contained in Section 203 shall not apply to the Corporation.
ARTICLE VIII
CORPORATE OPPORTUNITIES
To the fullest extent permitted by Section 122(17) of the DGCL and except as may be otherwise expressly agreed in writing by the Corporation and Wanda, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to Wanda or any of its respective officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than the Corporation and its subsidiaries), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and no such person shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. Any person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII. Neither the alteration, amendment or repeal of this Article VIII nor the adoption of any provision of this Fifth Amended and Restated Certificate of Incorporation inconsistent with this Article VIII shall eliminate or reduce the effect of this Article VIII in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such alteration, amendment, repeal or adoption.
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ARTICLE IX
INDEMNIFICATION; LIMITATION OF LIABILITY
A.   The personal liability of the directors for monetary damages for breach of fiduciary duty as a director of the Corporation is hereby eliminated to the fullest extent permitted by the DGCL Any repeal or modification of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification,
B.   Each person who was or is a party or is made a party, threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (any such person, an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or representative or in any other capacity while serving as a director, officer or representative, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974, as amended, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors, and administrators. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, if the DGCL requires, the payment of such expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified under this Article IX or otherwise. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article IX shall be on the Corporation. The Corporation may, by action of the Board, provide indemnification to employees and/or agents with the same scope and effect as the foregoing indemnification of directors and officers. Notwithstanding anything to the contrary in this Article IX and except as provided in paragraph (C) of this Article IX with respect to Proceedings to enforce rights to indemnification, the Corporation shall not be required to indemnify any Indemnitee against expenses incurred in connection with a Proceeding (or part thereof) initiated by such Indemnitee unless the initiation of the Proceeding (or part thereof) was approved by the Board of Directors.
C.   If a claim under this Article IX is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful, in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the undertaking, if any is required, has been tendered to the Corporation) that the Indemnitee has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee had not met the applicable standard of conduct.
D.   Any amendment, alteration or repeal of this Article IX that adversely affects any right of an Indemnitee or his or her successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
E.   The rights conferred by this Article IX shall not be exclusive of any other right which such Indemnitees may have or hereafter acquire under any statute, provision, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
B-4

F.   The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, or representative against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify him against such expense, liability or loss under the DGCL.
ARTICLE X
DEFINITIONS
For purposes of this Fifth Amended and Restated Certificate of Incorporation:
A.   “affiliate” has the same meaning given to that term under Rule 12b-2 promulgated under the Exchange Act.
B.   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
C.   “Wanda” means Dalian Wanda Group Co., Ltd, company organized under the laws of the People’s Republic of China.
B-5

ARTICLE XI
AMENDMENT
A.   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Fifth Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation.
B.   In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the bylaws of the Corporation.
IN WITNESS WHEREOF, the undersigned has caused this Fifth Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer of the Corporation, this    day of September 2026.
AMC ENTERTAINMENT HOLDINGS, INC.
By:

Name:
Title:
B-6

APPENDIX C
PROPOSED STOCKHOLDER WRITTEN CONSENT BYLAWS

Section 10.   Action by Consent.
(a)   Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery (i) to its registered office in Delaware, its principal place of business, (ii) to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded or (iii) to an information processing system, if any, designated by the Corporation for receiving such consents. Delivery of consents shall be by hand or by certified or registered mail, return receipt requested. Any such consent delivered to an information processing system designated by the Corporation for receiving consents must set forth or be delivered with information that enables the Corporation to determine the date of delivery of such consent and the identity of the person giving such consent, and if such consent is given by a person authorized to act for a stockholder as a proxy, such consent must comply with the applicable provisions of Section 212 of the DGCL. Any such consent given by electronic transmission shall be deemed delivered as provided by the DGCL. Any action taken pursuant to such consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.
(b)   In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 10(b)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 10(b) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 10(b), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
(c)   In the event of the delivery, in the manner provided by this Section 10 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 10 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 10(c) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(d)   No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the first date a written consent is received in accordance with this Section 10, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 10 and applicable law, and not revoked.
C-1

APPENDIX D
PROPOSED STOCKHOLDER SPECIAL MEETING BYLAWS

Section 2.   Special Meetings.
(a)   Special meetings of stockholders may be called at any time but only by the Board of Directors or, in accordance with Section 2(b), by the Secretary of the Corporation. Unless otherwise provided by law, notice of all special meetings of the stockholders, stating the time, date, place, if any, and the purposes thereof shall be given to each stockholder entitled to vote thereat not more than sixty (60) days or less than ten (10) days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice for such meeting. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation. The Corporation may postpone, reschedule, or cancel any special meeting of stockholders previously scheduled by the Board of Directors.
(b)   A special meeting of stockholders shall be called by the Secretary upon written request (a “Special Meeting Request”) of one or more record holders of shares of stock of the Corporation representing not less than twenty percent (20%) of the voting power of all outstanding shares of stock of the Corporation (the “Requisite Percentage”) who have complied in full with the requirements set forth in this Section 2(b).
(i)   A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the Corporation. A Special Meeting Request shall be valid only if it is signed and dated by each stockholder or such stockholder’s duly authorized agent of record submitting the Special Meeting Request, (each, a “Requesting Stockholder”) collectively representing the Requisite Percentage, and includes (A) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (B) as to any director nominations proposed to be presented at the special meeting and any matter (other than a director nomination) proposed to be conducted at the special meeting and as to each Requesting Stockholder, the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination pursuant to Section 1 (including any nominee’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected and a completed and signed representation and agreement as required by Section 1 of these Bylaws) and/or a stockholder’s notice of business proposed to be brought before a meeting pursuant to Section 1, as applicable; (C) a representation that each Requesting Stockholder, or one or more qualified representatives as defined in Section 1, of each such stockholder, intends to appear in person or by proxy at the special meeting to present the nomination(s) or business to be brought before the special meeting; (D) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any disposition prior to the record date for the special meeting of shares of the Corporation owned beneficially or of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; and (E) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary. In addition, the Requesting Stockholders shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting and a date that is fifteen (15) days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days following the later of the record date for the meeting or the date notice of the record date is first publicly disclosed in the case of the update and supplement required to be made as of the record date and not later than fifteen (15) days prior to the date of the special meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of fifteen (15) days prior to the special meeting or any adjournment or postponement thereof and (y) promptly provide any other information reasonably requested by the Corporation.
(ii)   A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (A) the Special Meeting Request does not comply with this Section 2(b); (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board of Directors); (C) the Special Meeting Request is delivered during the period commencing
D-1

one-hundred and twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) thirty (30) days after the first anniversary of the date of the previous annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than twelve (12) months before the Special Meeting Request is delivered; (E) a Similar Item was presented at an annual or special meeting of stockholders held not more than one-hundred and twenty (120) days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (F) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within one-hundred and twenty (120) days of the receipt by the Corporation of a Special Meeting Request; or (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.
(iii)   Special meetings of stockholders called pursuant to this Section 2(b) shall be held at such place, if any, on such date, and at such time as the Board of Directors shall fix; provided, however, that the special meeting shall not be held more than one-hundred and twenty (120) days after receipt by the Corporation of a valid Special Meeting Request.
(iv)   The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the special meeting. If, at any point after sixty (60) days following the date the first Special Meeting Request is delivered to the Corporation, the unrevoked requests from Requesting Stockholders (whether by specific written revocation or deemed revocation pursuant to clause (D) of Section 2(b)(i)), represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.
(v)   In determining whether a special meeting of stockholders has been requested by the Requesting Stockholders representing in the aggregate at the least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the election or removal of directors, changing the size of the Board of Directors and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant Stockholder Meeting Request), and (B) such Special Meeting Requests have been dated and delivered to the Secretary of the Corporation within sixty (60) days of the earliest dated Special Meeting Request.
(vi)   If none of the Requesting Stockholders appear or send a qualified representative to present the nomination or the business to be presented for consideration specified in the Special Meeting Request, the Corporation need not present such nomination or business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
(vii)   Business transacted at any special meeting called pursuant to this Section 2(b) shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percentage of record holders and (B) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the special meeting.
D-2

APPENDIX E
AMENDMENT TO 2024 EQUITY INCENTIVE PLAN

FIRST AMENDMENT
TO THE
AMC ENTERTAINMENT HOLDINGS, INC.
2024 EQUITY INCENTIVE PLAN
THIS FIRST AMENDMENT (this “Amendment”) is approved as of September 24, 2026, for the purpose of amending that certain AMC Entertainment Holdings, Inc. (the “Company”) 2024 Equity Incentive Plan (the “Plan”), adopted as of June 5, 2024. Capitalized terms used in this Amendment shall have the same meanings given to them in the Plan unless otherwise indicated.
1.   Amendment.
(a)   Section 2.1 of the Plan is hereby amended to read in its entirety as follows:
“2.1
Subject to adjustment in accordance with Section 11, no more than 50,000,000 shares of Common Stock shall be available for the grant of Awards under the Plan (the “Total Share Reserve”).”

2.   Miscellaneous.
(a)   Except as amended hereby, the Plan remains in full force and effect.
E-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on September 23, 2026. Online Go to www.envisionreports.com/AMC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/AMC T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.T 1.To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to declassify our Board of Directors, shorten all existing terms of directors to expire at the Annual Meeting, and remove restrictions on the number of directors. 2(a).If Proposal No. 1 is approved, to elect to our Board of Directors the following nominees for terms expiring at the 2027 Annual Meeting: ForAgainst Abstain 01- Mr. Adam M. Aron ForWithhold 02- Ms. Denise M. Clark For Withhold 03- Mr. Marcus Glover For Withhold 04- Ms. Sonia Jain 07 - Mr. Gary F. Locke 10 - Mr. Adam J. Sussman 05- Mr. Howard W. “Hawk” Koch, Jr. 08 - Ms. Keri S. Putnam 06- Mr. Philip Lader 09 – Dr. Anthony J. Saich 2(b).If Proposal No. 1 is not approved, to elect to our Board of Directors the following nominees for terms expiring at the 2029 Annual Meeting: 01- Ms. Denise M. Clark ForWithhold 02- Ms. Sonia Jain For Withhold 03- Ms. Keri S. Putnam For Withhold 3.To approve an amendment to our Certificate of Incorporation to eliminate the prohibition against stockholders acting by written consent. ForAgainst AbstainForAgainst Abstain 4.To approve an amendment to our Certificate of Incorporation to remove the limitation on stockholders’ ability to call special meetings. 1 U P X

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AMC 2026 Annual Meeting of Stockholders AMC Theatre Support Center, located at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 Proxy Solicited by Board of Directors for Annual Meeting — September 24, 2026 Edwin Gladbach, John Merriwether, or any of them, each with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of AMC Entertainment Holdings, Inc. to be held on September 24, 2026 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR Proposal 1, FOR each Director Nominee in Proposal 2(a) or 2(b), FOR Proposals 3, 4, 5, 6, 7, and 9, and for 1 YEAR on Proposal 8. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side and below.). Proxy — AMC Entertainment Holdings, Inc. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. Comments — Please print your comments below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. Date and sign below. 7. To conduct a non-binding advisory vote to approve the compensation of named executive officers. 6. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026. For Against Abstain For Against Abstain For Against Abstain 8. To conduct a non-binding advisory vote on the frequency of the non-binding advisory vote to approve the compensation of named executive officers. 1 YR 2 YRS 3 YRS Abstain 9. To approve one or more adjournments of the Annual Meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes to adopt the foregoing proposals. For Against Abstain 5. To approve an amendment to our 2024 Equity Incentive Plan (the “2024 EIP”) to increase the total number of shares of Class A Common Stock subject to the 2024 EIP from 25,000,000 shares to 50,000,000 shares. Important notice regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on September 24, 2026: You can view the 2025 Annual Report to Stockholders and the 2026 Proxy Statement on the Internet at: www.envisionreports.com/amc without charge. 2026 Annual Meeting Admission Ticket 2026 Annual Meeting of AMC Entertainment Holdings, Inc. Stockholders Thursday, September 24, 2026, 1:00 p.m. Central Time AMC Theatre Support Center, located at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 Upon arrival, please present this admission ticket and photo identification at the registration desk.